                                                                     EX-10.(a)

                                CREDIT AGREEMENT,

                           dated as of March 18, 1998,

                                  by and among

                          ROBOTIC VISION SYSTEMS, INC.,

                            THE LENDERS PARTY HERETO,

                                       AND

                  THE BANK OF NEW YORK, AS ADMINISTRATIVE AGENT

                           BNY CAPITAL MARKETS, INC.,
                                   AS ARRANGER

                                TABLE OF CONTENTS

ARTICLE 1. DEFINITIONS AND RULES OF INTERPRETATION ....................   1
  1.1. Definitions ....................................................   1
  1.2. Accounting Terms ...............................................  19
  1.3. Rules of Interpretation ........................................  19

ARTICLE 2. AMOUNT AND TERMS OF REVOLVING LOANS ........................  20
  2.1. Revolving Loans ................................................  20
  2.2. Procedure for Borrowing ........................................  20
  2.3. Termination and Reduction of Revolving
     Commitments ......................................................  22
  2.4. Prepayments of the Revolving Loans .............................  22
  2.5. Payments; Pro Rata Treatment and Sharing of
     Set-offs .........................................................  24

ARTICLE 3. INTEREST, FEES, YIELD PROTECTIONS, ETC .....................  25
  3.1. Interest Rate and Payment Dates ................................  25
  3.2. Fees ...........................................................  26
  3.3. Conversions ....................................................  27
  3.4. Concerning Interest Periods ....................................  28
  3.5. Funding Loss ...................................................  29
  3.6. Increased Costs; Illegality, etc. ..............................  29
  3.7. Taxes ..........................................................  31
  3.8. Changes of Lending Offices .....................................  32
  3.9. Records ........................................................  33

ARTICLE 4 REPRESENTATIONS AND WARRANTIES ..............................  33
  4.1. Organization and Power .........................................  33
  4.2. Authorization; Enforceability ..................................  33
  4.3. Approvals; No Conflicts ........................................  34
  4.4. Financial Condition; No Material Adverse Change ................  34
  4.5. Properties .....................................................  34
  4.6. Litigation .....................................................  35
  4.7. Environmental Matters ..........................................  35
  4.8. Compliance with Laws and Agreements; No Default ................  36
  4.9. Investment Companies and other Regulated
     Entities .........................................................  36
  4.10. Federal Reserve Regulations ...................................  36
  4.11. ERISA .........................................................  36
  4.12. Taxes .........................................................  37
  4.13. Subsidiaries ..................................................  37
  4.14. Absence of Certain Restrictions ...............................  37
  4.15. Labor Relations ...............................................  37
  4.16. Insurance .....................................................  37
  4.17. No Misrepresentation ..........................................  38

ARTICLE 5. CONDITIONS PRECEDENT TO THE INITIAL REVOLVING
       LOANS ..........................................................  38
  5.1. Evidence of Action .............................................  38
  5.2. This Agreement .................................................  39

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

  5.3. Notes ..........................................................  39
  5.4. Opinion of Counsel to the Loan Parties .........................  39
  5.5. Terminating Bank Debt ..........................................  39
  5.6. Security Documents, Search Reports, etc ........................  39
  5.7. Financial Officer's Certificate ................................  40
  5.8. Approvals ......................................................  40
  5.9. Property, Public Liability and Other Insurance .................  41
  5.10. Fees and Expenses .............................................  41
  5.11. Other Documents ...............................................  41

ARTICLE 6. CONDITIONS PRECEDENT TO EACH REVOLVING LOAN ................  41
  6.1. Compliance .....................................................  41
  6.2. Borrowing Request ..............................................  42
  6.3. Law ............................................................  42

ARTICLE 7. AFFIRMATIVE COVENANTS ......................................  42
  7.1. Financial Statements and Information ...........................  42
  7.2. Notice of Material Events ......................................  44
  7.3. Existence; Conduct of Business .................................  45
  7.4. Payment of Obligations .........................................  45
  7.5. Maintenance of Properties ......................................  45
  7.6. Insurance ......................................................  45
  7.7. Books and Records: Inspection Rights ...........................  45
  7.8. Compliance with Laws ...........................................  46
  7.9. Additional Subsidiaries ........................................  46
  7.10. Additional Collateral .........................................  47

ARTICLE 8. NEGATIVE COVENANTS .........................................  47
  8.1. Indebtedness ...................................................  47
  8.2. Negative Pledge ................................................  49
  8.3. Fundamental Changes ............................................  50
  8.4. Investments, Loans, Advances and Guarantees ....................  51
  8.5. Acquisitions ...................................................  51
  8.6. Dispositions ...................................................  52
  8.7. Restricted Payments ............................................  53
  8.8. Hedging Agreements .............................................  53
  8.9. Sale and Lease-Back Transactions ...............................  53
  8.10. Lines of Business .............................................  54
  8.11. Transactions with Affiliates ..................................  54
  8.12. Use of Proceeds ...............................................  54
  8.13. Restrictive Agreements ........................................  54
  8.14. Financial Covenants ...........................................  54

ARTICLE 9. DEFAULTS ...................................................  56
  9.1. Events of Default ..............................................  56
  9.2. Contract Remedies ..............................................  57

ARTICLE 10. THE ADMINISTRATIVE AGENT ..................................  59
  10.1. Appointment ...................................................  59
  10.2. Individual Capacity ...........................................  59
  10.3. Exculpatory Provisions ........................................  59
  10.4. Reliance by Administrative Agent ..............................  60

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

  10.5. Reliance by Administrative Agent ..............................  60
  10.6. Resignation; Successor Administrative Agent ...................  60
  10.7. Non-Reliance on Other Credit Parties ..........................  61

ARTICLE 11. OTHER PROVISIONS ..........................................  61
  11.1. Amendments and Waivers ........................................  61
  11.2. Notices .......................................................  62
  11.3. Survival ......................................................  63
  11.4. Expenses; Indemnity ...........................................  63
  11.5. Successors and Assigns ........................................  64
  11.6. Counterparts; Integration .....................................  65
  11.7. Severability ..................................................  66
  11.8. Judgment Currency .............................................  66
  11.9. International Banking Facilities ..............................  66
  11.10. Governing Law ................................................  67
  11.11. Jurisdiction; Service of Process .............................  67
  11.12. WAIVER OF TRIAL BY JURY ......................................  67


EXHIBITS

Exhibit A       Form of Note
Exhibit B       Form of Borrowing Request
Exhibit C       Form of Notice of Conversion
Exhibit D       Form of Compliance Certificate
Exhibit E       Form of Opinion of Counsel to the Borrower and its Subsidiaries
Exhibit F       Form of Intercompany Subordination Agreement
Exhibit G       Form of Assignment and Acceptance Agreement
Exhibit H       Form of Security Agreement
Exhibit I       Form of Subsidiary Guaranty
Exhibit J       List of Agent Payment Offices
Exhibit K       List of Borrower Payment Accounts
Exhibit L       Form of Intercompany Note

SCHEDULES

Schedule 4.6    List of Litigation
Schedule 4.7    Environmental Matters
Schedule 4.13   List of Subsidiaries; Capitalization
Schedule 4.16   List of Insurance
Schedule 8.1    List of Existing Indebtedness
Schedule 8.2    List of Existing Liens
Schedule 8.4    List of Existing Investments
Schedule 8.13   List of Restrictive Agreements

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      CREDIT AGREEMENT, dated as of March 18, 1998, by and among ROBOTIC VISION
SYSTEMS, INC., a Delaware corporation (the "Borrower"), the several banks and other parties from time to time parties hereto (the "Lenders") and THE BANK OF
NEW YORK ("BNY"), as administrative agent for each of the other Credit Parties hereto (in such capacity, the "Administrative Agent").

ARTICLE 1. DEFINITIONS AND RULES OF INTERPRETATION

      1.1. Definitions

            As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

            "ABR Advances" means the Dollar Loans (or any portions thereof), at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Alternate Base Rate.

            "Accountants" means Deloitte & Touche, LLP (or any successor thereto), or such other firm of certified public accountants of recognized national standing selected by the Borrower and reasonably satisfactory to the Administrative Agent.

            "Acquisition" has the meaning set forth in Section 8.5.

            "Additional Pledge Agreement" has the meaning set forth in Section
7.9.

            "Advance" means, as to any Dollar Loan, an ABR Advance or a Eurodollar Advance.

            "Affiliate" means as to any Person any other Person at the time directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 5% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

            "Agent Payment Office" means, with respect to all amounts owing (i) under the Loan Documents (other than in respect of Alternate Currency Loans), initially, the office, branch, affiliate, or correspondent bank of the Administrative Agent designated as its "Domestic Payment Office" in Exhibit J and, thereafter, such other office, branch, affiliate, or correspondent bank thereof as it may from time to time designate in writing as such to the Borrower and each Lender, and (ii) in respect of each Alternate Currency Loan, initially, the office, branch, affiliate, or correspondent bank of the Administrative Agent designated as its payment office for the applicable Alternate Currency in Exhibit J and, thereafter, such other office, branch, affiliate, or correspondent bank thereof as it may from time to time designate in writing as such to the Borrower and each Lender.

            "Aggregate Revolving Commitment" means, at any time, the sum at such time of the Revolving Commitments of all Lenders.



            "Aggregate Credit Exposure" means, at any time, the sum at such time of the outstanding principal amount of the Revolving Loans of all Lenders (determined, in the case of each Alternate Currency Loan, on the basis of the Dollar Equivalent thereof).

            "Agreement" means this Credit Agreement.

            "Alternate Base Rate" means on any date, a rate of interest per annum equal to the higher of (i) the Federal Funds Effective Rate in effect on such date plus 1/2 of 1 % or (ii) the Prime Rate in effect on such date.

            "Alternate Currency" means any Currency (other than Dollars).

            "Alternate Currency Equivalent" means, on any date of determination thereof, the amount, as determined by the Administrative Agent, of the relevant Alternate Currency which could be purchased with the amount of Dollars involved in such computation at the spot rate at which such Alternate Currency may be exchanged into Dollars as set forth on such date on Dow Jones Telerate page 262 (or any successor page) or, if such rate does not appear on such page, at the arithmetic mean of the respective spot exchange rates therefor notified to the Administrative Agent by BNY as of 11:00 a.m. (London time) on such date for delivery two Euro Business Days later.

            "Alternate Currency Euro Rate" means with respect to each Alternate Currency Loan, a rate of interest per annum, as determined by the Administrative Agent, obtained by dividing (and then rounding to the nearest 1/100 of 1% or, if there is no nearest 1/100 of 1%, then to the next higher 1/100 of 1%):

                  (a)(i) the rate per annum for deposits in the applicable Alternate Currency having a maturity most nearly comparable to the Interest Period in respect of such Alternate Currency Loan which appears on page 3740 or 3750, or any other applicable page with respect to such Alternate Currency, of the Dow Jones Telerate Screen (or any successor page) as of 11:00 a.m. London time on the date which is two Euro Business Days prior to the first day of such Interest Period, (ii) if such rate does not appear on page 3740 or 3750 of the Dow Jones Telerate Screen (or any successor page), the rate, as reported by BNY to the Administrative Agent, quoted by BNY at approximately 11:00 a.m. London time (or as soon thereafter as practicable) on the date which is two Euro Business Days prior to the first day of such Interest Period to leading banks in the interbank eurocurrency market as the rate at which BNY is offering deposits in such Alternate Currency in an amount approximately equal to BNY's Commitment Percentage of such Alternate Currency Loan and having a period to maturity approximately equal to such Interest Period, or (iii) to the extent required by
Section 3.6(d), the rate, as reported by BNY to the Administrative Agent, determined by BNY to be reflective of the all-in cost of funds to BNY of funding such Alternate Currency Loan in an amount approximately equal to its Commitment Percentage of such Alternate Currency Loan and having a period to maturity approximately equal to such Interest Period, by

                  (b) a number equal to 1.00 minus the aggregate of the then stated maximum rates during such Interest Period of all reserve requirements (including marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board and any other banking authority to which BNY and other major money center banks chartered under the laws of the United States or any State thereof are subject, in respect of eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) without benefit of credit for proration, exceptions or offsets which may be available from time to time to BNY.

            "Alternate Currency Loan" means each Revolving Loan made in an Alternate Currency.

            "Applicable Margin" means, with respect to Eurodollar Advances and Alternate Currency Loans, (i) at all times when the Leverage Ratio is greater than or equal to 1.00:1.00, 1.00%, and (ii) at all times when the Leverage Ratio is less than 1.00:1.00, 0.75%. Changes in the Applicable Margin resulting from a change in the Leverage Ratio shall be based upon the Compliance Certificate most recently delivered pursuant to Section 7.1(c) and shall become effective on the date such Compliance Certificate is delivered to the Administrative Agent and the Lenders. Notwithstanding anything to the contrary contained in this definition, (i) if, at any time and from time to time, the Borrower shall be in Default of its obligations under Section 7.1(c), the Applicable Margin shall be 1.00% until such Default is cured, and (ii) subject to clause (i) of this sentence, during the period commencing on the Effective Date and ending on the date of delivery of a Compliance Certificate in respect of the fiscal quarter ending March 31, 1998 pursuant to Section 7.1(c), the Applicable Margin shall be based on the certificate delivered pursuant to Section 5.7.

            "Assignment and Acceptance Agreement" means an assignment and acceptance agreement substantially in the form of Exhibit G.

            "Available Intercompany Investment Amount" means, at any time, an amount equal to (a) $5,000,000, minus, (b) the sum of, without duplication, the following: (1) the outstanding principal balance of all Indebtedness of each Subsidiary which is not a Subsidiary Guarantor to the Borrower or any Subsidiary Guarantor, (2) the outstanding principal balance of all Indebtedness of Subsidiaries that are not Subsidiary Guarantors, to the extent that such Indebtedness is Guaranteed by the Borrower or any Subsidiary Guarantor, (3) the fair market value of all consideration paid by the Borrower or any Subsidiary Guarantor on or after the Effective Date to any Subsidiary other than a Subsidiary Guarantor in connection with any one or more of the following: (i) any merger between a Subsidiary that is not a Subsidiary Guarantor and a Subsidiary Guarantor, (ii) each investment by the Borrower or any Subsidiary Guarantor in the Capital Stock of or debt issued by any Subsidiary that is not a Subsidiary Guarantor, (iii) any purchase or acquisition between a Loan Party, as purchaser, and a Subsidiary that is not a Subsidiary Guarantor, as seller, (iv) sales, assignments, leases, transfers or other dispositions of any property or assets by any Loan Party to any Subsidiary that is not a Subsidiary Guarantor, and (v) any Restricted Payment made by a Loan Party to a Subsidiary which is not a Subsidiary Guarantor.

            "Available Other Investment Amount" means, at any time, an amount equal to (a) $10,000,000, minus, (b) the sum of, without duplication, the following: (1) the fair market value of all consideration paid by the Borrower or any Subsidiary on or after the Effective Date in connection with any one or more of the following: (i) any merger referred to in Section 8.3(d)(iii), and
(ii) any Acquisition referred to in Section 8.5.

            "BNY Debt Documents" means, collectively, the Credit and Security Agreement, dated as of June 27, 1997, by and between the Borrower and BNY, and all guaranties, security documents and other documents executed and delivered in connection therewith.

            "Board" means the Board of Governors of the Federal Reserve System of the United States.

            "Borrower Obligations" means, collectively, (i) all of the obligations and liabilities of the Borrower under the Loan Documents, and (ii) all of the obligations and liabilities of the Borrower under each Secured Hedging Agreement, in each case whether fixed, contingent, now existing or hereafter arising, created, assumed, incurred or acquired, and whether before or after the occurrence of any Event of Default under Section 9.1(h) or (i) and including any obligation or liability in respect of any breach of any representation or warranty and all post-petition interest and funding losses, whether or not allowed as a claim in any proceeding arising in connection with such an event.

            "Borrowing Date" means (i) any Business Day on which (i) the Lenders make ABR Advances or (ii) any Euro Business Day on which the Lenders make Eurodollar Advances or Alternate Currency Loans, as the case may be.

            "Borrowing Request" means a request for Revolving Loans substantially in the form of Exhibit B.

            "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks located in New York City are authorized or required by law or other governmental action to be closed.

            "Capital Expenditures" means, for any period, the sum of the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability) by the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP during such period for fixed or capital assets (excluding any capitalized interest and any such asset acquired in connection with normal replacement and maintenance programs properly charged to current operations and excluding any replacement assets acquired with the proceeds of insurance).

            "Capital Lease Obligations" means, with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, (a) which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP, or (b) which lease does not qualify as a Tax Operating Lease. For purposes of this definition, "Tax Operating Lease" means any "synthetic lease ", and any other lease (i) that is treated as a lease for purposes of the Code, and (ii) the lessor under which is treated as the owner of the assets subject to the lease for purposes of the Code.

            "Capital Stock" means, as to any Person, all shares, interests, partnership interests, limited liability company interests, participations, rights in or other equivalents (however designated) of such Person's equity (however designated) and any rights, warrants or options exchangeable for or convertible into such shares, interests, participations, rights or other equity.

            "Cash Equivalents" means Dollar denominated investments in (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in full support thereof) having maturities of not more than one year from the date of acquisition, (ii) time deposits, certificates of deposit and bankers acceptances of maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank having a combined capital surplus and undivided profits of not less than $100,000,000 and whose (or whose parent company's) unsecured non-credit supported short-term debt rating at the time of such acquisition is the highest credit rating obtainable from Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or any successor thereto ("S&P") and Moody's Investors Service, Inc. or any successor thereto ("Moody's") or, if rated by only one such rating agency, the highest credit rating obtainable from such rating agency, (iii) commercial paper maturing within 90 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's, (iv) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's, (v) normal business banking accounts, and
(vi) investments in money market funds substantially all the assets of which are comprised of securities of the types described in clauses (i) through (iv) above.

            "Change in Law" means (i) the adoption of any law, rule or regulation after the Effective Date, (ii) the issuance or promulgation after the Effective Date of any directive, guideline or request from any Governmental Authority (whether or not having the force of law), or (iii) any change after the Effective Date in the interpretation of any existing law, rule, regulation, directive, guideline or request by any Governmental Authority charged with the administration thereof.

            "Change of Control" means the occurrence of any of the following events:

                  (a) any person or group shall have become the beneficial owner of voting shares entitled to exercise more than 20% of the total voting power of all outstanding voting shares of the Borrower (including any voting shares which are not then outstanding of which such person or group is deemed the beneficial owner);

                  (b) a change in the composition of the Managing Person of the Borrower shall have occurred in which the individuals who constituted the Managing Person of the Borrower at the beginning of the two year period immediately preceding such change (together with any other director whose election by the Managing Person of the Borrower or whose nomination for election by the shareholders of the Borrower was approved by a vote of at least a majority of the members of such Managing Person then in office who either were members of such Managing Person at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Managing Person then in office; or

            (c) any similar circumstance which, under the documentation evidencing or governing any Indebtedness of the Borrower of $15,000,000 or more, results in an obligation of the Borrower to prepay, purchase, offer to purchase, redeem or defease such Indebtedness.

            For purposes of this definition, (i) the terms "person" and "group" shall have the respective meanings ascribed thereto in Sections 13(d) and 14(d)(2) of the Exchange Act, (ii) the term "beneficial owner" shall have the meaning ascribed thereto in Rule 13d-3 under the Exchange Act and (iii) the term "voting shares" shall mean all outstanding shares of any class or classes (however designated) of Capital Stock of the Borrower entitled to vote generally in the election of members of the Managing Person thereof.

            "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

            "Collateral" means any and all "Collateral", as defined in any Security Document.

            "Commitment Percentage" means, as of any date and with respect to each Lender, the percentage equal to a fraction (i) the numerator of which is the Revolving Commitment of such Lender on such date (or, if there are no Revolving Commitments on such date, on the last date upon which one or more Revolving Commitments were in effect), and (ii) the denominator of which is sum of the Revolving Commitments of all Lenders on such date (or, if there are no Revolving Commitments on such date, on the last date upon which one or more Revolving Commitments were in effect).

            "Commitment Period" means the period from the Effective Date until the Commitment Termination Date.

            "Commitment Termination Date" means the Business Day immediately preceding the Maturity Date.

            "Compliance Certificate" has the meaning set forth in Section
7.1(c).

            "Consolidated Adjusted EBITDA" means, for each period set forth below:

                  (i) as of the last day of the first fiscal quarter ending after the Vanguard Acquisition, the sum of (x) Consolidated EBITDA for the Rolling Period plus (y) Vanguard EBITDA for such fiscal quarter multiplied by 4;

                  (ii) as of the last day of the second fiscal quarter ending after the Vanguard Acquisition, the sum of (x) Consolidated EBITDA for the Rolling Period plus (y) Vanguard EBITDA two fiscal quarters multiplied by 2;

                  (iii) as of the last day of the third fiscal quarter ending after the Vanguard Acquisition, the sum of (x) Consolidated EBITDA for the Rolling Period plus (y) Vanguard EBITDA for such three fiscal quarters multiplied by 1.3333; and

                  (iv) as of the last day of the fourth fiscal quarter ending after the Vanguard Acquisition, and the last day of each fiscal quarter thereafter, Consolidated EBITDA of the Borrower and the Subsidiaries for the Rolling Period.

            "Consolidated Current Assets" means, at any date of determination, all current assets of the Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, including cash, Cash Equivalents, accounts receivable (net of any allowances, discounts, returns uncollectible accounts), inventory (net of returned goods allowances and discounts), prepaid expenses (the benefit of which is expected to be received in one year or less) and any other assets that are reasonably expected to be realized in cash or sold or consumed within one year of the date of any computation.

            "Consolidated Current Liabilities" means, at any date of determination, the aggregate of all current liabilities of the Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, including, accounts payable, interest payable, wages and salaries payable, payroll taxes and employee withholdings payable, income tax payable, any other obligations whose liquidation is reasonably expected to require the use of Current Assets, or the creation of other Current Liabilities, within one year of such date and without duplication all Indebtedness under the Loan Documents (whether or not the same is payable within one year of such date).

            "Consolidated EBITDA" means, for any period, net income of the Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP for such period plus (i) the sum of, without duplication, each of the following of the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP, each to the extent utilized in determining net income for such period (a) interest expense, (b) provision for income taxes, (c) depreciation, amortization and other non-cash charges, and (d) extraordinary losses from sales, exchanges and other dispositions of property not in the ordinary course of business, minus (ii) the sum of, without duplication, each of the following with respect to the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP, to the extent utilized in determining such net income: (a) extraordinary gains from sales, exchanges and other dispositions of property not in the ordinary course of business, and (b) other non-recurring items. Notwithstanding the foregoing, for any period ending prior to the last day of the fourth fiscal quarter ending after the Vanguard Acquisition, Consolidated EBITDA shall be calculated as set forth above and by subtracting therefrom Vanguard EBITDA for such period.

            "Consolidated Tangible Net Worth" means, at any date of determination, the sum of all amounts which would be included under "stockholders' equity" or any analogous entry on a consolidated balance sheet of the Borrower and the Subsidiaries determined in accordance with GAAP as of such date minus the sum of all intangible assets of the Borrower and the Subsidiaries, including unamortized debt discount and expense, unamortized deferred charges (including new business acquisition costs and other charges), goodwill, patents, trademarks, service marks, trade names, copyrights, consignment inventory rights, organization or developmental expenses, capitalized software development costs, and net deferred taxes (if positive).

            "Consolidated Total Liabilities" means, at any date of determination, the sum of all amounts which would be included as a liability on a consolidated balance sheet of the Borrower and the Subsidiaries determined on a consolidated basis in accordance with GAAP on such date.

            "Consolidated Working Capital" means, at any date of determination, an amount equal to (i) the sum of cash, Cash Equivalents, accounts receivable and inventory of the Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP, minus (ii) Consolidated Current Liabilities.

            "Conversion Date" means any date on which (i) a Eurodollar Advance is converted to an ABR Advance or a new Eurodollar Advance, as the case may be,
(ii) an ABR Advance is converted to a Eurodollar Advance or (iii) an Alternate Currency Loan is converted to a new Alternate Currency Loan, as the case may be.

            "CoreStates Debt Documents" means, collectively, the Agreement, dated as of August 20, 1997, by and among Computer Identics Corporation, Computer Identics GmbH, Computer Identics Ltd., Computer Identics S.A., and CoreStates Bank, N.A., relating to an uncommitted multicurrency credit facility, and all guaranties, security documents and other documents executed and delivered in connection therewith.

            "Credit Exposure" means, with respect to any Lender as of any date, the outstanding principal amount of such Lender's Revolving Loans (determined, in the case of each Alternate Currency Loan, on the basis of the Dollar Equivalent thereof).

            "Credit Party" means the Administrative Agent or a Lender, as the case may be.

            "Currencies" means, collectively, Dollars, French Francs, German Marks and Pounds Sterling.

            "Customary Lien" means any of the following: (i) any Lien imposed by law for Taxes that are not yet due or are being contested in compliance with
Section 7.4, provided that enforcement of such Lien is stayed pending such contest; (ii) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 7.4, provided that enforcement of each such Lien is stayed pending such contest; (iii) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations; (iv) deposits and pledges to secure the performance of bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (v) judgment liens in respect of judgments that would not cause an Event of Default under Section 9.1(j); (vi) zoning ordinances, easements, rights of way, minor defects, irregularities, and other similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Subsidiary; and (vii) Liens created under the Loan Documents.

            "Default" means any event or condition which constitutes an Event of Default or which, with the giving of notice, the lapse of time, or any other condition, would, unless cured or waived, become an Event of Default.

            "Disposition" has the meaning set forth in Section 8.6.

            "Disqualified Stock" means any Capital Stock of any Person that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, provided, however, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require such Person to repurchase such Capital Stock upon the occurrence of certain events shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Borrower may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 8.7 of this Agreement.

            "Dollar Equivalent" means, on any date of determination thereof, the amount, as determined by the Administrative Agent, of Dollars which could be purchased with the amount of the relevant Alternate Currency involved in such computation at the spot rate at which Dollars may be exchanged into such Alternate Currency as set forth on such date on Dow Jones Telerate page 262 (or any successor page) or, if such rate does not appear on such page, at the spot exchange rate therefor notified to the Administrative Agent by BNY as of 11:00 a.m. (London time) on such date for delivery two Euro Business Days later.

            "Dollar Loan" each Revolving Loan made in Dollars.

            "Dollars" and "$" mean lawful currency of the United States of America.

            "Domestic Subsidiary" means any Subsidiary that is not a Foreign Subsidiary.

            "Effective Date" means March 18, 1998.

            "Eligible Institution" means (i) any commercial bank, trust company, banking association, insurance company, financial institution, mutual fund or pension fund acceptable to the Administrative Agent, (ii) any Lender or any Affiliate or Subsidiary thereof, or (ii) any commercial bank, trust company or banking association having undivided capital surplus and retained earnings exceeding $100,000,000.

            "Environmental Laws" has the meaning set forth in Section 4.7.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations issued thereunder, as from time to time in effect.

            "ERISA Affiliate" means any Person which is a member of any group of organizations within the meaning of Sections 414(b) or (c) of the Code (or, solely for purposes of potential liability under Section 302(c)(11) of ERISA and
Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, Sections 414(m) or (o) of the Code) of which the Borrower or any Subsidiary is a member.

            "ERISA Event" means (i) a "reportable event", as defined in Section 4043 of ERISA with respect to a Pension Plan (other than an event for which the 30-day notice period is waived), (ii) the existence with respect to any Pension Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (ii) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (iv) the incidence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Pension Plan; (vi) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Pension Plan or Pension Plans or to appoint a trustee to administer any Pension Plan; (vii) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Pension Plan or Multiemployer Plan; or
(viii) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "Euro Business Day" means, with respect to any Currency, any Business Day which is a day on which dealings in eurocurrencies and exchange between banks may be carried on in London, England and which is not a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close in the national jurisdiction in which the Agent Payment Office with respect to such Currency is located or, if there is no such Agent Payment Office, the national jurisdiction of which such Currency is the freely transferable lawful money.

            "Eurodollar Advances" means, collectively, the Dollar Loans (or any portions thereof), at such time as they (or such portions) are made and/or being maintained at a rate of interest based upon the Eurodollar Rate.

            "Eurodollar Rate" means, with respect each Eurodollar Advance, a rate of interest per annum, as determined by the Administrative Agent, obtained by dividing (and then rounding to the nearest 1/100 of 1% or, if there is no nearest 1/100 of 1%, then to the next higher 1/100 of 1%):

                  (a) the rate per annum for deposits having a maturity most nearly comparable to the Interest Period in respect of such Eurodollar Advance in Dollars which appears on page 3740 or 3750 of the Dow Jones Telerate Service (or any successor page thereof, or if such a rate does not appear on page 3740 or 3750 of the Dow Jones Telerate Service (or such successor page), on any recognized substitute for the Dow Jones Telerate Service providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period, or, if such rate does not appear on such page 3740 or 3750 (or on any such successor or substitute page, or any successor to or substitute for such Dow Jones Telerate Service) at such time for any reason, then the rate, as determined by the Administrative Agent, equal to the rate, as reported by BNY to the Administrative Agent, quoted by BNY to leading banks in the interbank eurodollar market as the rate at which BNY is offering dollar deposits in an amount approximately equal to its Commitment Percentage of such Eurodollar Advance and having a period to maturity approximately equal to the Interest Period applicable to such Eurodollar Advance, by

                  (b) a number equal to 1.00 minus the aggregate of the then stated maximum rates during such Interest Period of all reserve requirements (including marginal, emergency, supplemental and special reserves), expressed as a decimal, established by the Board and any other banking authority to which BNY and other major money center banks chartered under the laws of the United States or any State thereof are subject, in respect of eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D) without benefit of credit for proration, exceptions or offsets which may be available from time to time to BNY.

            "Event of Default" has the meaning set forth in Section 9.1.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

            "Excluded Tax" means as to any Person, a Tax imposed by one of the following jurisdictions or by any political subdivision or taxing authority thereof: (i) the United States, (ii) the jurisdiction in which such Person is organized, (iii) the jurisdiction in which such Person's principal office is located, (iv) in the case of each Credit Party, any jurisdiction in which such Credit Party is deemed to be doing business, (v) in the case of any Foreign Credit Party, any withholding tax that is imposed on amounts payable to such Foreign Credit Party at the time such Foreign Credit Party becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Credit Party's failure to comply with Section 3.7(d), except to the extent that such Foreign Credit Party (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 3.7; which Tax (a) is any income tax or franchise tax imposed on all or part of the net income or net profits of such Person or (b) represents interest, fees or penalties for payment of any such income tax or franchise tax.

            "Facility Fee" has the meaning set forth in Section 3.2(a).

            "Federal Funds Effective Rate" means, for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1 %) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and
(ii) if such rate is not so published for any day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day on such transactions received by BNY as determined by BNY and reported to the Administrative Agent.

            "Fees" has the meaning set forth in Section 2.5(a).

            "Financial Officer" means, as to any Person, the chief financial officer of such Person or such other officer as shall be satisfactory to the Administrative Agent.

            "Fixed Rate Loan" means any Eurodollar Advance or Alternate Currency Loan, as the case may be.

            "Foreign Credit Party" means any Credit Party that is organized under the laws of a jurisdiction other than that in which the Borrower is located.

            "Foreign Subsidiary" means any Subsidiary that is a "controlled foreign corporation" within the meaning of Section 957 of the Code.

            "French Francs" means freely transferable lawful money of France.

            "GAAP" means generally accepted accounting principles as in effect from time to time in the United States.

            "German Marks" means freely transferable lawful money of Germany.

            "Governmental Authority" means any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.

            "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or in effect guaranteeing any return on any investment made by another Person, or any Indebtedness, lease, dividend or other obligation (a "primary obligation ") of any other Person (a "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guarantor, direct or indirect (i) to purchase any primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of a primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the beneficiary of any primary obligation of the ability of a primary obligor to make payment of a primary obligation, (iv) otherwise to assure or hold harmless the beneficiary of a primary obligation against loss in respect thereof, and (v) in respect of the liabilities of any partnership in which a secondary obligor is a general partner, except to the extent that such liabilities of such partnership are nonrecourse to such secondary obligor and its separate property, provided, however, that the term "Guarantee" shall not include the endorsement of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee shall be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantor in good faith.

            "Hedging Agreement" means any interest rate swap, cap or collar arrangement or any other derivative product customarily offered by banks or other financial institutions to their customers in order to reduce the exposure of such customers to interest rate fluctuations.

            "Indebtedness" means, as to any Person, at a particular time, all items which constitute, without duplication, (i) indebtedness for borrowed money, (ii) indebtedness in respect of the deferred purchase price of property (other than trade payables incurred in the ordinary course of business), (iii) indebtedness evidenced by notes, bonds, debentures or similar instruments, (iv) obligations with respect to any conditional sale or title retention agreement,
(v) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer's payment thereof,
(vi) liabilities secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned by such Person (other than carriers', warehousemen's, mechanics', repairmen's or other like nonconsensual statutory Liens arising in the ordinary course of business), even though such Person has not assumed or otherwise become liable for the payment thereof, (vii) Capital Lease Obligations, (viii) all obligations of such Person in respect of Disqualified Stock and (ix) all Guarantees by such Person of Indebtedness of others. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

            "Indemnified Tax" means as to any Person, any Tax, except (i) an Excluded Tax imposed on such Person and (ii) any interest, fees or penalties for late payment thereof imposed on such Person.

            "Intellectual Property" means all patents, trademarks, tradenames, copyrights, trade secrets, confidential or proprietary technical and business information and other similar property and all licenses related thereto.

            "Intercompany Note" means a note in the form of Exhibit L.

            "Intercompany Subordination Agreement" means a subordination agreement substantially in the form of Exhibit F.

            "Interest Period" means, with respect to any Fixed Rate Loan requested by the Borrower, the period commencing on the Borrowing Date or Conversion Date, as the case may be, with respect to such Fixed Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrower in the applicable Borrowing Request or Notice of Conversion. Interest shall accrue from and including the first day of an Interest Period to, but excluding, the last day of such Interest Period.

            "Leverage Ratio" as of any date of determination, the ratio of (i) the aggregate Indebtedness as of such date of the Borrower and the Subsidiaries, determined on a consolidated basis in accordance with GAAP minus an amount (if positive) equal to (x) the sum of cash and Cash Equivalents of the Borrower and the Subsidiaries on such date minus $1,000,000 to (ii) Consolidated Adjusted EBITDA for the Rolling Period.

            "Lien" means any mortgage, pledge, hypothecation, assignment, deposit or preferential arrangement, encumbrance, lien (statutory or other), or other security agreement or security interest of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any capital or financing lease having substantially the same economic effect as any of the foregoing.

            "Line of Business" means, collectively, (i) the design, manufacture, marketing and sale of (x) automated one-dimensional, two-dimensional and three-dimensional machine vision-based products and systems for inspection, measurement and identification, including advanced electro-optical sensor technology and lighting systems, (y) ball grid array and chip scale packaging equipment and tape-and-reel component processing systems for the semiconductor and connector industries, and (z) data collection products, networks and linear and 2-D bar code reading systems, and (ii) any business reasonably similar, complimentary, ancillary or related thereto.

            "Loan Documents" means, collectively, this Agreement, the Notes, the Security Documents, the Intercompany Notes, each Secured Hedging Agreement and all other agreements, instruments and documents executed or delivered in connection herewith.

            "Loan Parties" means, collectively, the Borrower, each Subsidiary Guarantor and each other party (other than the Credit Parties) to a Loan Document.

            "Managing Person" means, with respect to any Person that is (i) a corporation, its board of directors, (ii) a limited liability company, its board of control, managing member or members, (iii) a limited partnership, its general partner, (iv) a general partnership or a limited liability partnership, its managing partner or executive committee or (v) any other Person, the managing body thereof or other Person analogous to the foregoing.

            "Margin Stock" has the meaning set forth in Regulation U.

            "Material Adverse" means, with respect to any change or effect, a material adverse change in, or effect on, as the case may be, (i) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and the Subsidiaries taken as a whole, (ii) the ability of the Borrower and the Subsidiary Guarantors, taken as a whole, to perform their obligations under the Loan Documents, (iii) the ability of the Administrative Agent and the Lenders to enforce the Loan Documents.

            "Material Foreign Subsidiary" means each Foreign Subsidiary as to which any of the following tests are or have at any time been met: (i) the Borrower's and the other Subsidiaries' investments in and advances to such Subsidiary is greater than or equal to 10% of the total assets of the Borrower and the Subsidiaries on a consolidated basis as of the last day of the most recently completed fiscal year of the Borrower, (ii) such Subsidiary's proportionate share of the total assets (after intercompany eliminations) of the Borrower and the Subsidiaries on a consolidated basis is greater than or equal to 10% of the total assets of the Borrower and the Subsidiaries on a consolidated basis as of the last day of the most recently completed fiscal year of the Company, or (iii) the income from continuing operations before income taxes, extraordinary items and the cumulative effect of a change in accounting principles of such Subsidiary is greater than or equal to 10% of such income of the Borrower and the Subsidiaries on a consolidated basis as of the last day of the most recently completed fiscal year of the Borrower.

            "Material Liabilities" means, on any date, with respect to the Borrower, any Subsidiary, any other Loan Party or any combination thereof: (i) Indebtedness (other than Indebtedness under the Loan Documents), (ii) the net termination obligations in respect of one or more Hedging Agreements (calculated as if such Hedging Agreements were terminated as of such date), and (iii) other liabilities, in each case specified in clauses (i), (ii) and (iii), whether as principal, guarantor, surety or other obligor, in an aggregate principal amount exceeding $1,000,000.

            "Maturity Date" means March 17, 2000, or such earlier date on which the Notes shall become due and payable, whether by acceleration or otherwise.

            "Multiemployer Plan" means a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

            "Net Cash Proceeds" means, with respect to any event, (a) the aggregate cash proceeds received by the Borrower and the Subsidiary Guarantors in respect of such event, including (i) cash received in respect of any other any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) reasonable fees and other out-of-pocket expenses paid by the Borrower and the Subsidiary Guarantors to third parties in connection therewith, (ii) any taxes paid or reasonably estimated to be payable by the Borrower and the Subsidiary Guarantors and the amount of any reserves established by the Borrower and the Subsidiary Guarantors to fund contingent liabilities reasonably estimated to be payable, in each case by no later than the 180th day succeeding such event and that are directly attributable to such event, and (iii) in the case of a Disposition of, or the casualty loss or condemnation or similar event with respect to, any asset, the amount of all repayments by the Borrower and the Subsidiary Guarantors of Indebtedness (other than Indebtedness under the Loan Documents) secured by such asset or otherwise subject to mandatory prepayment as a result of such event.

            "Note" means with respect to each Lender in respect of such Lender's Revolving Loans, a promissory note, substantially in the form of Exhibit A, payable to the order of such Lender, each such promissory note having been made by the Borrower and dated the Effective Date, including all replacements thereof and substitutions therefor.

            "Notice of Conversion" has the meaning set forth in Section 3.3(a).

            "Other Taxes" means any and all current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery, registration or enforcement of, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents or otherwise with respect to, the Loan Documents.

            "Organizational Documents" means as to any Person which is (i) a corporation, the certificate or articles of incorporation and by-laws of such Person, (ii) a limited liability company, the limited liability company agreement or similar agreement of such Person, (iii) a partnership, the partnership agreement or similar agreement of such Person, or (iv) any other form of entity or organization, the organizational documents analogous to the foregoing.

            "Outstanding Percentage" means, as of any date and with respect to each Lender, the percentage equal to a fraction (i) the numerator of which is the Revolving Commitment of such Lender on such date (or, if there are no Revolving Commitments on such date, the unpaid principal balance of such Lender's Revolving Loans on such date), and (ii) the denominator of which is the Aggregate Revolving Commitment on such date (or, if there are no Revolving Commitments on such date, the unpaid principal balance of the Revolving Loans of all Lenders on such date).

            "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.

            "Pension Plan" means, at any date of determination, any employee pension benefit plan (other than a Multiemployer Plan), the funding requirements of which (under Section 302 of ERISA or Section 412 of the Code) are, or at any time within the six years immediately preceding such date, were in whole or in part, the responsibility of the Borrower or any ERISA Affiliate.

            "Perfection Certificate" means a certificate in the form of Annex A to the Security Agreement or any other form approved by the Administrative Agent.

            "Permitted Liens" has the meaning set forth in Section 8.2.

            "Person" means a natural person, firm, partnership, limited liability company, joint venture, corporation, association, business enterprise, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of "ERISA Affiliate", a trade or business.

            "Pounds Sterling" means freely transferable lawful money of the United Kingdom.

            "Prime Rate" means the rate of interest per annum publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

            "Quick Ratio" shall mean, on any day, the ratio of (i) the sum of cash, Cash Equivalents and accounts receivable of the Borrower and the Subsidiaries to (ii) Consolidated Current Liabilities.

            "Refinancing Debt" has the meaning set forth in Section 8.1(g).

            "Refinancing Debt Documents" has the meaning set forth in Section 8.1(g).

            "Regulation D, G, T, U and X" mean Regulations D, G, T, U and X, respectively, of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Reinvestment Period" means the period beginning on the date that proceeds of casualty insurance or a condemnation award are received by the Borrower or any Subsidiary, as the case may be, and ending 180 days after the receipt of such proceeds.

            "Related Parties" means, with respect to any Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

            "Required Lenders" means, at any time, Lenders having unused Revolving Commitments and Credit Exposures greater than or equal to 66-2/3% of the sum of the unused Revolving Commitments and Aggregate Credit Exposure.

            "Restricted Payment" has the meaning set forth in Section 8.7.

            "Revolving Commitment" means, in respect of any Lender, the maximum amount of such Lender's Credit Exposure as set forth on the signature page of such Lender adjacent to the heading "Revolving Commitment" or in an Assignment and Acceptance Agreement or other document pursuant to which it became a Lender, as such amount may be adjusted from time to time in accordance herewith.

            "Revolving Loan" and "Revolving Loans" have the meaning set forth in
Section 2.1.

            "Rolling Period" shall mean, at any date, the four fiscal quarters ending on such date or, if such date is not the last day of a fiscal quarter, the immediately preceding four fiscal quarters.

            "SEC" means the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

            "Secured Hedging Agreement" means any Hedging Agreement entered into by the Borrower with a counterparty that was a Lender (or an Affiliate thereof) at the time such Hedging Agreement was entered into.

            "Secured Parties" has the meaning set forth in the Security
Agreement.

            "Security Agreement" means the Security Agreement, by and among the Loan Parties party thereto and the Administrative Agent, substantially in the form of Exhibit H.

            "Security Documents" means, collectively, (i) upon the execution and delivery thereof, the Security Agreement, the Intercompany Subordination Agreement and the Subsidiary Guarantee, (ii) each Additional Pledge Agreement; if any, executed and delivered pursuant to Section 7.9, and (iii) all other instruments and documents delivered pursuant to Section 7.9 or 7.10 to secure any of the Borrower Obligations.

            "Special Counsel" means Emmet, Marvin & Martin, LLP, as, or such other counsel selected by the Administrative Agent as, special counsel to the Administrative Agent hereunder.

            "Subsidiary" means, with respect to any Person (the "parent") at any date, any other Person (i) the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, (ii) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests or more than 50% of the profits or losses of which are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent. Unless otherwise qualified, all references to "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower.

            "Subsidiary Guarantor" means each Subsidiary party to the Subsidiary Guarantee.

            "Subsidiary Guarantee" means the Subsidiary Guarantee, by and among the Subsidiary Guarantors, the Borrower and the Administrative Agent, substantially in the form of Exhibit I.

            "Syndication Period" means the period commencing on the Effective Date and ending on the day which is three months after the Effective Date.

            "Tax" means any present or future tax, levy, impost, duty, charge, fee, deduction or withholding of any nature and whatever called, by a Governmental Authority, on whomsoever and wherever imposed, levied, collected, withheld or assessed.

            "Terminating Bank Debt" means, collectively, the Indebtedness of the Borrower under (i) the BNY Debt Documents and (ii) the CoreStates Debt Documents, including all outstanding principal, unpaid and accrued interest, unpaid and accrued fees and other unpaid sums thereunder.

            "Transactions" means, collectively, the transactions contemplated by the Loan Documents.

            "Unconsolidated Investment" means, as of any date, any investment made by the Borrower or any Subsidiary in any other Person that, pursuant to GAAP as in effect on such date, would not be consolidated with the Borrower for financial reporting purposes immediately after giving effect to such investment.

            "United States" means the United States of America.

            "Vanguard" means Vanguard Automation, Inc., a Delaware corporation and a Wholly Owned Subsidiary of the Borrower.

            "Vanguard Acquisition" means the acquisition by the Borrower of Vanguard by a merger of Vanguard with RVSI Southwest Acquisition Corp., a Wholly Owned Subsidiary of the Borrower, on or about December 9, 1997.

            "Vanguard EBITDA" means, for any period, net income of Vanguard, determined in accordance with GAAP for such period plus (i) the sum of, without duplication, each of the following of Vanguard determined in accordance with GAAP for such period (a) interest expense, (b) provision for income taxes, (c) depreciation, amortization and other non-cash charges, and (d) extraordinary losses from sales, exchanges and other dispositions of property not in the ordinary course of business, each to the extent utilized in determining such net income for such period, minus (ii) the sum of, without duplication, each of the following with respect to Vanguard determined in accordance with GAAP for such period, to the extent utilized in determining such net income: (a) extraordinary gains from sales, exchanges and other dispositions of property not in the ordinary course of business, and (b) other non-recurring items.

            "Vanguard Subordinated Note" means the Subordinated Non-Negotiable Promissory Note, dated June 27, 1997, made by Vanguard Automation, Inc., in favor of Southwestern Automation Systems, Inc., in the principal amount $2,000,000.

            "Vanguard Termination" has the meaning set forth in Section 2.1(b).

            "Wholly Owned" means, with respect to any Subsidiary of any Person, 100% of the outstanding Capital Stock of such Subsidiary is owned, directly or indirectly, by such Person.

            "Withdrawal Liability" means, with respect to any Person, liability of such Person to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

      1.2. Accounting Terms

            As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP. If any change in GAAP would affect the computation of any financial ratio or requirement set forth in this Agreement, the Credit Parties and the Borrower shall negotiate in good faith to amend such ratio or requirement to reflect such change in GAAP (subject to the approval of the Required Lenders), provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change and (ii) the Borrower shall provide to the Credit Parties financial statements and other documents required under this Agreement (or such other items as the Administrative Agent may reasonably request) setting forth a reconciliation between calculations of such ratio or requirement before and after giving effect to such change.

      1.3. Rules of Interpretation

            (a) Unless expressly provided in a Loan Document to the contrary,
(i) the words "hereof", "herein ", "hereto" and "hereunder" and similar words when used in each Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof, (ii) section, subsection, schedule and exhibit references contained therein shall refer to section, subsection, schedule and exhibit thereof or thereto, (iii) the words "include" and "including ", shall mean that the same shall be "included, without limitation ",
(iv) any definition of, or reference to, any agreement, instrument, certificate or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (v) any reference herein to any Person shall be construed to include such Person's successors and assigns, (vi) the words "asset" and "property" shall be construed to have the same meaning and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (vii) words in the singular number include the plural, and words used therein in the plural include the singular, (viii) any reference to a time shall refer to such time in New York, (ix) in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding ", and (x) references therein to a fiscal period shall refer to that fiscal period of the Borrower.

            (b) Article and Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof.

ARTICLE 2. AMOUNT AND TERMS OF REVOLVING LOANS

      2.1. Revolving Loans

            (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (each a "Revolving Loan" and, as the context may require, collectively with all other Revolving Loans of such Lender and with the Revolving Loans of all other Lenders, the "Revolving Loans") to the Borrower in the Currencies from time to time on any Business Day during the Commitment Period, provided, however that subject to subsection (b) below, immediately after giving effect thereto, (i) such Lender's Credit Exposure shall not exceed such Lender's Revolving Commitment, (ii) the Aggregate Credit Exposure shall not exceed the Aggregate Revolving Commitment, and (iii) if such Revolving Loan is an Alternate Currency Loan, the aggregate principal amount of all Alternate Currency Loans (in each case determined on the basis of the Dollar Equivalent thereof) shall not exceed $2,500,000. During the Commitment Period, the Borrower may borrow, prepay in whole or in part and reborrow under the Revolving Commitments, all in accordance with the terms and conditions of this Agreement. Subject to the provisions of Sections 2.2 and 3.3, at the option of the Borrower, Dollar Loans may be made as (A) one or more ABR Advances, (B) one or more Eurodollar Advances, or (C) a combination thereof. The outstanding principal amount of the Revolving Loans shall be due and payable on the Maturity Date.

            (b) Notwithstanding the foregoing provisions of subsection (a) above, if on or before June 15, 1998, the Vanguard Subordinated Note shall not have been paid in full or otherwise satisfied and discharged, all Liens securing the same shall not have been released, and the Administrative Agent shall not have received evidence satisfactory to it thereof, including the receipt of executed UCC-3 Termination Statements or other appropriate releases in form suitable for filing in the appropriate filing offices (collectively, the "Vanguard Termination"), then:

                  (i) for the period from June 15, 1998 through the earlier of the Vanguard Termination and September 14, 1998, the Borrower may not borrow under the Revolving Commitment to the extent that, after giving effect to any requested Revolving Loan, the Aggregate Credit Exposure would exceed an amount equal to the Aggregate Revolving Commitments minus $2,000,000; and

                  (ii) if the Vanguard Termination shall not have occurred on or before September 15, 1998, for the period from September 15, 1998 through the date of the Vanguard Termination, the Borrower may not borrow under the Revolving Commitments to the extent that, after giving effect to any requested Revolving Loan, the Aggregate Credit Exposure would exceed an amount equal to the Aggregate Revolving Commitment minus $5,000,000.

      2.2. Procedure for Borrowing

            (a) Borrowing Request. The Borrower may borrow under the Revolving Commitments on any Business Day or any Euro Business Day, as the case may be, during the Commitment Period, provided that the Borrower shall notify the Administrative Agent by the delivery of a Borrowing Request, which shall be sent by facsimile and shall be irrevocable (confirmed promptly by the delivery to the Administrative Agent of a Borrowing Request manually signed by the Borrower), no later than: 11:00 a.m. three Euro Business Days prior to the requested Borrowing Date, in the case of Eurodollar Advances,

11:00 a.m. four Euro Business Days prior to the requested Borrowing Date, in the case of Alternate Currency Loans, and 11:00 a.m. one Business Day prior to the requested Borrowing Date, in the case of ABR Advances, specifying (i) the requested Borrowing Date, (ii) whether such borrowing is to consist of one or more Eurodollar Advances, one or more Alternate Currency Loans, one or more ABR Advances, or a combination thereof, and the amount of each thereof (stated in the applicable Currency), and (iii) if the borrowing is to consist of one or more Eurodollar Advances or Alternate Currency Loans, the length of the Interest Period for each such Eurodollar Advance and Alternate Currency Loans. Notwithstanding anything to the contrary contained herein, (A) each Eurodollar Advance to be made on a Borrowing Date, when aggregated with all amounts to be converted to a Eurodollar Advance on such date and having the same Interest Period as such first Eurodollar Advance, shall equal no less than $1,000,000 or such amount plus a whole multiple of $500,000 in excess thereof, (B) each Alternate Currency Loan to be made on a Borrowing Date, when aggregated with all amounts to be converted to a Alternate Currency Loan on such date and having the same Interest Period, and being denominated in the same Currency, as such first Euro Advance shall not be less than an amount in such Currency having a Dollar Equivalent of approximately $500,000 or such amount plus an amount in such Currency having a Dollar Equivalent of a whole multiple of approximately $250,000 in excess thereof, and (C) each ABR Advance to be made on a Borrowing Date shall equal no less than $500,000 or such amount plus a whole multiple of $100,000 in excess thereof or, if less, the unused portion of the Aggregate Revolving Commitment.

            (b) Funding by Lenders. Upon receipt of each Borrowing Request, the Administrative Agent shall promptly notify each Lender thereof. Subject to its receipt of the notice referred to in the preceding sentence, each Lender will make the amount of its Commitment Percentage of the requested Revolving Loans available to the Administrative Agent for the account of the Borrower at the applicable Agent Payment Office in the applicable Currency not later than (i) 11:00 a.m. (local time in the city in which such Agent Payment Office is located), in the case of an Alternate Currency Loan, and (ii) 2:00 p.m. (New York City time), in the case of a Dollar Loan, in each case on the relevant Borrowing Date requested by the Borrower, in funds immediately available to the Administrative Agent at such Agent Payment Office. The amounts so made available to the Administrative Agent on such Borrowing Date will then, subject to the satisfaction of the terms and conditions of this Agreement, be made available on such Borrowing Date to the Borrower by the Administrative Agent at such Agent Payment Office, in such Currency, and in immediately available funds, no later than (A) 2:00 p.m. (local time in the city in which such Agent Payment Office is located), in the case of an Alternate Currency Loan, and (B) 3:30 p.m. (New York City time), in the case of a Dollar Loan.

            (c) Failure to Fund. Unless the Administrative Agent shall have received notice prior to a proposed Borrowing Date from a Lender (by telephone or otherwise, such notice to be promptly confirmed by facsimile or other writing) that such Lender will not make available to the Administrative Agent such Lender's share of the requested Revolving Loans, the Administrative Agent may assume that such Lender has made such share available to the Administrative Agent on the Borrowing Date in accordance with Section 2.2(b) and, in reliance upon such assumption, make available to the Borrower on such Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made such share available to the Administrative Agent, such Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower to the date such amount is paid to the Administrative Agent, at a rate per annum equal to, in the case of the Borrower, the interest rate otherwise applicable to such Revolving Loan, and, in the case of such Lender, at a rate of interest per annum equal to the greater of the Federal Funds Effective Rate (or, in the case of each Alternate Currency Loan, a rate determined by the Administrative Agent to be reflective of the all-in cost of funds to the Administrative Agent in funding such Alternate Currency Loan) and a rate determined by the Administrative Agent in accordance with banking industry rates on interbank compensation. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Revolving Loan as part of the relevant borrowing for purposes of this Agreement.

            (d) Borrower Accounts. Each Loan shall be made to the applicable payment account of the Borrower set forth in Exhibit K or such other account which the Borrower may from time to time specify by written notice to the Administrative Agent and the Lenders.

      2.3. Termination and Reduction of Revolving Commitments

            (a) Voluntary Termination or Reductions. The Borrower may, upon at least three Business Days' prior written notice to the Administrative Agent, (A) at any time when the Aggregate Credit Exposure shall be zero, terminate all of the Revolving Commitments, and (B) at any time and from time to time when the Aggregate Revolving Commitment shall exceed the Aggregate Credit Exposure (after giving effect to any contemporaneous payment of Revolving Loans and determined in the case of each outstanding Alternate Currency Loan, on the basis of the Dollar Equivalent thereof), permanently reduce the Aggregate Revolving Commitment by a sum not greater than the amount of such excess, provided, however, that each such partial reduction shall be in the amount of $2,500,000 or such amount plus a whole multiple of $500,000 in excess thereof.

            (b) Other Mandatory Reductions. The Aggregate Revolving Commitment shall be permanently reduced at the times and in the amounts required by Section 2.4(b).

            (c) Reductions in General. Each reduction of the Aggregate Revolving Commitment shall be made by reducing each Lender's Revolving Commitment by an amount equal to such Lender's Commitment Percentage of such reduction. Simultaneously with each reduction of the Aggregate Revolving Commitment, the Borrower shall pay the Facility Fee accrued on the amount by which the Aggregate Revolving Commitment has been reduced.

      2.4. Prepayments of the Revolving Loans

            (a) Voluntary Prepayments. The Borrower shall have the right at any time and from time to time to prepay all or a portion of the Revolving Loans without premium or penalty (but subject to Section 3.5), by delivering to the Administrative Agent an irrevocable written notice thereof at least one Business Day prior to the proposed prepayment date, in the case of ABR Advances, and at least three Euro Business Days prior to the proposed prepayment date, in the case of Eurodollar Advances or Alternate Currency Loans, specifying whether the Revolving Loans to be prepaid consist of ABR Advances, Eurodollar Advances, Alternate Currency Loans or a combination thereof, the amount to be prepaid stated in the applicable Currency and the date of prepayment, whereupon the amount specified in such notice shall be due and payable on the date specified. Upon receipt of such notice, the Administrative Agent shall promptly notify each Lender thereof. Each partial prepayment pursuant to this subsection (a) shall be in a minimum amount of $500,000 or such amount plus a whole multiple of $100,000 in excess thereof, provided, however, that after giving effect to any partial prepayment with respect to Eurodollar Advances or Alternate Currency Loans which were made (whether as the result of a borrowing, a conversion or a continuation) on the same date and which had the same Interest Period, the outstanding principal balance of such (i) Eurodollar Advances shall exceed (subject to Section 3.3) $1,000,000 or such amount plus a whole multiple of $500,000 and
(ii) Alternate Currency Loans shall exceed (subject to Section 3.3) $500,000 or such amount plus a whole multiple of $250,000.

            (b) Mandatory Prepayments and Commitment Reductions Relating to Dispositions, Insurance Proceeds, Casualty Events and the Proceeds of Debt Issuances. On or before each date set forth below, the Aggregate Revolving Commitment shall be permanently reduced and the Borrower shall prepay the aggregate unpaid principal amount of the Revolving Loans in the amounts set forth below and applicable to the date specified:

                  (i) by an amount equal to 100% of the Net Cash Proceeds with respect to any Disposition to the extent that the Net Cash Proceeds with respect to all such Dispositions received after the Effective Date exceeds $1,000,000;

                  (ii) on the last day of the Reinvestment Period in respect of the proceeds of casualty insurance or condemnation by an amount equal to such proceeds minus the amount thereof used during the Reinvestment Period to replace or repair any properties, provided that the Borrower or the applicable Subsidiary Guarantor shall have commenced the restoration or replacement process (including the making of appropriate filings and requests for approval) within 45 days after such casualty or after the receipt of any such condemnation proceeds, as the case may be, and diligently pursues the same through completion; and

                  (iii) upon receipt by the Borrower of the proceeds of Refinancing Debt, by an amount equal to 100% of the Net Cash Proceeds thereof.

      (c) Other Mandatory Prepayments.

                  (i) Simultaneously with each reduction or termination of the Aggregate Revolving Commitment, the Borrower shall prepay the Revolving Loans by an amount equal to the lesser of (A) the aggregate outstanding principal balance of the Revolving Loans, or (B) the excess of the aggregate outstanding principal balance of the Revolving Loans over the Aggregate Revolving Commitment as so reduced or terminated.

                  (ii) If the Vanguard Termination shall not have occurred on or before June 15, 1998, the Borrower shall repay the Revolving Loans to the extent that (A) during the period from June 15, 1998 through the earlier of the Vanguard Termination and September 14, 1998, the Aggregate Credit Exposure exceeds an amount equal to the Aggregate Revolving Commitments minus $2,000,000, and (B) if the Vanguard Termination shall not have occurred on or before September 15, 1998, during the period from September 15, 1998 through the date of the Vanguard Termination, the Aggregate Credit Exposure exceeds an amount equal to the Aggregate Revolving Commitments minus $5,000,000.

            (d) In General. Simultaneously with each prepayment of a Revolving Loan, the Borrower shall prepay all accrued interest on the amount prepaid through the date of prepayment.

      2.5. Payments; Pro Rata Treatment and Sharing of Set-offs

            (a) Payments Generally. (i) Except as provided below, all payments, including prepayments, of principal and interest on the Revolving Loans, of the Facility Fee and of all other amounts to be paid by the Borrower under the Loan Documents (the Facility Fee, together with all of such other fees, being sometimes hereinafter collectively referred to as the "Fees") shall be made by the Borrower to the Administrative Agent at the applicable Agent Payment Office in funds immediately available to the Administrative Agent at such office by 12:00 noon (local time in the city in which such Agent Payment Office is located) on the due date for such payment without set-off, offset, recoupment or counterclaim. The failure of the Borrower to make any such payment by such time shall not constitute a default hereunder, provided that such payment is made on such due date, but any such payment made after 2:00 p.m. (local time in the city in which such payment is to be made in accordance with the terms hereof) on such due date shall be deemed to have been made on the next Business Day or Euro Business Day, as the case may be, for the purpose of calculating interest on amounts outstanding on the applicable Revolving Loans. As between the Borrower and each Credit Party, any payment by the Borrower to the Administrative Agent for the account of such Credit Party shall be deemed to be payment by the Borrower to such Credit Party. Notwithstanding the foregoing, all payments pursuant to Sections 3.5, 3.6, 3.7 and 11.4 shall be paid directly to the Credit Party entitled thereto. If any payment under the Loan Documents shall be due and payable on a day which is not a Business Day or a Euro Business Day, as the case may be, the due date thereof (except as otherwise provided herein) shall be extended to the next Business Day or Euro Business Day, as the case may be, and (except with respect to payments in respect of the Fees) interest shall be payable at the applicable rate specified herein during such extension, provided, however, that, if such next Business Day or Euro Business Day, as the case may be, is after the Maturity Date, any such payment shall be due on the immediately preceding Business Day or Euro Business Day, as the case may be.

                  (ii) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (A) first, towards payment of interest and fees then due under the Loan Documents, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (B) second, towards payment of principal then due under the Loan Documents, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

            (b) Set-off. In addition to any rights and remedies of the Credit Parties provided by law, upon and after the acceleration of all the obligations of the Borrower under the Loan Documents to which it is a party, or at any time upon the occurrence and during the continuance of an Event of Default under Sections 9.1(a) or (b), each Credit Party shall have the right, without prior notice to any Loan Party, any such notice being expressly waived by each Loan Party to the extent not prohibited by applicable law, to set-off and apply against any indebtedness, whether matured or unmatured, of such Loan Party to such Credit Party any amount owing from such Credit Party to such Loan Party, at, or at any time after, the happening of any of the above-mentioned events. To the extent not prohibited by applicable law, the aforesaid right of set-off may be exercised by any Credit Party against such Loan Party or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of such Loan Party, or against anyone else claiming through or against such Loan Party, or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by such Credit Party prior to the making, filing or issuance, or service upon such Credit Party of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Credit Party agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Credit Party, provided that the failure to give such notice shall not affect the validity of such set-off and application.

            (c) Adjustments. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in respect of the principal of or interest on its Revolving Loans, resulting in such Lender receiving payment of a greater proportion of the aggregate principal amount of, or accrued interest on, such Revolving Loans than the proportion received by any other Lender, then the Lender receiving such greater proportion shall promptly purchase, at face value for cash, participations in the Revolving Loans to the extent necessary so that the benefit of such payment shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, provided, however, that (i) if all or any portion of such payment is thereafter recovered, such participations shall be rescinded and the purchase price returned, in each case to the extent of such recovery, and
(ii) the provisions of this Section 2.6(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Revolving Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this Section 2.6(c) shall apply). The Borrower agrees that any Lender that purchased a participation pursuant to this subsection may exercise such rights to payment (including the right of set-off) with respect to such participation as fully as such Lender were the direct creditor of the Borrower in the amount of such participation.

            (d) Alternate Currencies. Notwithstanding anything to the contrary contained in any Loan Document, each payment (including each prepayment) of principal and interest on each Alternate Currency Loan shall be made solely in the Currency in which such Alternate Currency Loan is denominated.

ARTICLE 3. INTEREST, FEES, YIELD PROTECTIONS, ETC.

      3.1. Interest Rate and Payment Dates

            (a) Advances and Alternate Currency Loans. Each (i) ABR Advance shall bear interest at a rate per annum equal to the Alternate Base Rate, (ii) Eurodollar Advance shall bear interest at a rate per annum equal to the Eurodollar Rate for the applicable Interest Period plus the Applicable Margin and (iii) Alternate Currency Loan shall bear interest at a rate per annum equal to the Alternate Currency Euro Rate for the applicable Interest Period plus the Applicable Margin.

            (b) Event of Default; Late Charges. Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default under
Section 9.1(a) or 9.1(b), the outstanding principal balance of the Revolving Loans shall bear interest at a rate per annum equal to 2% plus the rate otherwise applicable to such Revolving Loans as provided in subsection (a) above. If any interest, Fee or other amount payable under the Loan Documents is not paid when due (whether at the stated maturity thereof, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the Alternate Base Rate plus 2%, from the date of such nonpayment until paid in full (whether before or after the entry of a judgment thereon). All such interest shall be payable on demand.

            (c) Payment of Interest. Except as otherwise provided in subsection
(b) above, interest shall be payable in arrears on the following dates and upon each payment (including prepayment) of the Revolving Loans:

                  (i) in the case of an ABR Advance, on the last Business Day of each March, June, September and December commencing on the first of such days to occur after such ABR Advance is made or any Eurodollar Advance is convened to an ABR Advance;

                  (ii) in the case of a Eurodollar Advance or an Alternate Currency Loan, on the last day of the Interest Period applicable thereto and, if such Interest Period is longer than three months, the last Business Day of each three month interval occurring during such Interest Period;

                  (iii) in the case of all Advances and all Revolving Loans, the Maturity Date.

            (d) Computations. Interest on (i) ABR Advances to the extent based on the Prime Rate and Alternate Currency Loans denominated in Pounds Sterling shall be calculated on the basis of a 365 or 366-day year (as the case may be), and (ii) ABR Advances to the extent based on the Federal Funds Effective Rate and on Eurodollar Advances and Alternate Currency Loans (other than Alternate Currency Loans denominated in Pounds Sterling) shall be calculated on the basis of a 360-day year, in each case, for the actual number of days elapsed. The Administrative Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each such change in the Prime Rate, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Revolving Loans in the amounts and on the dates required. Each determination of a rate of interest by the Administrative Agent pursuant to the Loan Documents shall be conclusive and binding on all parties hereto absent manifest error. The Borrower acknowledges that to the extent interest payable on ABR Advances is based on the Prime Rate, such rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances on the Prime Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make loans to other borrowers.

      3.2. Fees

            (a) Facility Fee. The Borrower agrees to pay to the Administrative Agent, for the account of the Lenders in accordance with each Lender's Commitment Percentage, a fee (the "Facility Fee"), during the period from the Effective Date through the Maturity Date, at a rate per annum equal to 0.25% on the average daily Aggregate Revolving Commitment, regardless of usage. The Facility Fee shall be payable (i) quarterly in arrears on the last Business Day of each March, June, September and December during such period, commencing on the first such day following the Effective Date, (ii) on the date of any reduction in the Aggregate Revolving Commitment (to the extent of such reduction) and (iii) on the Maturity Date. The Facility Fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

            (b) Administrative Agent's Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, such other fees as have been agreed to by the Borrower and the Administrative Agent.

      3.3.  Conversions

            (a) The Borrower may elect from time to time to convert one or more Eurodollar Advances to ABR Advances by giving the Administrative Agent at least two Business Day's prior irrevocable notice of such election, specifying the amount to be converted, provided, that any such conversion of Eurodollar Advances shall only be made on the last day of the Interest Period applicable thereto, except as otherwise provided in Section 3.6(c). In addition, the Borrower may elect from time to time to convert (i) ABR Advances to Eurodollar Advances, (ii) Eurodollar Advances to new Eurodollar Advances by selecting a new Interest Period therefor, and (iii) Alternate Currency Loans to new Alternate Currency Loans in the same applicable Currency by selecting a new Interest Period therefor, in each case by giving the Administrative Agent at least three Euro Business Days' prior irrevocable notice of such election, specifying the amount to be so converted and the initial Interest Period relating thereto, provided that any such conversion of ABR Advances to Eurodollar Advances, Eurodollar Advances to new Eurodollar Advances or Alternate Currency Loans to new Alternate Currency Loans shall only be made on a Euro Business Day and, except as otherwise provided in Section 3.6(c), any such conversion of Eurodollar Advances to new Eurodollar Advances or Alternate Currency Loans to new Alternate Currency Loans, as the case may be, shall only be made on the last day of the Interest Period applicable to the Eurodollar Advances or Alternate Currency Loans, as the case may be, which are to be converted to such new Eurodollar Advances or such new Alternate Currency Loans, as the case may be. Each such notice shall be irrevocable and shall be promptly confirmed by delivery to the Administrative Agent of a Notice of Conversion manually signed by the Borrower. The Administrative Agent shall promptly notify each Lender (by telephone or otherwise, such notice to be confirmed by facsimile or other writing) of each such election. Advances may be converted pursuant to this
Section 3.3 in whole or in part, provided that (A) the amount to be converted to each Eurodollar Advance, when aggregated with any Eurodollar Advance to be made on such date in accordance with Section 2.2 and having the same Interest Period as such first Eurodollar Advance, shall equal not less than $1,000,000 or such amount plus a whole multiple of $500,000 in excess thereof, and (B) the amount to be converted to each Alternate Currency Loan, when aggregated with any Alternate Currency Loan to be made on such date in accordance with Section 2.2 and having the same Interest Period, and being denominated in the same applicable Currency, as such first Alternate Currency Loan, shall equal no less than an amount in such Currency having a Dollar Equivalent of approximately $500,000 or such amount plus an amount in such Currency having a Dollar Equivalent of a whole multiple of approximately $250,000 in excess thereof.

            (b) Notwithstanding anything in this Agreement to the contrary, upon the occurrence and during the continuance of an Event of Default, the Borrower shall not have the right to elect to convert any existing ABR Advance to a new Eurodollar Advance or to convert any existing Eurodollar Advance to a new Eurodollar Advance. In such event, except as otherwise provided in Section 3.6(c), (i) each ABR Advance shall be automatically continued as an ABR Advance, (ii) each Eurodollar Advance shall be automatically converted to an ABR Advance on the last day of the Interest Period applicable thereto, and (iii) each Alternate Currency Loan shall, on the last day of the Interest Period applicable thereto, be automatically converted to a new Alternate Currency Loan in the same applicable Currency with a one month Interest Period.

            (c) Each conversion shall be effected by each Lender by applying the proceeds of its new ABR Advance, new Eurodollar Advance or new Alternate Currency Loan, as the case may be, to its Advances or Alternate Currency Loans (or portion thereof) being converted (it being understood that any such conversion shall not constitute a borrowing for purposes of Articles 4, 5 or 6).

      3.4.  Concerning Interest Periods

            (a) No Interest Period shall end after the Maturity Date.

            (b) Any Interest Period that begins on the last Euro Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Euro Business Day of a calendar month,

            (c) If an Interest Period would otherwise end on a day which is not a Euro Business Day, such Interest Period shall be extended to the next succeeding Euro Business Day unless (i) such next succeeding Euro Business Day would be a date on or after the Maturity Date, in which event such Interest Period shall end on the next preceding Euro Business Day, or (ii) the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Euro Business Day,

            (d) If the Borrower shall have failed, for any reason, to elect a Eurodollar Advance or Alternate Currency Loan, as the case may be, under Sections 2.2 or 3.3, as the case may be, in connection with any borrowing of new Revolving Loans or expiration of an Interest Period with respect to any existing Eurodollar Advance or Alternate Currency Loan, as the case may be, the amount of the Revolving Loans subject to such borrowing or such existing Eurodollar Advance or Alternate Currency Loan, as the case may be, shall, except as otherwise provided in Section 3.6(c), thereafter be (i) in the case of a Eurodollar Advance, an ABR Advance, and (ii) in the case of an Alternate Currency Loan, a new Alternate Currency Loan in the same applicable Currency with a one month Interest Period, in each case until such time, if any, as the Borrower shall elect a new Eurodollar Advance or Alternate Currency Loan, as the case may be, pursuant to Section 3.3.

            (e) At no time shall the aggregate outstanding number (whether as a result of borrowings or conversions), of (i) all Eurodollar Advances exceed eight, and (ii) all Alternate Currency Loans exceed five.

            (f) Notwithstanding anything herein to the contrary, during the Syndication Period, the Borrower may only select Interest Periods of not greater than one month all of which shall commence on the same date and end on the same date.

      3.5.  Funding Loss

            Notwithstanding anything contained herein to the contrary, if the Borrower shall fail to borrow, convert or continue a Fixed Rate Loan on a Borrowing Date or Conversion Date after it shall have given notice to do so in which it shall have requested a Fixed Rate Loan, or if a Fixed Rate Loan shall be terminated for any reason prior to the last day of the Interest Period applicable thereto, or if, while a Fixed Rate Loan is outstanding, any repayment or prepayment of such Fixed Rate Loan is made for any reason (including as a result of acceleration or illegality) on a date which is prior to the last day of the Interest Period applicable thereto, the Borrower agrees to indemnify each Lender against, and to pay on demand directly to such Lender the amount (calculated by such Lender using any reasonable method chosen by such Lender which is customarily used by such Lender for such purpose) equal to any loss or out-of-pocket expense suffered by such Lender as a result of such failure to borrow convert, or continue, or such termination, repayment or prepayment, including any loss, cost or expense suffered by such Lender in liquidating or employing deposits acquired to fund or maintain the funding of such Fixed Rate Loan or redeploying funds prepaid or repaid, in amounts which correspond to such Fixed Rate Loan and any reasonable internal processing charge customarily charged by such Lender in connection therewith.

      3.6.  Increased Costs; illegality, etc.

            (a) Increased Costs. If any Change in Law shall impose, modify or make applicable any reserve, special deposit, compulsory loan, assessment, increased cost or similar requirement against assets held by, or deposits of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of any Credit Party in respect of its Fixed Rate Loans which is not otherwise included in the determination of a Eurodollar Rate or Alternate Currency Euro Rate, as the case may be, and the result of any of the foregoing is to increase the cost to such Lender of making, renewing, converting or maintaining its Fixed Rate Loans or its commitment to make such Fixed Rate Loans, or to reduce any amount receivable under the Loan Documents in respect of its Fixed Rate Loans, then, in any such case, the Borrower shall pay to such Credit Party such additional amounts as is sufficient to compensate such Credit Party for such additional cost or reduction in such amount receivable which such Credit Party deems to be material as determined by such Credit Party.

            (b) Capital Adequacy. If any Credit Party determines that any Change in Law relating to capital requirements has or would have the effect of reducing the rate of return on such Credit Party's capital or on the capital of such Credit Party's holding company, if any, on the Revolving Loans to a level below that which such Credit Party (or its holding company) would have achieved or would thereafter be able to achieve but for such Change in Law (after taking into account such Credit Party's (or such holding company's) policies regarding capital adequacy), the Borrower shall pay to such Credit Party (or such holding company) such additional amount or amounts as will compensate such Credit Party (or such holding company) for such reduction.

            (c) Illegality. Notwithstanding any other provision hereof, if any Lender shall reasonably determine that any Change in Law shall make it unlawful for such Lender to make or maintain any Fixed Rate Loan as contemplated by this Agreement, such Lender shall promptly notify the Borrower and the Administrative Agent thereof, and (i) the commitment or other obligation of such Lender to make such Fixed Rate Loans or convert ABR Advances to Eurodollar Advances or Alternate Currency Loans to new

Alternate Currency Loans, as the case may be, shall forthwith be suspended, (ii) such Lender shall fund its portion of each requested Eurodollar Advance as an ABR Advance, (iii) such Lender's Revolving Loans then outstanding as such Eurodollar Advances, if any, shall be converted automatically to an ABR Advance on the last day of the then current Interest Period applicable thereto or at such earlier time as may be required by law, and (iv) in the case of each Alternate Currency Loan, the Borrower shall take such action as such Lender may reasonably request with a view to minimizing the obligations of the Borrower under Section 3.5. If the commitment of any Lender with respect to Fixed Rate Loans is suspended pursuant to this subsection (c) and such Lender shall have obtained actual knowledge that it is once again legal for such Lender to make or maintain Fixed Rate Loans, such Lender shall promptly notify the Administrative Agent and the Borrower thereof and, upon receipt of such notice by each of the Administrative Agent and the Borrower, such Lender's commitment to make or maintain Fixed Rate Loans shall be reinstated.

            (d) Substituted Interest Rate. In the event that (i) the Administrative Agent or BNY shall have determined (which determination shall be conclusive and binding upon the Borrower) that by reason of circumstances affecting the interbank market either adequate or reasonable means do not exist for ascertaining the Eurodollar Rate or Alternate Currency Euro Rate, as the case may be, applicable pursuant to Section 3.1 or (ii) the Required Lenders shall have notified the Administrative Agent that they have determined (which determination shall be conclusive and binding on the Borrower) that the applicable Eurodollar Rate or Alternate Currency Euro Rate, as the case may be, will not adequately and fairly reflect the cost to such Lenders of maintaining or funding loans bearing interest based on such Eurodollar Rate or Alternate Currency Euro Rate, as the case may be, with respect to any portion of the Revolving Loans that the Borrower has requested be made as Eurodollar Advances or Alternate Currency Loans, as the case may be, or Eurodollar Advances or Alternate Currency Loans, as the case may be, that will result from the requested conversion of any portion of the Advances or Alternate Currency Loans into or of Eurodollar Advances or Alternate Currency Loans, as the case may be (each an "Affected Advance"), the Administrative Agent shall promptly notify the Borrower and the Lenders (by telephone or otherwise, to be promptly confirmed in writing) of such determination, on or, to the extent practicable, prior to the requested Borrowing Date or Conversion Date for such Affected Advances. If the Administrative Agent shall give such notice, (i) in the case of Eurodollar Advances, (A) such Affected Advances shall be made as ABR Advances, (B) the Advances (or any portion thereof) that were to have been converted to Affected Advances shall be converted to ABR Advances, and (C) any outstanding Affected Advances shall be converted, on the last day of the then current Interest Period with respect thereto, to ABR Advances, and (ii) in the case of Alternate Currency Loans, the interest rate for such Affected Advances shall be determined pursuant to clause (a)(iii) of the definition of Alternate Currency Euro Rate. Until any notice under clause (i) or (ii), as the case may be, of this subsection (d) has been withdrawn by the Administrative Agent (by notice to the Borrower promptly upon either (1) the Administrative Agent having determined that such circumstances affecting the interbank market no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate or Alternate Currency Euro Rate, as the case may be, pursuant to Section 3.1 or (2) the Administrative Agent having been notified by such Required Lenders that circumstances no longer render the Advances or Alternate Currency Loans (or any portion thereof) Affected Advances, (x) no further Eurodollar Advances shall be required to be made by the Lenders, (y) the Borrower shall not have the right to convert all or any portion of the Revolving Loans to or as Eurodollar Advances, and (z) the interest rate for Alternate Currency Loans shall be determined pursuant to clause (a)(iii) of the definition of Alternate Currency Euro Rate.

            (e) Payment; Certificates. Each payment pursuant to subsections (a) or (b) above shall be made within 10 days after demand therefor, which demand shall be accompanied by a certificate of the Credit Party demanding such payment setting forth the calculations of the additional amounts payable pursuant thereto. Each such certificate shall be conclusive absent manifest error. No failure by any Credit Party to demand, and no delay in demanding, compensation for any increased cost shall constitute a waiver of its right to demand such compensation at any time.

      3.7.  Taxes

            (a) Payments Free of Taxes. Subject to Sections 3.7(d) and 3.7(e), all payments by or on account of each Loan Party under any Loan Document to or for the account of any Credit Party shall be made free and clear of, and without any deduction or withholding for or on account of, any and all present or future Indemnified Taxes or Other Taxes, provided that if any Loan Party or any other Person is required by any law, rule, regulation, order, directive, treaty or guideline to make any deduction or withholding in respect of such Indemnified Tax or Other Tax from any amount required to be paid by any Loan Party to or on behalf of any Credit Party under any Loan Document (each, a "Required Payment"), then (i) such Loan Party shall notify the Administrative Agent and such Credit Party of any such requirement or any change in any such requirement as soon as such Loan Party becomes aware thereof, (ii) such Loan Party shall pay such Indemnified Tax or Other Tax prior to the date on which penalties attach thereto, such payment to be made (to the extent that the liability to pay is imposed on such Loan Party) for its own account or (to the extent that the liability to pay is imposed on such Credit Party) on behalf and in the name of such Credit Party, (iii) such Loan Party shall pay to such Credit Party an additional amount such that such Credit Party shall receive on the due date therefor an amount equal to the Required Payment had no such deduction or withholding been made or required, and (iv) such Loan Party shall, within 30 days after paying such Indemnified Tax or Other Tax, deliver to the Administrative Agent and such Credit Party satisfactory evidence of such payment to the relevant Governmental Authority.

            (b) Other Indemnified Taxes. If any Credit Party or any affiliate thereof is required by any law, rule, regulation, order, directive, treaty or guideline to pay any Indemnified Tax (excluding an Indemnified Tax which is subject to Section 3.7(a)) with respect to any sum paid or payable by any Loan Party to such Credit Party under the Loan Documents, then, within five days after such Credit Party shall have notified such Loan Party thereof (which notice shall be accompanied by a statement setting forth the reasonable calculation thereof), such Loan Party shall pay to such Credit Party the amount of such Indemnified Tax.

            (c) Tax on Indemnified Taxes. If any amounts are payable by any Loan Party in respect of Indemnified Taxes pursuant to Section 3.7(a) or (b), such Loan Party agrees to pay to the applicable Credit Party, within five days of written request therefor (which request shall set forth the reasonable calculations thereof), an amount equal to all Taxes imposed with respect to such amounts as such Credit Party shall determine in good faith are payable by such Credit Party or any affiliate thereof in respect of such amounts and in respect of any amounts paid to or on behalf of such Credit Party pursuant to this subsection (c).

            (d) U.S. Tax Certificates. Each Foreign Credit Party that is organized under the laws of any jurisdiction other than the United States or any political subdivision thereof shall deliver to the Administrative Agent for transmission to the Borrower, on or prior to the Effective Date (or, if such Foreign Credit Party is not a signatory hereto, on or prior to the date it becomes a Foreign Credit Party), and at such other times, as may be necessary in the determination of the Borrower, any other Loan Party or the Administrative Agent (each in the reasonable exercise of its discretion), such certificates, documents or other evidence, properly completed and duly executed by such Foreign Credit Party (including Internal Revenue Service Form 1001 or Form 4224 (or, in each case, any equivalent or successor form)) to establish that such Foreign Credit Party is not subject to deduction or withholding of United States federal income tax under Section 1441 or 1442 of the Code or otherwise (or under any comparable provisions of any successor statute) with respect to any payments to such Foreign Credit Party of principal, interest, fees or other amounts payable under the Loan Documents. No Loan Party shall be required to pay any additional amount to any such Foreign Credit Party under subsection 3.7(a) if such Foreign Credit Party shall have failed to satisfy the requirements of the immediately preceding sentence; provided that, if such Foreign Credit Party shall have satisfied such requirements on or prior to the Effective Date (or, if such Foreign Credit Party is not a signatory hereto, on or prior to the date it becomes a Foreign Credit Party), nothing in this subsection shall relieve any Loan Party of its obligation to pay any additional amounts pursuant to Section 3.7(a) in the event that, as a result of any Change in Law, such Foreign Credit Party is no longer properly entitled to deliver certificates, forms, documents or other evidence at a subsequent date establishing the fact that such Foreign Credit Party is not subject to deduction or withholding as described in the immediately preceding sentence.

            (e) Other Tax Certificates. Each Credit Party agrees to use reasonable efforts to deliver to any Loan Party or the Administrative Agent, promptly upon any reasonable request therefor from time to time by such Loan Party or the Administrative Agent, such certificates, forms, documents and information as may be required by applicable law, regulation, order, directive, guideline or treaty from time to time and to file all appropriate forms to obtain a certificate, form or other appropriate documents from the appropriate Governmental Authorities to establish that payments made in respect of any Alternate Currency Loan by such Loan Party can be made without (or at a reduced rate of) deduction or withholding of Indemnified Taxes, Provided, however, that if such Credit Party is or becomes unable by virtue of any change in applicable law, regulation or treaty, to establish such exemption or reduction, such Loan Party shall nonetheless remain obligated under subsection (a) to pay the amounts described therein, and provided further that no Credit Party shall be required to take any action under this subsection which, in the sole discretion of such Credit Party, would cause such Credit Party or any affiliate thereof to suffer a material economic, legal or regulatory disadvantage.

      3.8.  Changes of Lending Offices

            If any Credit Party (or its holding company, if any) requests compensation under Section 3.6(a) or (b) or if the Borrower is required to pay an additional amount to any Credit Party or any Governmental Authority for the account of any Credit Party pursuant to Section 3.7, such Credit Party will, upon the request of the Borrower, use reasonable efforts (subject to its overall policy considerations) to designate a different lending office for funding or booking its Revolving Loans or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in its good faith judgment, such designation or assignment (i) would eliminate or reduce future amounts payable under Section 3.6(a) or (b) or Section 3.7, as the case may be, (ii) would not subject such Credit Party to any unreimbursed cost or expense and
(iii) would not otherwise be disadvantageous to such Lender. The Borrower agrees to pay the reasonable costs and expenses incurred in connection with any such designation or assignment and the Administrative Agent agrees that no assignment fee shall be payable to it pursuant to Section 11.5(b) in connection therewith. Nothing in this Section 3.8 shall affect or postpone any of the obligations of the Borrower to make the payments required to a Credit Party under Section 3.6(a) or (b) or Section 3.7, incurred prior to any such designation or assignment.

      3.9.  Records

            (a) Lender Records. Each of the Lenders will note on its internal records with respect to each Revolving Loan made by it: (i) the date of such Revolving Loan, (ii) whether such Revolving Loan is an Alternate Currency Loan and, if so, the amount of thereof (stated in the applicable Currency), (iii) whether such Revolving Loan is a Dollar Loan and, if so, whether it consists of one or more ABR Advances, one or more Eurodollar Advances, or a combination thereof, and the amount of each thereof, (iv) the interest rate (without regard to the Applicable Margin) applicable to each Eurodollar Advance and Alternate Currency Loan, (v) in the case of each Eurodollar Advance and each Alternate Currency Loan, the Interest Period applicable thereto, and (vi) each payment and prepayment of the principal of such Revolving Loan.

            (b) Administrative Agent Records. The Administrative Agent shall keep records regarding the Revolving Loans and the Loan Documents in accordance with its customary procedures for agented credits.

            (c) Prima Facie Evidence. The entries made in the records maintained pursuant to subsections (a) and (b) shall, to the extent not prohibited by applicable law, be prima facie evidence of the existence and amount of the obligations of the Borrower recorded therein; provided that the failure of the Administrative Agent or any Lender, as the case may be, to make any notation on its records shall not affect the respective obligations of the Loan Parties in respect of the Loan Documents.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES

      In order to induce the Credit Parties to enter into this Agreement and to make the Revolving Loans, the Borrower makes the following representations and warranties to the Credit Parties:

      4.1.  Organization and Power

            Each of the Borrower and each Subsidiary (i) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to own its property and to carry on its business as now conducted, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted therein or the property owned by it therein makes such qualification necessary, except where such failure to qualify or be in good standing, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse effect.

      4.2.  Authorization; Enforceability

            The Transactions are within the corporate, partnership or other analogous powers of each of the Borrower and each Subsidiary party thereto and have been duly authorized by its Managing Person and, if required, by any other Person including holders of its Capital Stock. Each Loan Document has been validly executed and delivered by each Loan Party party thereto and constitutes a legal, valid and binding obligation of each such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

      4.3.  Approvals; No Conflicts

            The Transactions (i) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except such as have been obtained or made and are in full force and effect, (ii) will not violate any applicable law, rule or regulation or the Organizational Documents of the Borrower or any Subsidiary or any order of any Governmental Authority, (iii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any Subsidiary or their assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any Subsidiary, and (iv) will not result in the creation or imposition of any Lien on any asset of the Borrower or any Subsidiary other than Permitted Liens.

      4.4.  Financial Condition; No Material Adverse Change

            The Borrower has heretofore furnished to each Credit Party (i) a copy of its Form 10-K for the fiscal year ending September 30, 1997, containing the audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as of September 30, 1997 and September 30, 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the periods then ended, (ii) the unaudited consolidating balance sheets of the Borrower and its Subsidiaries and the related unaudited consolidating statements of income, stockholders equity and cash flows as of and for the fiscal year ended September 30, 1997 and (iii) a copy of its Form 10-Q for the fiscal quarter ending December 31, 1997, containing the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries for such fiscal quarter, together with the related statements of income and cash flows for the fiscal quarter then ended. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year end audit adjustments and the absence of footnotes in the case of the quarterly and consolidating statements referred to above in clauses (ii) and (iii). Except as fully reflected in such financial statements, there are no material liabilities or obligations of a nature required by GAAP to be set forth in such financial statements or the footnotes thereto with respect to the Borrower or any of its Subsidiaries of any nature whatsoever (whether absolute, contingent or otherwise and whether or not due). Since September 30, 1997, there has been no Material Adverse change.

      4.5.  Properties

            (a) Each of the Borrower and each Subsidiary has good and marketable title to, or valid leasehold interests in, all of its property, real and personal, material to its business, subject to no Liens, except Permitted Liens and except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

            (b) Each of the Borrower and each Subsidiary owns or is licensed to use all patents, trademarks, tradenames, copyrights and other intellectual property material to its business, and the use thereof by the Borrower or any Subsidiary does not conflict with or infringe upon the valid rights of others, except for any such conflicts or infringements that individually are in the aggregate, could not reasonably be expected to result in a Material Adverse effect.

      4.6.  Litigation

            Except as set forth on Schedule 4.6, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority (whether purportedly on behalf of the Borrower or any Subsidiary) pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary, or maintained by the Borrower or any Subsidiary or which may affect the property of any the Borrower or any Subsidiary, (i) that, in the good faith opinion of the Borrower, would reasonably be expected to have an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse effect or (ii) that involve any of the Transactions. Since the Effective Date, there has been no change in the status of any matter disclosed on Schedule 4.6 that, individually or in the aggregate, has resulted in a Material Adverse effect.

      4.7.  Environmental Matters

            Except as set forth on Schedule 4.7 and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse effect, neither the Borrower nor any Subsidiary has (i) received written notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which individually or in the aggregate could reasonably be expected to result in a Material Adverse effect, arising in connection with any non-compliance with or violation of the requirements of any applicable laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Substance (as defined below) or to health and safety matters (collectively, "Environmental Laws"),
(ii) to the best knowledge of the Borrower, any threatened or actual liability in connection with the release or threatened release of any Hazardous Substance into the environment which individually or in the aggregate could reasonably be expected to result in a Material Adverse effect, (iii) received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Substance into the environment for which the Borrower or any of its Subsidiaries is or would be liable, which liability could reasonably be expected to result in a Material Adverse effect, or (iv) has received notice that any the Borrower or any of its Subsidiaries is or may be liable to any Person under any Environmental Law, which liability could reasonably be expected to result in a Material Adverse effect. Each of the Borrower and each of its Subsidiaries is in compliance with the financial responsibility requirements of Environmental Laws to the extent applicable, except in those cases in which the failure so to comply would not reasonably be expected to result in a Material Adverse effect. For purposes hereof, "Hazardous Substance" shall mean any hazardous or toxic substance, material or waste, including wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, radioactive materials or any other substance or waste regulated pursuant to any Environmental Law. Since the Effective Date, there has been no change in the status of any matter disclosed on Schedule 4.7 that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse effect.

      4.8.  Compliance with Laws and Agreements; No Default

            Each of the Borrower and each Subsidiary is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse effect. No Default has occurred and is continuing.

      4.9.  Investment Companies and other Regulated Entities

            None of the Borrower, any Subsidiary nor any Person controlled by, controlling, or under common control with, the Borrower or any Subsidiary, is
(i) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 or the Federal Power Act, as amended, or (iii) subject to any statute or regulation which prohibits or restricts the incurrence of Indebtedness for borrowed money, including statutes or regulations relative to common or contract carriers or to the sale of electricity, gas, steam, water, telephone, telegraph or other public utility services.

      4.10. Federal Reserve Regulations

            (a) Neither the Borrower nor any Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. After giving effect to each Transaction and the making of each Revolving Loan, Margin Stock will constitute less than 25% of the assets (as determined by any reasonable method) of the Borrower and the Subsidiaries.

            (b) No part of the proceeds of any Revolving Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of, or that is inconsistent with, the provisions of Regulation G, U or X.

      4.11. ERISA

            Each Pension Plan is in compliance with ERISA and the Code, where applicable, in all material respects and no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse effect. The present value of all accumulated benefit obligations under each Pension Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No.
87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $500,000 the fair market value of the assets of such Pension Plan, and the present value of all accumulated benefit obligations of all underfunded Pension Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $500,000 the fair market value of the assets of all such underfunded Pension Plans.

      4.12. Taxes

            Each of the Borrower and each Subsidiary has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid, or caused to be paid, all Taxes required to have been paid by it except
(i) Taxes being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves, or (ii) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse effect.

      4.13. Subsidiaries

            As of the Effective Date, (i) the Borrower has only the Subsidiaries set forth on, and the authorized, issued and outstanding Capital Stock of the Borrower and the Subsidiaries is as set forth on, Schedule 4.13, (ii) each Subsidiary which is a Foreign Subsidiary and a Material Foreign Subsidiary is so identified on Schedule 4.13, and (iii) the ownership interests in each Subsidiary of the Borrower are duly authorized, validly issued, fully paid and nonassessable and are owned beneficially and of record by the Persons set forth on such Schedule 4.13, free and clear of all Liens (other than Permitted Liens). As of the Effective Date, except as set forth on Schedule 4.13, neither the Borrower nor any of the Subsidiaries has issued any securities convertible into, or options or warrants for, any common or preferred equity securities thereof and, except as set forth on Schedule 4.13, there are no agreements, voting trusts or understandings binding upon the Borrower or any Subsidiary with respect to the voting securities of any Subsidiary or affecting in any manner the sale, pledge, assignment or other disposition thereof, including any right of first refusal, option, redemption, call or other right with respect thereto, whether similar or dissimilar to any of the foregoing.

      4.14. Absence of Certain Restrictions

            No indenture, certificate of designation for preferred stock, agreement or instrument to which the Borrower or any Subsidiary is a party (other than this Agreement), prohibits or limits in any way, directly or indirectly the ability of any Subsidiary to make Restricted Payments or loans to, to make any advance on behalf of, or to repay any Indebtedness to, the Borrower or to another Subsidiary.

      4.15. Labor Relations

            As of the Effective Date, there are no material controversies pending between the Borrower or any Subsidiary which might result in a Material Adverse effect.

      4.16. Insurance

            Schedule 4.16 sets forth a description of all insurance maintained by or on behalf of the Borrower and the Subsidiaries as of the Effective Date. As of the Effective Date, all premiums in respect of such insurance that are due and payable have been paid.

      4.17. No Misrepresentation

            The Borrower has disclosed to each Credit Party all agreements, instruments and corporate or other restrictions to which it or any Subsidiary is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse effect. No certificate or report from time to time furnished by any of the Loan Parties in connection with the Transactions contains or will contain a misstatement of material fact, or omits or will omit to state a material fact required to be stated in order to make the statements therein contained not misleading in the light of the circumstances under which made, provided that any projections or pro-forma financial information contained therein are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by the Credit Parties that such projections as to future events are not to be viewed as facts, and that actual results during the period or periods covered thereby may differ significantly from the projected results.

ARTICLE 5. CONDITIONS PRECEDENT TO THE INITIAL REVOLVING LOANS

      In addition to the conditions precedent set forth in Article 6, the obligation of the Credit Parties to make Revolving Loan on the first Borrowing Date shall not become effective until each of the following conditions precedent have been satisfied (or waived in accordance with Section 11.1):

      5.1.  Evidence of Action

            The Administrative Agent shall have received a certificate, dated the first Borrowing Date, of the Secretary or Assistant Secretary or other analogous counterpart of the Borrower and each Subsidiary Guarantor:

                  (i) attaching a true and complete copy of the resolutions of its Managing Person and of all documents evidencing all necessary corporate, partnership or similar action (in form and substance satisfactory to the Administrative Agent) taken by it to authorize the Loan Documents to which it is a party and the Transactions;

                  (ii) attaching a true and complete copy of its Organizational Documents;

                  (iii) setting forth the incumbency of its officer or officers (or other analogous counterpart) who may sign the Loan Documents, including therein a signature specimen of such officer or officers (or other analogous counterpart); and

                  (iv) attaching a certificate of good standing of the Secretary of State of the jurisdiction of its formation and of each other jurisdiction in which it is qualified to do business, except, in the case of such other jurisdiction, when the failure to be in good standing in such jurisdiction would not result in a Material Adverse effect.

      5.2.  This Agreement

            The Administrative Agent (or Special Counsel) shall have received, in respect of each Person listed on the signature pages of this Agreement, either (i) a counterpart signature page hereof signed on behalf of such Person, or (ii) written evidence satisfactory to the Administrative Agent (which may include a facsimile transmission of a signed signature page of this Agreement) that a counterpart signature page hereof has been signed on behalf of such Person.

      5.3.  Notes

            The Administrative Agent shall have received Notes for each Lender, duly executed by a duly authorized officer of the Borrower.

      5.4.  Opinion of Counsel to the Loan Parties

            The Administrative Agent shall have received a favorable opinion of Cooperman, Levitt, Winikoff, Lester & Newman, P.C., counsel to the Borrower and each Subsidiary Guarantor, addressed to the Credit Parties (and permitting Special Counsel to rely thereon), dated the first Borrowing Date, substantially in the form of Exhibit E.

      5.5.  Terminating Bank Debt

            Prior to or simultaneously with the making of the Revolving Loans on the first Borrowing Date, the Borrower shall have fully repaid all Terminating Bank Debt and all agreements with respect thereto shall have been cancelled or terminated, all Liens, if any, securing the same shall have been terminated, and the Administrative Agent shall have received satisfactory evidence thereof.

      5.6.  Security Documents, Search Reports, etc.

            The Administrative Agent (or Special Counsel) shall have received a counterpart each of the Security Agreement and the Subsidiary Guarantee, signed by each Loan Party thereto (or a facsimile of a signature page of each thereof signed by such party) together with the following:

            (a) a completed Perfection Certificate, dated the first Borrowing Date and signed by a Financial Officer of the Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings and the results of tax and judgment lien searches made with respect to each of the Borrower and each Subsidiary Guarantor in the jurisdictions contemplated by the Perfection Certificate and such other jurisdictions as the Administrative Agent may reasonably request, and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 8.2 or have been released.

            (b) where the ownership of a Subsidiary is evidenced by a stock certificate or other certificated security, one or more stock certificates, evidencing (i) 100% of the issued and outstanding Capital Stock of each Domestic Subsidiary owned by the Borrower or any Subsidiary Guarantor, and (ii) not less than 65% of the issued and outstanding Capital Stock of each Material Foreign Subsidiary owned by the Borrower or any

Subsidiary Guarantor, in each case, together undated stock powers with respect thereto, executed in blank by the Borrower or such Subsidiary Guarantor, as the case may be, and bearing a signature guarantee in all respects satisfactory to the Administrative Agent;

            (c) Instruments (as defined in the Security Agreement) and Intercompany Notes constituting Collateral, duly indorsed in blank by the Borrower or such Subsidiary Guarantor, as the case may be;

            (d) such Uniform Commercial Code Financing Statements, executed by the Borrower and each Subsidiary Guarantor as shall be reasonably requested by the Administrative Agent;

            (e) such consents to pledge or similar documents in connection with the pledge of an interest in a limited liability company; and

            (f) such other documents as the Administrative Agent may require in connection with the creation and perfection of the security interests intended to be granted under the Security Documents.

      5.7.  Financial Officer's Certificate

            The Administrative Agent shall have received a certificate of a Financial Officer of the Borrower, in all respects satisfactory to the Agents, attaching the following:

                  (a) a pro-forma Compliance Certificate in all respects satisfactory to the Administrative Agent and after giving effect to the Revolving Loans to be made on the first Borrowing Date, provided that, notwithstanding anything to the contrary contained herein, for purposes of such pro-forma Compliance Certificate, if the first Borrowing Date is not the last day of a fiscal quarter, any calculation which would otherwise be based upon the four fiscal quarter period ending on the relevant date of determination shall be based upon the four fiscal quarter period immediately preceding the first Borrowing Date; and

                  (b) unaudited consolidated and consolidating projected condensed pro-forma balance sheets and unaudited projected condensed pro-forma statements of income of the Borrower and the Subsidiaries, presenting the projected condensed pro-forma consolidated and consolidating financial condition of the Borrower and the Subsidiaries and the pro-forma consolidated and consolidating statements of income of the Borrower and the Subsidiaries for the 1998 and 1999 fiscal years, prepared after giving effect to the making of the Revolving Loans hereunder, in form and substance satisfactory to the Administrative Agent.

      5.8.  Approvals

            The Administrative Agent shall have received evidence reasonably satisfactory to it that all approvals and consents of all Persons required to be obtained in connection with the consummation of the Transactions have been obtained and that all required notices have been given and all required waiting periods have expired.

      5.9.  Property, Public Liability and Other Insurance

            The Administrative Agent shall have received a certificate of all insurance maintained by the Borrower and the Subsidiaries in form and substance reasonably satisfactory to the Administrative Agent, together with the endorsements required by Section 5.5 of the Security Agreement.

      5.10. Fees and Expenses

            The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, (i) the expenses incurred in connection with the collateral audit previously delivered to the Agent and (ii) to the extent invoiced, reimbursement or payment of the fees and disbursements of Special Counsel and all other out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

      5.11. Other Documents

            The Administrative Agent shall have received such other documents, each in form and substance reasonably satisfactory to it, as it shall reasonably request.

The Administrative Agent shall notify the Borrower and each Credit Party of the date upon which each of the foregoing conditions precedent have been satisfied (or waived in accordance with Section 11.1), and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Credit Parties to make Revolving Loans shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 11.1) on or before April 30, 1998 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

ARTICLE 6. CONDITIONS PRECEDENT TO EACH REVOLVING LOAN

      The obligation of each Credit Party to make any Revolving Loan under this Agreement shall be subject to the satisfaction of the following conditions precedent as of the date thereof:

      6.1.  Compliance

            On each Borrowing Date and after giving effect to the Revolving Loans to be made thereon (i) no Default shall have occurred or be continuing; and (ii) the representations and warranties contained in the Loan Documents shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date. Each Revolving Loan and each Borrowing Request therefor shall constitute a certification by the Borrower as of such Borrowing Date that each of the foregoing matters is true and correct in all respects.

      6.2.  Borrowing Request

            The Administrative Agent shall have received a Borrowing Request, executed by a duly authorized officer of the Borrower.

      6.3.  Law

            Such Revolving Loan not be prohibited by any applicable law, rule or regulation.

ARTICLE 7. AFFIRMATIVE COVENANTS

      The Borrower agrees that, so long as any Revolving Commitment is in effect and until the principal of, and interest on, each Revolving Loan, all Fees and all other amounts payable under the Loan Documents shall have been paid in full:

      7.1.  Financial Statements and Information

            The Borrower shall furnish or cause to be furnished to the Administrative Agent and each Lender:

                  (a) within 120 days after the end of each fiscal year:

                        (i) a copy of its Form 10-K filed with the SEC for such year containing the audited consolidated balance sheet and related statements of income, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by the Accountants (without (x) a "going concern" or like qualification or exception, (y) any qualification or exception as to the scope of such audit or (z) any qualification or exception which relates to the treatment or classification of any item and which, as a condition to the removal of such qualification, would require an adjustment to such item, the effect of which would be to cause the Borrower to be in default of any of its obligations under Section 8.14 (each, an "Impermissible Qualification")) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                        (ii) a copy of its unaudited consolidating balance sheet and related statements of income, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidating basis in accordance with GAAP consistently applied, together with a schedule of other financial information consisting of consolidating or combining details in columnar form with such consolidated Subsidiaries separately identified, in accordance with GAAP consistently applied;

                  (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year:

                        (i) a copy of its Form 10-Q filed with the SEC containing a copy of its consolidated balance sheet and the related consolidated statements of income and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, subject to normal year-end audit adjustments and the absence of footnotes;

                        (ii) a copy of its consolidating balance sheet and related statements of income, and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, in each case on a Subsidiary basis and divisional basis, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidating basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes, together with a schedule of other financial information consisting of consolidating or combining details in columnar form with such consolidating Subsidiaries separately identified, in accordance with GAAP consistently applied;

                  (c) concurrently with any delivery of financial statements under subsections (a) or (b) above, a certificate (a "Compliance Certificate") of a Financial Officer of the Borrower, substantially in the form of Exhibit D,
(i) certifying as to whether a Default has occurred and, if so, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 8.14 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 4.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate;

                  (d) concurrently with any delivery of financial statements under subsection (a) above, a certificate of the Accountants stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) concurrently with any delivery of financial statements under subsection (a) above, a certificate executed by a Financial Officer of the Borrower (i) setting forth the information required pursuant to Section 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of such certificate or the date of the most recent certificate delivered pursuant to this subsection (e), (ii) certifying that all Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interest of the Administrative Agent for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period) and (iii) identifying in the format of Schedules 7 and 8, as applicable, Equity Interests (as defined in the Security Agreement), Instruments (as defined in the Security Agreement) of the Borrower and each Subsidiary Guarantor in existence on the date thereof and not then listed on such Schedules or previously so identified to the Administrative Agent;

                  (f) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Borrower or any Subsidiary with the SEC or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

                  (g) within ten Business Days after the issuance of its Form 10-K in respect of each fiscal year (but in no event later than 120 days after the end of such fiscal year), a projected balance sheet, income statement and statement of cash flow for the coming fiscal year, in each case on a quarter by quarter basis;

                  (h) within ten Business Days after the issuance of its Form 10-Q in respect of each fiscal quarter (but in no event later than 60 days after the end of such fiscal quarter), (i) a detailed consolidating statement of the aging of all accounts receivables, accounts payable and inventory (raw material, work in process and finished goods), and (ii) schedules of backlog, in each case as of the end of such fiscal quarter; and

                  (i) promptly following any request therefor, such other information regarding the Borrower or any Subsidiary, or compliance with the terms of this Agreement, as any Credit Party may reasonably request.

       7.2.  Notice of Material Events

            The Borrower shall furnish to the Administrative Agent and each Lender, prompt written notice of the following together with a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any Governmental Authority against or affecting the Borrower or any Subsidiary that, if adversely determined, could in the good faith opinion of the Borrower reasonably be expected to result in a Material Adverse effect;

                  (c) any lapse, refusal to renew or extend or other termination of any material license, permit, franchise or other authorization issued to the Borrower or any Subsidiary by any Person or Governmental Authority, which lapse, refusal or termination, could reasonably be expected to result in a Material Adverse effect;

                  (d) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse effect;

                  (e) the occurrence of any insured damage to any portion of any Collateral in an amount in excess of $1,000,000 or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding; or

                  (f) the occurrence of any other development that has or could reasonably be expected to result in, a Material Adverse effect.

      7.3.  Existence; Conduct of Business

            The Borrower shall, and shall cause each Subsidiary to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (i) its legal existence (provided that the foregoing shall not prohibit any merger or consolidation not prohibited by Section 8.3), and (ii) all rights, licenses, permits, privileges and franchises the absence of which would reasonably be expected to have a Material Adverse effect.

      7.4.  Payment of Obligations

            The Borrower shall, and shall cause each Subsidiary to, pay and discharge when due, its obligations, including obligations with respect to Taxes, which, if unpaid, could reasonably be expected to result in a Material Adverse effect, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings diligently conducted, (ii) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse effect.

      7.5.  Maintenance of Properties

            The Borrower shall, and shall cause each Subsidiary to, maintain, protect and keep in good repair, working order and condition (ordinary wear and tear excepted) at all times, all of its property other than (i) property, the loss of which would not reasonably be expected to have a Material Adverse effect and (ii) destroyed or damaged property which is replaced during the Reinvestment Period.

      7.6.  Insurance

            The Borrower shall, and shall cause each Subsidiary to, maintain with financially sound and reputable insurance companies, (i) insurance in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption coverage) as are usually insured against in the same general area by companies engaged in the same or a similar business and (ii) such other insurance as is required pursuant to the terms of any Security Document, and furnish to the Administrative Agent, upon written request, full information as to the insurance carried.

      7.7.  Books and Records: Inspection Rights

            The Borrower shall, and shall cause each Subsidiary to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities and, at all reasonable times upon reasonable prior notice, permit representatives of the Credit Parties to (i) visit the offices of the Borrower and each Subsidiary, (ii) examine such books and records and Accountants' reports relating thereto, (iii) make copies or extracts therefrom,
(iv) discuss the affairs of the Borrower and each such Subsidiary with the respective officers thereof, (v) to examine and inspect the property of the Borrower and each such Subsidiary and (vi) meet and discuss the affairs of the Borrower and each such Subsidiary with the Accountants.

      7.8.  Compliance with Laws

            The Borrower shall, and shall cause each Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse effect.

      7.9.  Additional Subsidiaries

            (a) Domestic Subsidiaries. In the event that on or after the Effective Date, any Person shall become a Domestic Subsidiary, or any Subsidiary (other than a Subsidiary Guarantor) shall at any time be a Domestic Subsidiary, the Borrower shall (i) notify the Administrative Agent in writing thereof within ten Business Days thereof, (ii) cause such Person to execute and deliver to the Administrative Agent a Guarantee Supplement (as defined in the Subsidiary Guarantee) and to become a party to each applicable Security Document in the manner provided therein within 15 Business Days thereafter and to promptly take such actions to create and perfect Liens on such Person's assets to secure such Person's obligations under the Loan Documents as the Administrative Agent or the Required Lenders shall reasonably request, (iii) cause any shares of Capital Stock (if evidenced by certificated securities) of such new Domestic Subsidiary owned by or on behalf of any Loan Party to be pledged pursuant to the Security Agreement within 15 Business Days thereafter, (iv) cause the Borrower (and any other Loan Party which makes a loan or similar advance to such new Domestic Subsidiary) to deliver an Intercompany Note executed by such new Domestic Subsidiary and endorsed by the Borrower (and any such other Loan Party) to be to be pledged pursuant to the Security Agreement within 15 Business Days thereafter, (v) cause each such new Domestic Subsidiary to deliver to the Administrative Agent any shares of Capital Stock (if evidenced by certificated securities) of, or promissory notes evidencing Indebtedness of, any Subsidiary that are owned by or on behalf of such new Domestic Subsidiary within 15 Business Days after such Subsidiary is formed or acquired (except that, if any such Subsidiary is a Material Foreign Subsidiary, shares of Capital Stock of such Person to be so pledged may be limited as provided in subsection (b) below and, if requested by the Administrative Agent with respect to the pledge of Capital Stock of a Material Foreign Subsidiary, the Administrative Agent shall receive the documents referred to in subsection (b)(iii) below), and (vi) deliver to the Administrative Agent a Perfection Certificate with respect to such Subsidiary, such additional Financing Statements, Grants of Security Interest and Powers of Attorney (as each such term is defined in the Security Agreement) certificates, instruments and opinions as the Administrative Agent may request.

            (b) Foreign Subsidiaries. In the event that on or after the Effective Date, any Person shall become a Material Foreign Subsidiary, the Borrower shall (i) notify the Administrative Agent in writing thereof within ten Business Days thereof, (ii) cause such Person to execute and deliver to the Administrative Agent an Intercompany Subordination Agreement or a Supplement thereto, (iii) cause the lesser of (x) 65% of the outstanding shares of Capital Stock of such Material Foreign Subsidiary or (y) all of such shares owned by the Loan Parties to be pledged pursuant to the Security Agreement within five Business Days thereafter, provided, that if requested by the Administrative Agent with respect to the pledge of Capital Stock of a Material Foreign Subsidiary, deliver to the Administrative Agent an additional pledge agreement, in form and substance reasonably satisfactory to the Administrative Agent (each an "Additional Pledge Agreement") and an opinion of counsel (including counsel practicing under the laws of the jurisdiction under which such Material Foreign Subsidiary was formed) with respect to the enforceability of such Pledge Agreement or Additional Pledge Agreement and the validity and perfection of the Lien granted therein, (iv) if the aggregate principal amount of the Indebtedness of such Foreign Subsidiary to the Borrower (and any other Loan Party) incurred after the Effective Date exceeds $500,000, or if the aggregate principal amount of the Indebtedness of all Foreign Subsidiaries to the Borrower or any other Loan Party incurred after the Effective Date exceeds $1,000,000, promptly deliver to the Administrative Agent Intercompany Notes evidencing such Indebtedness, and (v) deliver to the Administrative Agent such certificates, instruments and opinions as the Administrative Agent may request.

            (c) Concerning Foreign Subsidiaries. If a Foreign Subsidiary which was not a Material Foreign Subsidiary at any time becomes a Material Foreign Subsidiary (or a Domestic Subsidiary) the Borrower shall, within 15 Business Days thereof, (i) notify the Administrative Agent thereof and (ii) deliver to the Administrative Agent the documents required by subsection (a) or (b) above, as applicable.

      7.10. Additional Collateral

            If after the Effective Date, the Borrower or any Subsidiary Guarantor acquires any property which would constitute Collateral, within ten Business Days thereafter, the Borrower shall, and shall cause each such Loan Party to, execute any and all documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements and other documents), that may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Borrower.

ARTICLE 8. NEGATIVE COVENANTS

            The Borrower agrees that, so long as any Revolving Commitment is in effect and until the principal of, and interest on, each Revolving Loan, all Fees and all other amounts payable under the Loan Documents shall have been paid in full:

      8.1.  Indebtedness

            The Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any liability for Indebtedness, except:

                  (a) Indebtedness due under the Loan Documents;

                  (b) Indebtedness of the Borrower or any Subsidiary existing on the Effective Date as set forth on Schedule 8.1 (other than the Terminating Bank Debt which is to be repaid on the Effective Date), and any extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

                  (c) Indebtedness of the Borrower to any Subsidiary or of Subsidiaries to the Borrower or other Subsidiaries, provided that (A) Indebtedness of the Borrower or any Subsidiary Guarantor to a Subsidiary that is not a Subsidiary Guarantor shall be subordinated pursuant to the Intercompany Subordination Agreement, (B) the principal amount of any Indebtedness of any Subsidiary that is not a Subsidiary Guarantor to the Borrower or any Subsidiary Guarantor shall not exceed $2,500,000, and (C) immediately after giving effect to any Indebtedness of any Subsidiary that is not a Subsidiary Guarantor to the Borrower or any Subsidiary Guarantor, the Available Intercompany Investment Amount shall not be less than $1.00;

                  (d) Guarantees by the Borrower of Indebtedness of its Subsidiaries or Guarantees by any Subsidiary of Indebtedness of the Borrower or of any other Subsidiary, provided that with respect to Guarantees by the Borrower or any Subsidiary Guarantor of Indebtedness of a Subsidiary that is not a Subsidiary Guarantor (A) such Guarantees shall be subordinated pursuant to the Intercompany Subordination Agreement, (B) the principal amount of any such Guaranty shall not exceed $2,500,000, and (C) immediately after giving effect thereto, the Available Intercompany Investment Amount shall not be less than $1.00;

                  (e) (i) Indebtedness of the Borrower or any Subsidiary (A) incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations, (B) assumed in connection with the acquisition of any such assets or (C) secured by a Lien on any such assets, (ii) Indebtedness of any Person that becomes a Subsidiary of the Borrower after the Effective Date, or (iii) extensions, renewals and replacements of any Indebtedness under this Section 8.1(e) that do not increase the outstanding principal amount thereof, provided that Indebtedness under this subsection 8.1(e) shall not (x) exceed an amount equal to $3,000,000 in aggregate principal amount at any one time outstanding minus the fair market value of all property securing any Lien under Section 8.2(c), and (y) except with respect to Indebtedness under clause (i)(A) of this Section 8.1(e), be created, assumed or incurred in contemplation of or in connection with any such acquisition or such Person becoming a Subsidiary.

                  (f) other unsecured Indebtedness of the Borrower or any Subsidiary not in excess of $2,000,000 in the aggregate excluding Indebtedness
(A) of Subsidiaries to the Borrower or other Subsidiaries, and (B) under the Loan Documents, provided that no Default shall exist immediately before and after giving effect thereto and all of the representations and warranties contained in Article 4 shall be true and correct as if then made (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date).

                  (g) unsecured Indebtedness of the Borrower (the "Refinancing Debt"), provided that: (i) no Default shall exist immediately before and after giving effect thereto and all of the representations and warranties contained in
Article 4 shall be true and correct as if then made (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date), (ii) the terms and conditions of the note or other agreements pursuant to which the Refinancing Debt is issued (collectively, the "Refinancing Debt Documents") are no less favorable taken as a whole to the Borrower that the terms and conditions of this Agreement, (iii) the Refinancing Debt shall be either pari passu with, or subordinated to, the Indebtedness under the Loan Documents, (iv) the maturity of such Indebtedness is not earlier than one year after the Maturity Date, (v) interest thereon is payable in cash, (vi) the Net Cash Proceeds thereof in excess of $5,000,000 are applied to the permanent reduction of the Aggregate Revolving Commitment and prepayment of the Revolving Loans pursuant to Sections 2.3 and 2.4, and (vii) the Administrative Agent receives a copy of the agreement, indenture or other documents governing such Refinancing Debt, which shall be in form and substance reasonably satisfactory to the Administrative Agent.

      8.2.  Negative Pledge

            The Borrower shall not, and shall not permit any Subsidiary to, create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except for the following (collectively, "Permitted Liens"):

            (a) any Customary Lien;

            (b) any Lien on any property or asset of the Borrower or any Subsidiary existing on the Effective Date and set forth on Schedule 8.2, provided that (i) except as set forth on such Schedule, such Lien shall not apply to any other property or asset of the Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the Effective Date and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

            (c) any Lien on any fixed or capital asset of the Borrower or any Subsidiary, provided that such Lien shall have been incurred prior to the acquisition of such asset by the Borrower or such Subsidiary, or prior to the time such Person became a Subsidiary of the Borrower, but in any event such Lien shall not have been created in contemplation of or in connection with the acquisition of such asset, or the creation or acquisition of any Person that, after giving effect thereto, is a Subsidiary of the Borrower, and provided further that (i) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary (other than fixed assets which constitute fixtures thereon or accessions thereto), (ii) at the time of acquisition of any such fixed asset, the aggregate amount remaining unpaid on all liabilities secured by Liens on such fixed asset, whether or not assumed by the Borrower or a Subsidiary, shall not exceed the fair market value at the time of acquisition of such fixed asset (as determined in good faith by the Board of Directors of the Borrower), (iii) at the time of the incurrence of such liabilities and after giving effect thereto and to the application of the proceeds thereof, no Default would exist and (iv) immediately after giving effect thereto, the fair market value of all property securing any Lien under this Section 8.2(c) shall not exceed an amount equal to $3,000,000 minus the outstanding principal amount of Indebtedness incurred pursuant to Section 8.1(e).

            (d) Liens on Margin Stock, if and to the extent that the value of the Margin Stock of the Borrower and its Subsidiaries exceeds 25 % of the assets (as determined by any reasonable method) of the Borrower and its Subsidiaries.

            (e) Liens incurred in connection with the purchase of inventory and other goods in the ordinary course of business on customary trade terms.

      8.3.  Fundamental Changes

            The Borrower shall not, and shall not permit Subsidiaries to, consolidate or merge into or with any other Person, or permit any other Person to merge into or consolidate with it or any of the Subsidiaries, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets, or all or substantially all of any class of the Capital Stock of any of the Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, or permit any Subsidiaries to do any of the foregoing, except that so long as immediately before and after giving effect thereto, no Default shall exist:

            (a) the Borrower may merge with any Subsidiary Guarantor and any Subsidiary Guarantor may merge with the Borrower or any other Subsidiary Guarantor, provided that in connection with any merger involving the Borrower, the Borrower shall be the survivor thereof;

            (b) any Subsidiary which is not a Subsidiary Guarantor may merge with any other Subsidiary which is not a Subsidiary Guarantor;

            (c) any Subsidiary which is not a Subsidiary Guarantor may merge with any Subsidiary Guarantor, and any Subsidiary Guarantor may merge with any Subsidiary which is not a Subsidiary Guarantor, provided that (i) immediately after giving effect to any such merger in which such Subsidiary Guarantor is the survivor, the Available Intercompany Investment Amount shall not be less than $1.00, (ii) with respect to any merger in which such Subsidiary Guarantor is not the survivor, such merger shall be treated as a Disposition for all purposes of Sections 2.4(b)(i) and 8.6(d);

            (d) the Borrower or any Subsidiary may merge with any Person that is not a Subsidiary, provided that (i) in connection with any such merger involving the Borrower, the Borrower shall be the survivor thereof, (ii) with respect to any such merger involving a Subsidiary in which, immediately after giving effect thereto, the surviving Person is not a Subsidiary, such merger shall be treated as a Disposition for all purposes of Sections 2.4(b)(i) and 8.6(d), (iii) with respect to any such merger involving a Loan Party in which, immediately after giving effect thereto, the surviving Person is a Subsidiary, (A) immediately after giving effect to any such merger, the Available Other Investment Amount shall not be less than $1.00, and (B) such merger shall be treated as an Acquisition for all purposes of Section 8.5;

            (e) any Subsidiary may make any Disposition permitted by Sections 8.6(c) or (d); and

            (f) any Subsidiary other than a Subsidiary Guarantor may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders.

      8.4.  Investments, Loans, Advances and Guarantees

            The Borrower shall not, and shall not permit any Subsidiary to, purchase or otherwise acquire, hold or invest in any derivative product, or any Capital Stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of any Person, or make or permit to exist any investment or any other interest in, any other Person, except:

            (a) investments in Cash Equivalents;

            (b) investments existing on the Effective Date as set forth on
Schedule 8.4;

            (c) investments by the Borrower or any Subsidiary in the Capital Stock of or debt issued by the Borrower and investments by any Subsidiary in the Capital Stock of or debt issued by any other Subsidiary, provided that (i) the proceeds of such investment in a Borrower or a Subsidiary Guarantor shall be received by the Borrower or such Subsidiary Guarantor, and (ii) immediately after giving effect to each investment by the Borrower or any Subsidiary Guarantor in the Capital Stock of or debt issued by any Subsidiary that is not a Subsidiary Guarantor, the Available Intercompany Investment Amount shall not be less than $1.00;

            (d) purchases or other acquisitions (including through a dividend or otherwise and whether in a single transaction or in a series of related transactions) (i) by the Borrower or any Subsidiary of any property or assets (other than in the ordinary course of business) from any other Subsidiary in a transaction permitted by Section 8.11 or (ii) by any Subsidiary of any property or assets (other than in the ordinary course of business) from the Borrower or any other Subsidiary in a transaction permitted by Section 8.11, provided that immediately after giving effect to any such purchase or acquisition between a Loan Party, as purchaser, and a Subsidiary which is not a Subsidiary Guarantor, as seller, the Available Intercompany Investment Amount shall not be less than $1.00;

            (e) Acquisitions permitted by Section 8.5;

            (f) Guarantees permitted by Section 8.1(d) and Secured Hedging Agreements permitted by Section 8.8; and

            (g) other investments (including Unconsolidated Investments, provided that (A) no Default shall or would exist immediately before or after giving effect thereto, (B) all of the representations and warranties contained in Article 4 shall be true and correct as if then made (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date), and (C) immediately after giving effect thereto, the Available Other Investment Amount shall not be less than $1.00.

      8.5.  Acquisitions

            The Borrower shall not, and shall not permit any Subsidiary to, at any time, make any purchase or other acquisition (including by way of a dividend received or otherwise and whether in a single transaction or in a series of related transactions and including each of the Pending Acquisitions) of (i) any assets of any other Person that, taken together, constitute a business unit, (ii) any Capital Stock of any other Person if, immediately thereafter, such other Person would be a Subsidiary of the Borrower (iii) any assets of any other Person otherwise not in the ordinary course of business, (iv) enter into any binding agreement to perform any transaction described in clauses (i), (ii) or (iii) above which is not contingent on obtaining the consent of the Required Lenders (each transaction described in clauses (i), (ii), (iii) and (iv) above being referred to as an "Acquisition"), or (v) make any deposit in connection with any potential Acquisition, except that the Borrower or any Subsidiary Guarantor may make an Acquisition, provided that:

            (a) no Default shall or would exist immediately before or after giving effect to each such Acquisition and all of the representations and warranties contained in Article 4 shall be true and correct as if then made (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date),

            (b) immediately after giving effect thereto, the Available Other Investment Amount shall not be less than $1.00,

            (c) with respect to each such Acquisition, the sum of (i) the cash consideration paid or agreed to be paid in connection with such Acquisition plus
(ii) an amount equal to the principal or stated amount of all liabilities assumed or incurred by such Person or any Loan Party in connection therewith shall not exceed $3,000,000,

            (d) the Borrower shall have delivered to the Administrative Agent and each Lender (i) notice thereof not less than ten days prior to the consummation of such Acquisition, and (ii) a certificate of a Financial Officer thereof, in all respects reasonably satisfactory to the Administrative Agent and dated the date of such consummation, certifying that no Default has occurred and is continuing, and setting forth reasonably detailed calculations demonstrating compliance with Section 8.14 on a pro-forma basis (after giving effect to such Acquisition and based on the most recent financial statements delivered pursuant to Section 7.1), and

            (e) the Borrower shall have delivered to the Administrative Agent such other information, documents and other items as the Administrative Agent shall have reasonably requested.

      8.6.  Dispositions

            The Borrower shall not, and shall not permit any Subsidiary to, sell, assign, lease, transfer or otherwise dispose of any property or assets, except:

            (a) (i) sales of inventory in the ordinary course of business and sales of Unconsolidated Investments, (ii) sales, assignments, transfers or other dispositions of any property or assets that, in the reasonable opinion of the Borrower or such Subsidiary, as the case may be, are obsolete or no longer useful in the conduct of its business, and (iii) Cash Equivalents;

            (b) sales of Margin Stock, if and to the extent that the value of the Margin Stock of the Borrower and the Subsidiaries exceeds 25% of the value of the assets (as determined by any reasonable method) of the Borrower and the Subsidiaries;

            (c) sales, assignments, leases, transfers or other dispositions of any property or assets by the Borrower to any Subsidiary and by any Subsidiary to the Borrower or any other such Subsidiary, provided that immediately after giving effect to any such transaction between a Loan Party and a Subsidiary which is not a Subsidiary Guarantor, the Available Intercompany Investment Amount shall not be less than $1.00;

            (d) sales, assignments, leases, transfers or other dispositions (each a "Disposition ") not otherwise described in this Section 8.6, provided that (i) immediately before and after giving effect to each such Disposition, no Default shall or would exist, (ii) 75% of the total consideration received or to be received therefor by the Borrower or the Subsidiaries shall be payable in cash or Cash Equivalents on or before the closing thereof and shall not be less than the fair market value thereof as reasonably determined by the Managing Person of the Borrower or such Subsidiary, (iii) the Administrative Agent and the Lenders shall have received (A) written notice thereof not less than ten Business Days prior to each such Disposition, and (B) a certificate in respect thereof signed by a duly authorized officer of the Borrower identifying the property or other asset subject to such Disposition, and certifying that the consideration received or to be received by the Borrower or such Subsidiary for such property has been determined by the Managing Person thereof to be not less than the fair market value of such property and (z) the total consideration to be paid in respect of such Disposition, together with estimates of items to be deducted therefrom in arriving at the Net Cash Proceeds thereof.

      8.7.  Restricted Payments

            The Borrower shall not, and shall not permit any Subsidiaries to declare, pay or make any dividend or other distribution, direct or indirect, on account of any Capital Stock issued by such Person now or hereafter outstanding (other than a dividend payable solely in shares or other units of such Capital Stock to the holders of such shares or other units) or any redemption, retirement, sinking fund or similar payment, purchase or other acquisition, direct or indirect, of any shares of any class of its Capital Stock now or hereafter outstanding (collectively, "Restricted Payments"), except Restricted Payments made by the Borrower to any Subsidiary or made by any Subsidiary to any other Subsidiary or to the Borrower, provided that (i) in the case of any Restricted Payment made by the Borrower to any Subsidiary, immediately before and after giving effect thereto, no Default shall or would exist, and (ii) in the case of a Restricted Payment made by a Loan Party to a Subsidiary which is not a Subsidiary Guarantor, immediately after giving effect thereto, the Available Intercompany Investment Amount shall not be less than $1.00.

      8.8.  Hedging Agreements

            The Borrower shall not, and shall not permit any Subsidiary to, enter into any Hedging Agreements, other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

      8.9.  Sale and Lease-Back Transactions

            The Borrower shall not, and shall not permit any Subsidiary to, enter into an arrangement with any Person or group of Persons providing for the renting or leasing by the Borrower or any Subsidiary of any property or asset which has been or is to be sold or transferred by the Borrower or any Subsidiary to any such Person.

      8.10. Lines of Business

            The Borrower shall not, and shall not permit any Subsidiary to, engage in any business other than the Line of Business.

      8.11. Transactions with Affiliates

            The Borrower shall not, and shall not permit any Subsidiary to, become a party to any transaction with an Affiliate, or permit any Subsidiary so to do, unless the Borrower's or such Subsidiary's Managing Person shall have determined that the terms and conditions relating thereto are as favorable to the Borrower or such Subsidiary as those which would be obtainable at the time in a comparable arms-length transaction with a Person other than an Affiliate.

      8.12. Use of Proceeds

            The Borrower shall not use the proceeds of the Revolving Loans for any purpose other than to (i) repay the Terminating Bank Debt, (ii) pay all of the Fees due hereunder, (iii) pay the reasonable out-of-pocket fees and expenses incurred by the Borrower in connection with the Loan Documents, (iv) for the Borrower's working capital purposes not inconsistent with the provisions hereof, and (v) for Capital Expenditures provided, however, that no part of such proceeds will be used, directly or indirectly, for a purpose which violates any law, including the provisions of Regulation G, T, U or X.

      8.13. Restrictive Agreements

            The Borrower shall not, and shall not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (i) the ability of the Borrower or any such Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (ii) the ability of any such Subsidiary to pay dividends or other distributions with respect to any shares of its Capital Stock or to make or repay loans or advances to the Borrower or any other Subsidiary of the Borrower or to Guarantee Indebtedness of the Borrower or any other Subsidiary of the Borrower, provided that (A) the foregoing shall not apply to restrictions and conditions imposed by applicable law or by any Loan Document and (B) the foregoing shall not apply to restrictions and conditions existing on the Effective Date identified on
Schedule 8.13 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (C) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary or the assets thereof to the extent permitted by this Agreement, in each case pending such sale, provided such restrictions and conditions apply only to such Subsidiary or such assets, and (D) clause (i) above shall not apply to (x) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (y) customary provisions in leases restricting the assignment thereof.

      8.14. Financial Covenants

            (a) Leverage Ratio. The Borrower shall not permit the Leverage Ratio to be greater than 1.50:1.00 at any time.

            (b) Ratio of Total Liabilities to Tangible Net Worth. The Borrower shall not permit the ratio of (i) Consolidated Total Liabilities minus the sum of (x) cash and (y) Cash Equivalents to the extent such sum exceeds $1,600,000 to Consolidated Tangible Net Worth to exceed, as of the last day of any fiscal quarter during the periods set forth below, the ratios set forth below:


                  Periods                              Ratio
                  -------                              -----

            Effective Date through
            September 30, 1998                      1.60:1.00

            October 1, 1998 and
            thereafter                              1.30:1.00.


            (c) Consolidated Working Capital. The Borrower shall not permit Consolidated Working Capital to be less than, as of the last day of any fiscal quarter during the periods set forth below, the amounts set forth below:

                  Periods                              Ratio
                  -------                              -----

            Effective Date through
            September 29, 1998                      $30,000,000

            September 30, 1998 and
            thereafter                              $40,000,000.


            (d) Quick Ratio. The Borrower shall not permit the Quick Ratio to be less than 0.70:1.00 as of the last day of any fiscal quarter.

            (e) Consolidated Tangible Net Worth. The Borrower shall not permit Consolidated Tangible Net Worth to be less than, as of the last day of any fiscal quarter, an amount equal to $48,400,000 plus the sum for each fiscal quarter ending after the Effective Date of the greater of (i) $25,000 or (ii) 50% of the net profit of the Borrower and its subsidiaries on a consolidated basis for each such fiscal quarter.

            (f) Capital Expenditures. The Borrower shall not make any Capital Expenditures (or incur any obligation to make any Capital Expenditure) or permit any of its Subsidiaries to do so, in any fiscal year in an aggregate amount in excess of the amounts set forth below for such fiscal year (to be calculated on a noncumulative basis so that amounts not expended in a fiscal year may not be carried over and expended in any subsequent fiscal year):


            Fiscal Year Ending                      Amount
            ------------------                      ------

            September 30, 1998                      $ 9,000,000
            September 30, 1999                      $11,000,000
            October 1, 1999 through
            the Maturity                            $ 5,500,000


ARTICLE 9. DEFAULTS

      9.1.  Events of Default

            The following shall each constitute an "Event of Default" hereunder:

                  (a) the failure of the Borrower to make any payment of principal on any Revolving Loan when due and payable; or

                  (b) the failure of the Borrower to make any payment of interest, Fees, expenses or other amounts payable under any Loan Document or otherwise to the Administrative Agent with respect to the loan facilities established hereunder within three Business Days of the date when due and payable; or

                  (c) the failure of the Borrower to observe or perform any covenant or agreement contained in Section 7.3(i), 7.9, 7.10 or Article 8; or

                  (d) the failure of any Loan Party to observe or perform any other term, covenant, or agreement contained in any Loan Document to which it is a party and such failure shall have continued unremedied for a period of 30 days after such Loan Party shall have obtained knowledge thereof; or

                  (e) any representation or warranty made by any Loan Party (or by an officer thereof on its behalf) in any Loan Document or in any certificate, report, opinion (other than an opinion of counsel) or other document delivered or to be delivered pursuant thereto, shall prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or

                  (f) (i) the occurrence of an event of default under, and as such term is defined in, the documents evidencing Refinancing Debt, or
      (ii) the failure of any Loan Party to make any payment (whether of principal or interest and regardless of amount) in respect of Material Liabilities when due or within any grace period for the payment thereof; or

                  (g) any event or condition occurs that results in any Material Liability becoming or being declared to be due and payable prior to the scheduled maturity thereof, or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Liability or any trustee or agent on its or their behalf to cause any Material Liability to be due and payable, or to require the prepayment, repurchase, redemption or defeasance thereof, in each case prior to the scheduled maturity thereof (in each case after giving effect to any applicable grace period); or

                  (h) any Loan Party shall (i) suspend or discontinue its business (except to the extent permitted by Section 7.3), (ii) make an assignment for the benefit of creditors, (iii) generally not be paying its debts as such debts become due, (iv) admit in writing its inability to pay its debts as they become due, (v) file a voluntary petition in bankruptcy,
      (vi) become insolvent (however such insolvency shall be evidenced), (vii) file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment of debt, liquidation or dissolution or similar relief under any present or future statute, law or regulation of any jurisdiction, (viii) petition or apply to any tribunal for any receiver, custodian or any trustee for any substantial part of its property, (ix) be the subject of any such proceeding filed against it which remains undismissed for a period of 45 days, (x) file any answer admitting or not contesting the material allegations of any such petition filed against it or any order, judgment or decree approving such petition in any such proceeding, (xi) seek, approve, consent to, or acquiesce in any such proceeding, or in the appointment of any trustee, receiver, sequestrator, custodian, liquidator, or fiscal agent for it, or any substantial part of its property, or an order is entered appointing any such trustee, receiver, custodian, liquidator or fiscal agent and such order remains in effect for 45 days, or (xii) take any formal action for the purpose of effecting any of the foregoing or looking to the liquidation or dissolution of the Borrower, such Subsidiary or such other Loan Party; or

                  (i) an (i) order or decree is entered by a court having jurisdiction (A) adjudging any Loan Party bankrupt or insolvent, (B) approving as properly filed a petition seeking reorganization, liquidation, arrangement, adjustment or composition of or in respect of any Loan Party under the bankruptcy or insolvency laws of any jurisdiction, (C) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of any Loan Party or of any substantial part of the property of any thereof, or (D) ordering the winding up or liquidation of the affairs of any Loan Party, and any such decree or order continues unstayed and in effect for a period of 45 days or (ii) order for relief is entered under the bankruptcy or insolvency laws of any jurisdiction or any other; or

                  (j) judgments or decrees against the Borrower or any Subsidiary aggregating in excess of $1,000,000 (unless adequately insured by a solvent unaffiliated insurance company which has acknowledged coverage) shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 30 days; or

                  (k) any Loan Document shall cease, for any reason, to be in full force and effect (other than in accordance with its terms), or any Loan Party shall so assert in writing or shall disavow any of its obligations thereunder; or

                  (l) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on, and security interest it, any Collateral, with the priority required by the applicable Security Document, except as a result of a Disposition thereof to the extent permitted under the Loan Documents; or

                  (m) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and the Subsidiaries which would, individually or in the aggregate, have a Material Adverse effect; or

                  (n) The occurrence of a Change of Control.

      9.2. Contract Remedies

            (a) Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof,

                        (i) in the case of an Event of Default specified in
      Section 9.1(h) or 9.1(i), without declaration or notice to the Borrower, all of the Commitments shall immediately and automatically terminate, and the Revolving Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall immediately become due and payable, and

                        (ii) in all other cases, upon the direction of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare all of the Commitments to be terminated forthwith, whereupon such Commitments shall immediately terminate, and/or declare the Revolving Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents to be due and payable forthwith, whereupon the same shall immediately become due and payable.

In the event that the Revolving Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall have been declared due and payable pursuant to the provisions of this Section 9.2, the Administrative Agent (i) upon the direction of the Required Lenders, shall proceed to enforce the rights of the holders of the Notes by suit in equity, action at law and/or other appropriate proceedings, whether for payment or the specific performance of any covenant or agreement contained in the Loan Documents and (ii) may exercise any and all rights and remedies provided to the Administrative Agent by the Loan Documents. Except as otherwise expressly provided in the Loan Documents, the Borrower expressly waives, presentment, demand, protest and all other notices of any kind in connection with the Loan Documents are hereby expressly waived. The Borrower hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of any Loan Document.

            (b) In the event that all of the Commitments shall have been terminated or the Revolving Loans, all accrued and unpaid interest thereon and all other amounts owing under the Loan Documents shall have been declared due and payable pursuant to the provisions of this Section 9.2, any funds received by any Credit Party from or on behalf of the Borrower (except funds received by any Lender as a result of a purchase from any other Lender pursuant to Section 2.5(c)) shall be remitted to, and applied by, the Administrative Agent in the following manner and order:

                  (i) first, to the payment of interest on, and then the principal portion of, any Revolving Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or any Loan Party;

                  (ii) second, to reimburse the Administrative Agent and the Lenders, in that order, for any expenses due from the Borrower pursuant to the provisions of Section 11.4,

                  (iii) third, to the payment of the Fees, pro rata according to the Fees due and owing to the Credit Parties,

                  (iv) fourth, to the payment of any other fees, expenses or other amounts (other than the principal of and interest on the Revolving Loans) payable by the Loan Parties to the Credit Parties under the Loan Documents,

                  (v) fifth, to the payment, pro rata according to the Outstanding Percentage of each Lender, of interest due on the Revolving Loans,

                  (vi) sixth, to the payment to the Lenders of, and on a pro rata basis in accordance with, the unpaid principal amount of the Loans and each amount then due and payable under each Secured Hedging Agreement, and

                  (vii) seventh, any remaining funds shall be paid to whomsoever shall be entitled thereto or as a court of competent jurisdiction shall direct.

ARTICLE 10. THE ADMINISTRATIVE AGENT

      10.1. Appointment

            Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

      10.2. Individual Capacity

            The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such Person and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, any Subsidiary, or any Affiliate of the Borrower as if it were not the Administrative Agent hereunder.

      10.3. Exculpatory Provisions

            The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (1) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (2) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.1), and (3) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 11.1) or in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or another Credit Party and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreements, instrument or document, or (v) the satisfaction of any condition set forth in Articles 5 or 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

      10.4. Reliance by Administrative Agent

            The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel to the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

      10.5. Reliance by Administrative Agent

            The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent, provided that no such delegation shall serve as a release of the Administrative Agent or waiver by the Borrower of any rights hereunder. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article 10 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

      10.6. Resignation; Successor Administrative Agent

            Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 10.6, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 11.1 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective

Related Parties in respect of any actions taken or permitted to be taken by any of them while it was acting as Administrative Agent.

      10.7. Non-Reliance on Other Credit Parties

            Each Credit Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Credit Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Credit Party and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

ARTICLE 11. OTHER PROVISIONS

      11.1. Amendments and Waivers

            (a) No failure to exercise and no delay in exercising, on the part of any Credit Party, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by this Section 11.1, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Revolving Loan shall not be construed as a waiver of any Default, regardless of whether any Credit Party may have had notice or knowledge of such Default at the time.

            (b) Notwithstanding anything to the contrary contained in any Loan Document, with the written consent of the Required Lenders, the Administrative Agent and the appropriate parties to the Loan Documents (other than the other Credit Parties) may, from time to time, enter into written amendments, supplements or modifications thereof and, with the consent of the Required Lenders, the Administrative Agent on behalf of the other Credit Parties, may execute and deliver to any such parties a written instrument waiving or consenting to the departure from, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default and its consequences; provided, however, that no such amendment, supplement, modification, waiver or consent shall:

                  (i) increase the Revolving Commitment of any Lender, without such Lender's consent;

                  (ii) unless agreed to by each Credit Party affected thereby,
      (A) reduce the principal amount of any Revolving Loan, or reduce the rate of interest thereon, or reduce any fees or other obligations payable under the Loan Documents or (B) extend any date (including the Maturity Date) fixed for the payment of any principal of or interest on any Revolving Loan, any fees, or any other obligation payable under the Loan Documents;

                  (iii) unless agreed to by all of the Lenders, (A) increase the Aggregate Revolving Commitment, (B) change the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, (C) change Section 2.5 in a manner that would alter the pro rata sharing of payments required thereby, (D) consent to any assignment or delegation by any Loan Party of any of its rights or obligations under any Loan Document, (E) release any Subsidiary Guarantor from its obligations under the Subsidiary Guarantee (except as expressly provided therein or as a result of the termination of the existence of such Subsidiary Guarantor in a transaction permitted by Sections 8.3, 8.4 or 8.6), or (F) release all or substantially all of the Collateral from the Liens of the Security Documents, release any of the Collateral from the Liens of the Security Documents, except as may be expressly permitted thereunder or in connection with a transaction permitted by Sections 8.3, 8.4 or 8.5); and

                  (iv) unless agreed to by the Administrative Agent, amend, modify or otherwise affect the rights or duties of the Administrative Agent under the Loan Documents.

            Any such amendment, supplement, modification, waiver or consent shall apply equally to each Credit Party and shall be binding upon each Credit Party and each Loan Party to the applicable Loan Document, and upon all future holders of the Notes. In the case of any waiver, the Credit Parties and each Loan Party to the applicable Loan Document shall be restored to their former position and rights hereunder and under the outstanding Notes and other Loan Documents to the extent provided for in such waiver, and any Default waived shall not extend to any subsequent or other Default, or impair any right consequent thereon.

      11.2. Notices

            All notices, requests and demands to or upon the respective parties to the Loan Documents to be effective shall be in writing and, unless otherwise expressly provided therein, shall be deemed to have been duly given or made when delivered by hand, one Business Day after having been sent by overnight courier service, or when deposited in the mail, first-class postage prepaid, or, in the case of notice by facsimile, when sent, to the last address (including telephone and facsimile numbers) for such party specified by such party in a written notice delivered to the Administrative Agent and the Borrower or, if no such written notice was so delivered, as follows:

            (a) in the case of the Borrower, to Robotic Vision Systems, Inc., 435 Rabro Drive East, Hauppauge, New York 11788, Attention: Robert Walker, Executive Vice President; Telephone: (516) 273-9700; Facsimile (516) 273-6055, with a copy to Cooperman, Levitt, Winikoff, Lester & Newman, P.C., 800 Third Avenue, New York, New York 10022, Attention: Ira I. Roxland, Esq.; Telephone: (212) 688-7000, Facsimile (212) 755-2839;

                  (b) in the case of the Administrative Agent, to The Bank of New York, Agency Function Administration, One Wall Street, 18th Floor, New York,

      NY 10286; Attention: Pina Impeduglia, Telephone: (212) 635-4696, Facsimile
      (212) 635-6365 or 6366 or 6367; with a copy to: The Bank of New York, 604 Broad Hollow Road, Melville, NY 11747, Attention: Mary S. McGovern, Vice President; Telephone: (516) 755-1749, Facsimile: (516) 752-1507,

                  (c) in the case of a Lender, at its address set forth on its signature page hereto or, in the Assignment or Acceptance Agreement or other instrument pursuant to which it became a Lender;

provided, however, that any notice, request or demand by the Borrower pursuant to Sections 2.2, 2.3, 2.4 or 3.3 shall not be effective until received. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by facsimile or other electronic means as fully as if originally signed.

      11.3. Survival

            All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Revolving Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Revolving Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 3.5 through and including 3.7, Article 10, Section 11.1(a) and Section
11.4 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Revolving Loans or the termination of the Commitments, this Agreement or any provision hereof.

      11.4. Expenses; Indemnity

            (a) The Borrower agrees, on demand therefor and whether any Revolving Loan is made (i) to pay or reimburse the Administrative Agent and its Affiliates for all reasonable expenses incurred thereby, including the reasonable fees, charges and disbursements of counsel, incurred in connection with the development, preparation, execution, syndication and administration of, the Loan Documents and any amendment, supplement or modification thereto (whether or not executed or effective), any documents prepared in connection therewith and the consummation of the transactions contemplated thereby and (ii) to pay or reimburse each Credit Party for all of its costs and expenses, including reasonable fees and disbursements of counsel, incurred in connection with (A) any Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether consummated or not) of the obligations of any Loan Party under any of the Loan Documents and (B) the enforcement of this Section 11.4.

            (b) The Borrower shall, on demand therefor, indemnify each Credit Party and each of their respective Related Parties (each, an "Indemnified Person") against, and hold each Indemnified Person harmless from, any and all losses, claims, damages, penalties, liabilities and related expenses, including the fees, charges and disbursements of any counsel, incurred by or asserted against any Indemnified Person arising out of, in connection with, or as a result of (i) any breach by the Borrower of the terms of any Loan Document, the use of proceeds of any Revolving Loan or any action or failure to act on the part of the Borrower,
(ii) the consummation of the Transactions or any other transactions contemplated hereby, (iii) any actual or alleged presence or release of Hazardous Substance on or from any property owned or operated by the Borrower or any Subsidiary, or any liability in respect of any Environmental Law related in any way to the Borrower or any Subsidiary, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnified Person is a party thereto (collectively, the "Indemnified Liabilities"), provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnified Person.

            (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or any of its Affiliates under subsections (a) or (b) of this Section 11.4, each Lender severally agrees, on demand therefor, to pay to the Administrative Agent such Lender's Commitment Percentage (or, if the Commitments have then terminated, the Outstanding Percentage) of such amount (determined as of the time that the applicable unreimbursed expense or Indemnified Liability is sought).

            (d) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnified Person for any special, indirect, consequential or punitive damages (whether accrued and whether known or suspected to exist in its favor) arising out of, in connection with, or as a result of, the Loan Documents, the Transactions or any Revolving Loan or the use of the proceeds thereof.

      11.5. Successors and Assigns

            (a) The Loan Documents shall be binding upon and inure to the benefit of each of the parties thereto, and their respective successors and assigns, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Credit Party (and any such attempted assignment or transfer without such consent shall be null and void).

            (b) Each Lender may assign all or a portion of its rights and obligations under the Loan Documents to (i) any Subsidiary or Affiliate of such Lender, (ii) any other Lender, or (iii) with the consent of the Borrower and the Administrative Agent (which consents shall not be unreasonably withheld or delayed and, in the case of the Borrower's consent, shall not be required during the continuance of an Event of Default), to any other Eligible Institution, provided that:

                  (A) each such assignment shall be of a constant, and not a varying, percentage of all of the assignor Lender's rights and obligations under the Loan Documents;

                  (B) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Revolving Commitment, the amount of the Revolving Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance Agreement with respect to such assignment is delivered to the Administrative Agent) shall not be less than $2,500,000; and

                  (C) the assignor and such assignee shall deliver to the Administrative Agent three copies of an Assignment and Acceptance Agreement executed by each of them, along with an assignment fee in the sum of $3,500 for the account of the Administrative Agent and, if the assignee is not then a Lender and is a Foreign Credit Party, the documents required by Section 3.7(d).

Upon receipt of such number of executed copies of each such Assignment and Acceptance Agreement together with the assignment fee therefor and the consents required to such assignment, if required, the Administrative Agent shall record the same and execute not less than two copies of such Assignment and Acceptance Agreement in the appropriate place, deliver one such copy to the assignor and one such copy to the assignee, and deliver one photocopy thereof, as executed, to the Borrower. From and after the Assignment Effective Date specified in, and as defined in, such Assignment and Acceptance Agreement, the assignee thereunder shall, unless already a Lender, become a party hereto and shall, for all purposes of the Loan Documents, be deemed a "Lender" and, to the extent provided in such Assignment and Acceptance Agreement, the assignor Lender thereunder shall be released from its obligations under this Agreement and the other Loan Documents. The Borrower agrees that, if requested, in connection with each such assignment, it shall at its own cost and expense execute and deliver to the Administrative Agent or such assignee a Note, each payable to the order of such assignee and dated the Effective Date. The Administrative Agent shall be entitled to rely upon the representations and warranties made by the assignee under each Assignment and Acceptance Agreement.

            (c) Each Lender may grant participations in all or any part of its rights and obligations under the Loan Documents to one or more Eligible Institutions, provided that (i) such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties to this Agreement and the other Loan Documents for the performance of such obligations, (iii) the Borrower and the Credit Parties shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents, (iv) the granting of such participation does not require that any additional loss, cost or expense be borne by the Borrower at any time, and (v) the voting rights of any holder of any participation shall be limited to decisions that in accordance with Section 11.1 require the consent of all of the Lenders.

            (d) Subject to subsection (e) below, any Lender may at any time assign all or any portion of its rights under any Loan Document to any Federal Reserve Bank.

            (e) Except to the extent of any assignment pursuant to subsection
(b) above, no Lender shall be relieved of any of its obligations under the Loan Documents as a result of any assignment of or granting of participations in, all or any part of its rights and obligations under the Loan Documents.

      11.6. Counterparts; Integration

            Each Loan Document (other than the Notes) may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. Delivery of an executed counterpart of a signature page of any Loan Document by facsimile shall be effective as delivery of a manually executed counterpart of such Loan Document. The Loan Documents and any separate letter agreements between the Borrower and a Credit Party with respect to fees embody the entire agreement and understanding among the Loan Parties and the Credit Parties with respect to the subject matter thereof and supersede all prior agreements and understandings among the Loan Parties and the Credit Parties with respect to the subject matter thereof.

      11.7. Severability

            Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

      11.8. Judgment Currency

            (a) Each Loan Party's obligations under the Loan Documents to make payments in the applicable Currency (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that, on the Business Day immediately following the date of such tender or recovery, the Administrative Agent or the applicable Lender, as the case may be, may, in accordance with normal banking procedures, purchase the Obligation Currency with such other currency. If for the purpose of obtaining or enforcing judgment against any Loan Party in any court or in any jurisdiction, it becomes necessary to convert into any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange at which, in accordance with normal banking procedures in the relevant jurisdiction, the Obligation Currency could be purchased with the Judgment Currency as of the day immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").

            (b) If the amount of Obligation Currency purchased pursuant to the last sentence of subsection (a) above is less than the sum originally due in the Obligation Currency, the applicable Loan Party covenants and agrees to indemnify the applicable recipient against such loss, and if the Obligation Currency so purchased exceeds the sum originally due to such recipient, such recipient agrees to remit to the applicable Loan Party such excess.

      11.9. International Banking Facilities

            (a) The Borrower and the other Loan Parties acknowledge that some or all of the Lenders may, in connection with the Loan Documents, utilize an International banking facility (as defined in Regulation D).

            (b) Each Loan Party which is an entity located outside the United States (i) understands that it is the policy of the Board of Governors of the Federal Reserve

System that deposits received by International banking facilities may be used only to support the non-U.S. operations of a depositor (or its foreign affiliates) located outside the United States and that extensions of credit by International banking facilities may be used only to finance the non-U.S. operations of a customer (or its foreign affiliates) located outside the United States, and (ii) acknowledges that the proceeds of its borrowings hereunder from an international banking facility will be used solely to finance its operations outside the United States, or that of its foreign affiliates.

      11.10. Governing Law

            The Loan Documents and the rights and obligations of the parties thereunder shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

      11.11. Jurisdiction; Service of Process

            Each party to a Loan Document hereby irrevocably submits to the nonexclusive jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Loan Documents. Each party to a Loan Document hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Loan Party hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that a Credit Party may otherwise have to bring any action or proceeding relating to Loan Documents against the Borrower or its properties in the courts of any jurisdiction. Each party to a Loan Document hereby irrevocably consents to service of process in the manner provided for notices in Section 11.2. Nothing in this Agreement will affect the right of any party to a Loan Document to serve process in any other manner permitted by law.

      11.12. WAIVER OF TRIAL BY JURY

            EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.12.

            IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                     ROBOTIC VISION SYSTEMS, INC.


                                     By:  /s/ Robert H. Walker
                                          --------------------------
                                     Name: Robert H. Walker
                                     Title: Executive Vice President

                  ROBOTIC VISION SYSTEMS, INC. CREDIT AGREEMENT


                                     THE BANK OF NEW YORK,
                                     Individually and as Administrative Agent


                                     By: /s/ Steven E. Ratner
                                         -------------------------
                                     Name: Steven E. Ratner
                                     Title: Vice President

                                     Revolving Commitment: $17,500,000

                                     Address for Notices

                                     The Bank of New York
                                     Agency Function Administration
                                     One Wall Street
                                     18th Floor
                                     New York, NY 10286
                                     Attention: Pina Impeduglia
                                     Telephone: (212) 635-4696
                                     Facsimile (212) 635-6365 or 6366 or 6367
                                     with a copy to:

                                     The Bank of New York
                                     604 Broad Hollow Road
                                     Melville, NY 11747
                                     Attention: Mary S. McGovern
                                                Vice President
                                     Telephone: (516) 755-1749
                                     Facsimile (516) 752-1507

                  ROBOTIC VISION SYSTEMS, INC. CREDIT AGREEMENT


                                     CORESTATES BANK, N.A.


                                     By: /s/ R. Thomas Esser
                                         --------------------------
                                     Name: R. Thomas Esser
                                           ------------------------
                                     Title: Vice President
                                            -----------------------

                                     Revolving Commitment: $10,000,000


                                     Address for Notices

                                     CoreStates Bank, N.A.
                                     1339 Chestnut Street
                                     F-C-1-8-4-2
                                     Philadelphia, PA 19107-3578
                                     Attention: Tom Esser,
                                                Vice President
                                     Telephone: (215) 973-8033
                                     Facsimile: (215) 973-5831

                  ROBOTIC VISION SYSTEMS, INC. CREDIT AGREEMENT

                                     FLEET BANK, N.A.


                                     By: /s/ Magda Hayden
                                         --------------------------
                                     Name: Magda Hayden
                                           ------------------------
                                     Title: Vice President
                                            -----------------------

                                     Revolving Commitment: $10,000,000


                                     Address for Notices

                                     Fleet Bank, N.A.
                                     300 Broad Hollow Road
                                     4th Floor
                                     Melville, New York 11747
                                     Attention: Magda Hayden, Vice President
                                     Telephone: (516) 547-7726
                                     Facsimile: (516) 547-7815

                                   EXHIBIT 1.4

                                LICENSE AGREEMENT

      This LICENSE AGREEMENT is made this ____ day of ________, 1998, by and between ROSEMOUNT AEROSPACE INC., a Delaware corporation ("Buyer") and ROBOTIC VISION SYSTEMS, INC., a Delaware corporation ("Seller").

                                    RECITALS

A. Reference is made to the Asset Purchase Agreement dated as of ________________ (the "Purchase Agreement") between Buyer and Seller, in which Seller agrees to sell and transfer to Buyer, and Buyer agrees to purchase and accept from Seller on the Closing Date, the Intellectual Property (as defined in the Purchase Agreement).

B. Seller desires to use the Intellectual Property in the Licensed Field of Use (as hereinafter defined) after the Closing Date.

C. Buyer is willing to grant to Seller a license to use the Intellectual Property in the Licensed Field of Use after the Closing Date, subject to the terms and conditions of this License Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and representations herein contained, Buyer and Seller agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

1.1 The following terms, as defined herein, shall have the meanings set forth below:

a) "Licensed Field of Use" means the manufacture, use, sale and service of products, components and systems that utilize the Intellectual Property. The Licensed Field of Use shall be limited to products, components and systems for:
      (u) object identification, measurement, inspection and gauging;
      (v) package identification;
      (w) material handling;
      (x) robotics control;
      (y) semiconductor handling and assembly; and
      (z) other machine vision systems unrelated to detection of ice or frozen contaminants.

b) Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.

                                   ARTICLE II
                                  LICENSE GRANT

2.1 Buyer grants to Seller a non-exclusive, worldwide, royalty-free license to use the Intellectual Property in the Licensed Field of Use after the Closing Date, and to perform the Transition Services and Supply Agreement (the "Transition Agreement").

2.2 The licenses granted in Article 2.1 are personal and nontransferable, and may not be assigned or sublicensed by Seller.

2.3 During the three (3) year period following the Closing Date, Buyer shall not grant any licenses to third parties to use the Intellectual Property in the Licensed Field of Use, provided that during and subsequent to said period, Buyer reserves the right to use the Intellectual Property in the Licensed Field of Use for its own use and benefit.

2.4 No right or license of any kind is granted to Seller to use the Intellectual Property outside of the Licensed Field of Use, and Seller agrees not to use the Intellectual Property in connection with any business activity other than the Licensed Field of Use and the Transition Agreement; provided however, that Seller shall not be in breach of this License Agreement if it sells a product specifically targeted for use in the Licensed Field of Use and the purchaser of such product uses the same in an application outside the Licensed Field of Use.

                                   ARTICLE III
                      FILINGS, MAINTENANCE AND ENFORCEMENT

3.1 Buyer shall have the sole right to make any and all appropriate applications or filings in order to register, protect, or otherwise maintain the Intellectual Property, and shall be the sole owner thereof; Seller agrees to provide reasonable assistance to Buyer at the written request of Buyer, and at Buyer's sole expense in support of the same. Buyer shall be under no obligation to Seller or any other party to take any action to register, protect or maintain the Intellectual Property.

3.2 Buyer shall have the sole right, at Buyer's sole expense and discretion, to bring any legal action against persons infringing, using without Buyer's authorization, or otherwise violating the Intellectual Property. Seller shall promptly advise Buyer in writing of any actual or suspected infringement, use without authorization, or violation of the Intellectual Property (including but not limited to such activity in the Licensed Field of Use) and shall cooperate with Buyer in any and all actions relating thereto.

3.3 The provisions of this Article III have no effect on Seller's obligations to take actions with respect to its employees as set forth in Article 3.9 of the Purchase Agreement, or to continue to prosecute its claims and defend against cross claims and counterclaims as set forth in Article 3.13 and Exhibit 3.13 of the Purchase Agreement.

                                   ARTICLE IV
                            CONFIDENTIAL INFORMATION

4.1 With respect to the Intellectual Property licensed to Seller under this Agreement, Seller agrees to take all reasonable steps, in accordance with Seller's customary procedures for protecting its own confidential and proprietary information, to safeguard such Intellectual Property from unauthorized use and disclosure. Further, Seller shall hold, and shall cause its officers, directors, employees and agents to hold, in confidence, the Intellectual Property, except to the extent such Intellectual Property is shown by Seller: (a) to be in the public domain through no fault of the Seller; or (b) to have been lawfully acquired from a third party on an unrestricted basis; or
(c) to be subject to disclosure in response to judicial proceedings, in which case Seller shall provide Buyer advance written notice thereof and assist Buyer in opposing such disclosure; provided that the Seller may disclose the Intellectual Property to a third party so long as such third party agrees in writing to hold such Intellectual Property in confidence and not use such Intellectual Property for any purpose other than the Licensed Field of Use; provided further that if Seller or such third party breaches the confidentiality obligations of this Article IV, then Seller shall so inform the Buyer, and Seller shall take all reasonable steps at the request of the Buyer to remedy such breach.

4.2 The provisions of Article IV shall survive any termination of this Agreement.

                                    ARTICLE V
                     WARRANTIES AND LIMITATION OF LIABILITY

5.1 ALL WARRANTIES, EXPRESSED OR IMPLIED, ARE HEREBY DISCLAIMED BY BUYER, INCLUDING ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

5.2 BUYER SHALL NOT BE LIABLE TO SELLER FOR ANY LOSS, EXPENSE, OR DAMAGE ARISING OUT OF OR RESULTING FROM SELLER'S USE OF THE INTELLECTUAL PROPERTY. IN NO EVENT SHALL BUYER BE LIABLE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, OR CONSEQUENTIAL LOSS OR DAMAGES.

5.3 Buyer makes no warranties as to the validity or enforceability of the Intellectual Property or that Seller's use of the Intellectual Property will be free from infringement of any intellectual property rights of a third party. Buyer shall not, under any circumstances, indemnify or otherwise be liable to Seller for any damages or claims arising out of or in connection with the Intellectual Property.

                                   ARTICLE VI
                              TERM AND TERMINATION

6.1 Except as set forth in Article 6.2, this License Agreement shall continue in effect until each type of intellectual property licensed hereunder expires, irreversibly lapses, or is otherwise available for use by third parties on an unrestricted basis.

6.2 Any unauthorized use or disclosure of the Intellectual Property by Seller (including but not limited to any use of the Intellectual Property in fields outside of the Licensed Field of Use (except as set forth in Article 2.4) and any failure to abide by the Confidentiality provisions of Article IV) shall be a material breach of this Agreement. Buyer shall give Seller written notice of any such material breach; if such breach is not cured within fifteen (15) business days of receipt of such notice, then Buyer may immediately terminate this License Agreement. On such termination, Seller shall cease all uses of the Intellectual Property.

6.3 Buyer shall be entitled to immediate injunctive relief if Seller commits any material breach of this Agreement.

6.4 Termination of this Agreement shall be without prejudice to Buyer's right to recover damages resulting from such breach.

                                   ARTICLE VII
                                  MISCELLANEOUS

7.1 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed to be properly given when received either by personal delivery, next day delivery by a national courier or by delivery certified U.S. mail, return receipt requested, properly addressed to the party entitled to receive such notice at the address stated below:

       To Buyer:        Rosemount Aerospace Inc.
                        14300 Judicial Road
                        Burnsville, Minnesota 55306-48908
                        Attention:  Vice President -- Commercial Transport

       With a Copy to:  BFGoodrich Aerospace
                        250 N. Cleveland-Massillon Road
                        Akron, OH 44334
                        Attention: Law Department

       To Seller:       Robotic Vision Systems, Inc.
                        5 Shawmut Road
                        Canton, Massachusetts 02021
                        Attention: Chief Financial Officer

       With a Copy to:  Cooperman Levitt Winikoff Lester & Newman
                        800 Third Avenue
                        New York, New York 10022
                        Attention: Ira Roxland, Esq.

7.2 Entire Agreement. This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings.

7.3 Waiver, Discharge, Etc. This Agreement may not be released, discharged or modified except by an instrument in writing signed by a duly authorized officer on behalf of each of the parties hereto. The failure of Buyer to enforce any provision of this Agreement shall not be a waiver of such provision or subsequent breach of the same or any other obligation hereunder.

7.4 Governing Law. This Agreement shall be construed and the rights of the parties hereunder shall be governed by the laws of the State of Minnesota and without regard to conflicts of laws. Any unresolved disputes shall be submitted to the Federal Courts of Minnesota.

7.5 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one Agreement.

7.6 Severability. If any provision of this Agreement is held to be invalid or unenforceable, for any reason, it shall not invalidate or render unenforceable or otherwise affect any other provision hereof, and such invalid or unenforceable provision shall be construed by limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable law.

7.7 Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns; provided, however, that the Buyer may assign its rights without the consent of any of the parties hereto to any affiliate of the Buyer, but no such assignment will relieve Buyer of its obligations under this Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.


ROSEMOUNT AEROSPACE INC.             ROBOTIC VISION SYSTEMS, INC.
By: ___________________________      By: _____________________________

Name: _________________________      Name: ___________________________

Title: ________________________      Title: __________________________


                                   EXHIBIT 3.9

                          ROBOTIC VISION SYSTEMS, INC.

            CONFIDENTIALITY, INVENTIONS AND NON-COMPETITION AGREEMENT

      In consideration of and as a condition of (i) my employment by Robotic Vision Systems, Inc. ("RVSI") or any of its subsidiary corporations (collectively with RVSI, the "RVSI Companies") and (ii) my being granted contemporaneously therewith an option to Purchase shares of RVSI Common Stock, I agree and covenant with RVSI as follows:

      1. Confidentiality of Information. During the term of my employment by RVSI and/or any of the RVSI Companies and thereafter, I will not disclose any secret or confidential information that I may learn by reason of my employment by any of the RVSI Companies. The term "confidential information" includes, without limitation, information not previously disclosed to the public by senior management of RVSI with respect to the products, facilities, applications and methods, trade secrets and other intellectual property, processes, systems, procedures, manuals, confidential reports, customers, suppliers, product price lists, customer lists, supplier lists, technical information, financial information business plans, prospects or opportunities of RVSI and/or any of the RVSI Companies, whether or not such information has explicitly been designated as secret, confidential or restricted by RVSI and/or any of the other RVSI Companies.

      2. Exclusive Property. All confidential information is and shall remain the exclusive property of RVSI. All business records, papers and documents kept or made by me relating to the business of any of the RVSI Companies shall be and remain the property of RVSI.

      3. Inventions. Except as set forth on Exhibit A attached hereto, I agree that any interest in inventions, improvements, developments and processes, patents, patent applications and copyrights (collectively "Inventions") which result from or are suggested by any of the work I will perform for any of the RVSI Companies and which I may develop during the period I am employed by any of the RVSI Companies shall belong to and be the exclusive property of RVSI. I agree to execute all such assignments and other documents and take all such other action as RVSI may reasonably request in order to more fully vest in RVSI and/or any of the other RVSI Companies all of my right, title and interest in and to each such Invention, free and clear of all liens and claims. I agree to timely communicate to my immediate supervisor or such other person as RVSI has designated any ideas, improvements or discoveries which I believe may or could constitute an Invention.


             CONFIDENTIALITY, INVENTIONS & NON-COMPETITION AGREEMENT
                       REVISED 12/96 (OPTION & EMPLOYMENT)

      4. Time; Non-Competition. During the term of my employment, I will devote all of my working time for the benefit of the RVSI Company that I am employed by and will not, directly or indirectly, own any interest in and for a period of one year after employment terminates, I will not operate, join or render other assistance to or be connected with, as an employee, consultant or otherwise any partnership, corporation or other business organization that competes with RVSI or any of the other RVSI Companies; provided that the foregoing restrictions shall not apply to and shall not prevent passive stock investments in publicly held companies. I further agree that I shall not directly or indirectly assist any company, organization or individual in the selection or recruitment of personnel from the RVSI Companies throughout the term of my employment or during a one year: period subsequent to any termination of my employment for any reason whatsoever, nor shall I do any of the foregoing on my own behalf.

      5. Injunctive Relief. Without intending to limit the remedies available to RVSI and/or any of the other RVSI Companies, I agree that a breach of any of the agreements and covenants contained in the above sections of this Agreement may result in material irreparable injury to RVSI and/or any of the RVSI Companies for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, RVSI shall be entitled to obtain a temporary restraining order and/or a preliminary injunction restraining me from engaging in activities prohibited by the above sections of this Agreement or such other relief as may be required to specifically enforce any of the agreements and covenants contained in the above sections of this Agreement.

      6. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of New York, without giving effect to its conflicts of law principles.

      7. Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, is declared by any arbitration panel or court of competent jurisdiction to be invalid or unenforceable:

            (a) Such invalidity or unenforceability shall not affect the remaining provisions of this Agreement or the application of such provisions to circumstances other than those to which it is held invalid or unenforceable;


             CONFIDENTIALITY, INVENTIONS & NON-COMPETITION AGREEMENT
                       REVISED 12/96 (OPTION & EMPLOYMENT)

            (b) If such invalidity or unenforceability is due to the court's determination that the provision's scope is excessively broad or restrictive under applicable law then in effect, the parties hereby jointly request that such provision be construed by modifying its scope so as to be enforceable to the fullest extent compatible with applicable law then in effect; and

            (c) If any provision is held to be invalid or unenforceable with respect to a particular circumstance, such provision shall nevertheless remain in full force and effect in all other circumstances, subject to the other provisions of this Section 7.

      8. Headings. All headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision or provisions of this Agreement.

      9. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to ben an original but all of which together will constitute one and the same instrument.

      IN WITNESS WHEREOF, this Agreement has been signed and delivered.


                                           _____________________________
                                           Employee


                                           _____________________________
                                           Printed Name


                                           ROBOTIC VISION SYSTEMS, INC.


                                           By: _________________________


Date: _________________________


             CONFIDENTIALITY, INVENTIONS & NON-COMPETITION AGREEMENT
                       REVISED 12/96 (OPTION & EMPLOYMENT)

                                                                       EXHIBIT A

                               EXCLUDED INVENTIONS

                                      None


                                           _____________________________
                                           Printed Name


                                           ROBOTIC VISION SYSTEMS, INC.


                                           By: ________________________


Date: ________________________


             CONFIDENTIALITY, INVENTIONS & NON-COMPETITION AGREEMENT
                       REVISED 12/96 (OPTION & EMPLOYMENT)

                                                                       EX-3.10-A


1. DEFINITION OF TERMS: Used within this Purchase Order.

Buyer: Buyer is Robotic Vision Systems inc. (RVSI), a Delaware corporation, (its officers, employees, servants, successors, assigns, subsidiaries, divisions, affiliates and any correspondence with which it may be merged or consolidated) and its duly authorized representative, the Purchasing Department designated buyer. If this purchase order is issued pursuant to a U.S. Government Contract, the term Buyer as used in this order shall in addition include the U.S. Government and Part II TERMS AND CONDITIONS (Applicable to all orders pursuant to U.S. Government Contracts) will be attached. Occasions may arise where it may become necessary for the designated buyer to require additional technical, operational, or administrative consultation from others representing RVSI, in which case their findings will be reported to the designated buyer, who is the only representative from [ILLEGIBLE] duly authorized to inform the Seller of such findings. Notification shall be at the designated buyer's discretion.
Seller: Seller is the individual, company or corporation (its duly authorized designated sales representatives as specified hereon, or otherwise specified to RVSI's designated buyer in writing.

Vendor: Vendor (also Vender) and Seller are synonymous
Contract: Contract and Purchase Order are synonymous

2. ACCEPTANCE: This Purchase Order including the terms and conditions on the face and reverse sides and any attachments or enclosures with the Purchase Order constitutes [ILLEGIBLE] offer to Seller, Buyer expressly limits acceptance to the terms of this offer. Seller's acceptance may be made by Buyer's receipt of Seller's signed acknowledgement of acceptance, Seller's commencement of week or Seller's commencement of deliveries. This Purchase Order shall constitute the complete and final agreement between the parties and [ILLEGIBLE] verbal and written representations, agreements and conditions between the parties shall be deemed superseded and merged in the accepted order. Notwithstanding any provision, term or condition contained to Seller's bid, quotation, proposal, acknowledgement, acceptance or confirmation of sale, Seller hereby agrees that any work performed or [ILLEGIBLE] or services delivered constitutes Seller's reaffirmation that the contract of sale is based on the terms set forth herein. No revision to this purchase order shall be valid unless in writing and signed by Buyer's designated buyer no conditions stated by Seller in accepting or acknowledging this purchase order shall be binding upon Buyer; if in conflict with, inconsistent with, in variance with, or in addition to the terms and conditions contained herein unless expressly accepted in writing by Buyer's designated buyer. If any term or condition of this purchase order or its application shall be illegal, such illegality shall not affect any other term or condition and they shall remain in full force and effect. In the event of conflict between printed provisions of this purchase order and any written, typed or stamped provisions, the latter shall govern. To the extent of inconsistency between the terms of this purchase order and any applicable drawings and specifications, the terms of this purchase order shall prevail. The drawings and specifications are intended to explain each other and anything contained in one shall be deemed to be contained in both. If any discrepancy, difference, or conflict exists between the terms of this purchase order and the drawings and specifications, or between the drawings and specifications, the same shall immediately be brought to the attention of the Buyer and pending Buyer's decision, Seller shall not proceed except at own risk.

3. INSPECTION: All the articles and parts thereof including without limitation raw materials, components and intermediate assemblies, may be inspected, tested and otherwise evaluated by the Buyer at all times and places including Seller's plants. Seller shall without additional charge provide an inspection system acceptable to Buyer and all reasonable facilities and assistance for the safety and convenience of Buyer. Any inspection test or other evaluation by buyer shall in no manner destroy, qualify, or affect any of Seller's express or implied warranties. Buyer may charge Seller for the cost of reinspecting any articles rejected. All materials or articles ordered will be subject to final inspection and approval at destination by Buyer, and shall conform to any applicable specifications stated in this Purchase Order. By accepting this order Seller agrees to comply with all applicable specifications and warrants that the items delivered do conform thereto. Items delivered in lots are subject to rejection upon basis of sample inspection. The foregoing shall not relieve the Seller of the obligation to make full and adequate test and inspection. Notwithstanding any source inspection, prior payment, or acceptance, if the Buyer receives items not of the quality ordered or not in conformance with specifications, it may cancel this contract under the provisions of Paragraph 5 hereof and return such items to Seller, or Buyer may return such items without cancelling this contract at Buyer's option. All transportation charges (including handling charges of Buyer) for the return to Seller of defective or rejected goods shall be borne by the Seller. At Buyer's option, Seller shall either refund to Buyer the invoice price of all items returned hereunder (plus all transportation and handling expenses thereon paid or incurred by Buyer), or replace such items freight and other handling charges prepaid. If this Purchase Order covers items made to Buyer's specifications, Seller authorizes Buyer at Buyer's discretion, to make a first place inspection of any production or pre-production operation upon Seller's, or Seller's subcontractors premises. In the event such first place does not conform to the applicable specifications set forth in this Purchase Order, or does not conform to the applicable standards of workmanship, Buyer may, at its sole option (a) cancel this Purchase Order whereupon Buyer may pursue the remedies set forth in paragraphs below, and any other remedies available at law or (b) permit remanufacture and resubmission of the first place for inspection at an equitable reduction in the price of this Purchase Order.

4. ADVANCE MANUFACTURE AND SHIPMENTS: QUANTITY:

A. Seller shall not make material commitments or manufacture in advance of Seller's normal flow time to meet Buyers delivery schedule set forth in this order without Buyer's written permission. Buyer reserves the right to return, shipping charges and handling charges to be borne by Seller, all materials received at Buyer's plant in advance of schedule shown on this Purchase Order.

B. The quantity of any material, as indicated on the face of this order, shall not be exceeded without first obtaining written consent from Buyer. If the Seller exceeds the total quantity of any item on this Purchase Order without obtaining prior written consent from Buyer and its value is less than one hundred dollars, it will be kept and deemed a no cost to Buyer consideration against probable shortages by the Seller. If the Seller exceeds the total quantity of any item on this Purchase Order without obtaining prior written consent from the Buyer and its value is more than one hundred dollars, the Buyer may, at its option return these freight prepaid, and in such case the Seller will also refund all transportation charges (including handling charges of Buyer). If the quantity called for by this Purchase Order is to be delivered in part shipments, at specified times or intervals over the life of this Purchase Order, the Seller shall not exceed the specified rate of such partial shipments unless otherwise agreed in writing.

5. TIME, DEFAULT AND DELAY: Buyers production schedules are based upon Seller's agreement that delivery of acceptable products or services will be made to the Buyer by the date specified on the face of this Purchase Order. TIME IS THEREFORE THE ESSENCE OF THIS CONTRACT. If any anticipated or actual delays arise, Seller shall notify Buyer immediately of the delay and its cause. Notwithstanding such notifications, if deliveries of acceptable items or services are not in conformance with specifications herein or are not made at the time agreed upon, or if Seller fails to comply strictly with any provision of or repudiates this Purchase Order, Buyer reserves the right to terminate this contract for default, purchase elsewhere and hold Seller accountable for any additional costs Buyer may incur. Non-payment by the Buyer is not an excusable cause for delay. Buyer shall also have the right to cancel this contract for default and in addition to other remedies it may have at law, purchase elsewhere and hold Seller accountable for any additional costs Buyer may incur in the event that Seller shall default in any other way in the performance of this contract; Seller shall so fail to make progress in the performance of this contract as to endanger its timely completion; Seller shall cease to conduct operations in the normal course of business; of if any proceeding under the bankruptcy or insolvency laws is brought by or against Seller, or a receiver for Seller is appointed or applied for, or an assignment for the benefit of creditors is made by Seller. In the event of such termination for the foregoing causes (a) upon Buyer's written demand, Seller shall deliver in the manner and to the extent required by Buyer materials and contract rights such as any completed items and such partially completed supplies and materials, parts, tools, dies, jigs, fixtures, plans, drawings, information, and contract rights (hereinafter contract materials) as Seller has specifically produced or specifically acquired for the performance of this order and Buyer shall be obligated to Seller in an amount equal to the reasonable value of such materials after crediting Buyer with all claims, damages, advance payments or other monies due from Seller to Buyer; (b) Seller agrees forthwith to repay to Buyer any sums advanced Seller on account of this Purchase Order. This paragraph is applicable to this Purchase Order whether or not the Purchase Order requires Seller to manufacture items to Buyer's drawings, designs or specifications.

6. ASSIGNMENTS AND SUBCONTRACTING: The performance of this contract may not be assigned, or materially subcontracted in whole or in part by Seller without Buyer's prior written consent. Claims for monies due or to become due under this Purchase Order may be assigned by Seller; provided that Seller shall supply Buyer promptly with two copies of any such assignment, and provided further that payment to an assignee of any claim under this order shall be subject to set-off recoupment for any claim under this or other Purchase orders existing prior to, or after the date of such assignment, which Buyer may have against Seller. Buyer may cancel this Purchase Order (on a non-cancellation-charge basis) in the event Seller makes any unauthorized assignment or subcontract, in which event Buyer shall have all rights and remedies set forth in Paragraph 5.

7. SHIPPING, MARKING, & PACKING INSTRUCTIONS:

A. Shipping instructions: Carriers are specifically set forth in the schedule of this Purchase Order and remain in effect unless Seller requests and receives written authorization to deviate therefrom by Buyer. Seller shall consolidate all shipments to be forwarded on any one day. All shipments will be classified in accordance with the National Motor Freight (NFMC) or Uniform Freight (UFC) classifications. All classifications are to be complete so as to enable carriers to apply proper ratings. All bills of lading are to contain the NFMC or UFC item number and Buyer's Purchase Order number. Original bills of lading will be attached to Seller's invoice. Delinquent items, at Buyers option, may require shipment via premium transportation which portion will be at Seller's expense. Destination of shipment is specifically set forth in the schedule of this Purchase Order. Buyer reserves the right to debit Seller for excessive freight and handling charges for any failure to comply with these instructions.

B. Marking instruction: All packages will be labeled, labels will include the following: a. shipper's (Seller's) name, b. consignee name, address, ZIP code,
c. Buyer's Purchase Order number, d. case or box number, e. weight. Packing list with list contents of each package, one copy will be affixed to package number one and conspicuosly noted. Second copy of packing list will accompany Seller's invoice. Fragile/Sensitive/Magnetic materials must be clearly marked to indicate nature of contents and the degree of care required.

C. Packing instructions: Seller will assure proper care is taken in packing items to ensure against damage during shipment. Shipments are to conform to the packing requirements of box manufacturers' certification. Shipments received damaged in transit due to insufficient or inadequate packing can be rejected and returned at Seller's expense; claims and liability for damage will rest upon the Seller.

D. Original bill of lading will reference the purchase order number and shall be retained by Seller for one year, surrendered to Buyer if requested in writing.

8. PRICE, PAYMENT AND INVOICES:

A. Seller represents the prices hereunder are the lowest prices for which these items are sold, considering differences in quantities, schedule or other such terms, and Buyer shall be entitled to receive from Seller any price reductions which Seller shall make to others in its selling prices for comparable items. No additional charge whatsoever with respect to any materials or services performed or furnished in connection with this Purchase Order or the materials to be sold hereunder will be recognized and paid by Buyer unless having obtained prior written approval from Buyer submitted in accordance with Paragraph 15 hereof. Buyer shall have the right at any time to request cost breakdowns in form satisfactory to Buyer [illegible] of this Purchase Order other than Seller's regular stock.

B. Unless otherwise specifically agreed herein and in the absence of statutory provision to the contrary, Seller agrees to pay or reimburse Buyer for any tax or taxes which may be levied in connection with [illegible] action.

C. Seller shall mail invoice duplicate together with properly executed bills of lading within seventy two hours after shipment to the attention of Buyer's Accounts Payment Department. Separate invoice will be rendered for each shipment and each order.

D. Terms of payment, unless otherwise specifically agreed herein shall be two percent cash discount if paid within ten days; net forty five days. Dating commences upon receipt of invoices or of material, whichever is later.

            TERMS AND CONDITIONS OF PURCHASE - PART I Revised 2-12-90

E. Payment to Seller shall be made upon shipment, inspection and acceptance of all items hereunder, pursuant to property prepared invoices to be accompanied with certifications of conformance to the requirements hereunder provided; however partial payments may be made, if specifically authorized on the face hereof. Buyer is not obligated to make partial payments to Seller, unless specifically authorized on face hereof, for items which are parts of or components to the complete system purchased, items which without the remaining items do not perform to its intended purposed. Payments to Seller shall be subject to Buyer's right of off-set of claims against Seller, whether arising hereunder or independent of this purchase order.

9. PROPERTY

A. Unless otherwise provided for in this order, Seller upon receipt or manufacture of any materials, parts, tools, equipment or other property to which title is Buyer's shall bear all responsibility for any loss or damage thereto. Upon completion of this order, or as otherwise specified herein, Seller shall [Illegible] or account for such property to buyer in the same condition in which it was received, except for normal wear and tear and except to the extent such property is consumed and/or incorporated in the items delivered under the order. In the event Seller is furnished property for use in connection with a U.S. Government contract, a copy of Part II TERMS AND CONDITIONS (applicable to all orders pursuant to U.S. Government Contracts) will be attached and [Illegible] will establish property control procedures in accordance with Federal Acquisition Regulations (FAR) as outlined in PART II, to be in effect on the date of this purchase order.

B. Buyer shall retain title to any designs, sketches, drawings, blueprints, patterns, dies, models, molds, plates, cuts, special appliances, and materials furnished by or paid for by Buyer in connection with this purchase order. They shall be recorded and prominently identified as property of buyer and retained by Seller on consignment subject to examination by Buyer. They shall be maintained in good condition and held at Seller's risk, replaced by Seller if lost, damaged, or destroyed. Such property shall be used exclusively in production of articles required by this purchase order and shall not be used for larger quantities than specified herein, or for use by any other party besides Buyer without explicit prior written consent by Buyer. Such property shall be subject to disposition by Buyer at any and all times and upon demand, will be returned to Buyer including any unused materials furnished by Buyer and all spoiled or defective materials or products which contain any proprietary device, unless Buyer shall otherwise direct in writing. Nothing in this paragraph shall be construed as imposing obligation on Buyer to furnish such property.

10. PATENT PROTECTION: To the extent articles or materials delivered hereunder are not manufactured pursuant to drawings or design specifications originated by the Buyer, Seller guarantees sale/or use of any or all items delivered hereunder will not infringe on any domestic or foreign patents, and Seller agrees to save and hold Buyer and/or its customers harmless from any loss, damage, or liability which may be incurred due to infringement or alleged infringement of patent rights with respect to such items, and Seller will at its own expense defend any action, suit or claim in which such infringement is alleged, provided Seller is duly notified as to suits or claims against Buyer.

11. CANCELLATION

Termination for default are set forth in paragraph 5 hereof forms relating to termination for convenience: Buyer may, whenever it deems necessary, terminate this purchase order in whole or in part by written or telegraphic notice to Seller. Upon such notice Seller will as to the terminated portion promptly stop work, notify suppliers to stop work and protect property in Seller's possession in which Buyer has or may require an interest. In event of such termination Seller shall be paid actual costs incurred up to the time of determination which are properly allocable to or apportionate herewith including costs to suppliers which are so allocable, plus reasonable costs of settling and paying claims arising directly from this termination and a reasonable allowance for profit earned thereon; provided, recognized accounting practices and principles are used and consistently applied. Seller shall not be entitled to any anticipatory profits with respect to the terminated portion. In no event shall termination charges exceed the price agreed upon as set forth herein for the terminated items nor shall Buyer be liable for incidental or consequential liabilities. Seller shall submit termination claim to Buyer within two months after effective date of termination. If this purchase order is issued pursuant to a U.S. Government Contract, the terms and conditions of PART II TERMS AND CONDITIONS (Applicable to orders pursuant to U.S. Government Contracts) will be attached and apply.

12. INSURANCE

A. All property of Buyer in Seller's possession shall at all times be insured by Seller to its full value against loss by fire, theft and other damages.

B. In the event Seller, and/or it's subcontractors are required to enter premises owned, leased, occupied or under control of Buyer and/or Buyer's ultimate customer during performance of this Purchase Order, or during delivery or installation [Illegible] articles herein contemplated, or during performance of services otherwise required to be furnished by Seller, Seller agrees that Seller will indemnify and hold harmless the Buyer from any loss, cost, damage, expense or liability by reason of property damage or personal injury of whatsoever nature or kind arising out of or as a result of the performance of such services and/or delivery and/or installation, whether arising out of the acts or omissions of Buyer. Seller agrees that it and its subcontractors and sub-subcontractors will maintain public liability and property damage insurance in reasonable limits covering the obligations set forth above and will maintain proper worker's compensation covering all employees engaged in the performance of each services and/or delivery and/or installation. Upon request, Seller shall furnish Buyer with certificates of a carrier approved by Buyer which shall recite that five days advance written notice will be given Buyer in case of Seller cancellation of the policy.

13. PROPRIETARY INFORMATION:

A. Non-Disclosure - Seller will not disclose to its customers, suppliers, or the general public any information related to this Purchase Order and items contained within without prior written consent of Buyer. The duty of confidentiality also applies to use in advertising, public relations and any other commercial purpose. Seller shall limit the disclosure of information regarding this Purchase Order to its employees having a "need to know". Seller further agrees to use such efforts and take such precautions to protect the confidentiality of the information as it normally uses to protect its own confidential information. The duty to protect this confidentiality will begin upon issuance of this Purchase Order and terminate three years after delivery of the requisite items herein.

B. Buyers drawings and designs - Seller acknowledges and agrees that all drawings, specifications, technical information and data furnished to Seller hereunder are submitted confidentially, remain property of Buyer at all times, may not be directly or indirectly used, retained, copied or reproduced by Seller except in manufacture of items furnished to Buyer, and may not be divulged without prior written approval of Buyer. Seller agrees on demand by Buyer to return to Buyer immediately all such drawings, specifications, technical information and data, together with all copies or reprints in Seller's possession or control and on request to deliver to Buyer reproducible copies of all drawings prepared by Seller for use in connection with this Purchase Order.

C. Products, Engineering, Methods, and Manufacturing Processes - (a) Any unpatented knowledge or information concerning Seller's products, methods or manufacturing processes disclosed to Buyer in connection herewith shall, unless otherwise specifically agreed to in writing, be deemed to have been disclosed as part of consideration for this order and Seller agrees not to assert any claim against Buyer by reason of Buyer's use or alleged use thereof. (b) If this Purchase Order involves experimental research, developmental or engineering work first reduced to practice by Seller for Buyer, Buyer shall receive all rights, title and interest to such items. Seller shall furnish to Buyer, or another party designated by Buyer, without restriction of use or disclosure, all information and data Seller acquires or develops in research and development work specifically identified in this Purchase Order.

14. WARRANTY:

A. Seller hereby warrants its items sold hereunder for a minimum of one year from shipment by Buyer to its customer unless installation is provided, whereby this warranty will commence upon successful completion of installation. Should Seller's standard warranty extend for a period longer than one year, the Seller's standard warranty applies.

B. Notwithstanding inspection and acceptance by Buyer of the items furnished hereunder, Seller expressly warrants that all of the articles, assemblies and materials furnished hereunder will be free of defects in design, material and workmanship, merchantable, conform and perform to applicable specifications, drawings, samples, [illegible] or other descriptions given within this Purchase Order. These warranties shall survive acceptance and payment. These warranties shall not be deemed to be exclusive; they will apply to the Buyer, its customers and users. Seller agrees all warranties implied by law and all other legal remedies apply herein with full force and effect. Seller further agrees to save Buyer harmless from any loss, damage or expense whatsoever, including attorney's fees that may be suffered as a result of Seller's breach of warranty.

15. CHANGES: Buyer by written notice, signed by its Purchasing Department designated buyer, shall have the right from time to time and without notice to [illegible] make changes in quantity, inspection, designs, specifications, delivery schedule, method of shipment, FOB point, destinations, packaging, packing, and other items [illegible] purchase order. Changes, clarifications, and other matters which may be decided upon by others working for Buyer and Seller will not be binding upon each other until such time Buyer, through its designated buyer elects to notify Seller's sales representative in writing. Minor changes or clarifications to scope, which have no effect on item pricing or quantity, will be achieved by written notice by the designated buyer to Seller and will be incorporated into this Purchase Order. Major changes to scope, which effect a decrease, increase or additions in or to any line item herein and affect pricing in any manner will be made through a bilateral written amendment to this Purchase Order by Buyer prior to Seller taking action. In case of reduction in quantity or scope, Buyer shall have no liability to Seller for lost or anticipated profits. Failure of Seller to comply with Buyer's instructions concerning any such change shall be grounds for termination for default under Paragraph 5 hereof.

16. LAWS AND REGULATIONS: Seller agrees to comply with all Federal, State and local laws, ordinances, and regulations and with all orders and regulations of the Executive and other departments, agencies, and instrumentalities of Federal, State and local Governments. Without limiting the foregoing, Seller agrees to comply with all Federal and State labor laws, including but not limited to, non-discrimination in employment, working conditions, wages and hours, such as the Fair Labor Standards Act of 1938 as amended, and Seller further holds Buyer harmless from any liability resulting from failure of such compliance.

17. DISPUTES: Any dispute, controversy or claim arising out of, in connection with or in relation to this Purchase Order, its interpretation, construction, formation, performance or breach shall be submitted to and determined by the appropriate court of original jurisdiction of Suffolk County, State of New York. Defenses with respect to the adequacy of service or process by either party against the other are hereby waived so long as either Buyer or Seller serves a summons on the other and deposits in the United States mail, postage prepaid, certified mail return receipt requested. Pending the final determination of any dispute arising in connection with this order, Seller will proceed with performance, and to the extent as directed by Buyer. (If this purchase order is issued pursuant to a U.S. Government Contract, PART II TERMS AND CONDITIONS (Applicable to all orders pursuant to U.S. Government Contracts) will be attached and apply).

18. WAIVER: The failure of either the Buyer or the Seller, in any one or more instances, upon the performance of any of the terms [illegible] conditions of this Purchase Order to exercise any right hereunder shall not be construed as a waiver or relinquishment of the future performance of any such term [illegible] by the other party hereto or the future exercise of such right, and the obligation of such other party with respect to such future performance shall continue in full force [illegible].

19. APPLICABLE LAW: The substantive law of the State of New York is applicable to this Purchase Order. Where the procure or substance of the law of State of New York would require the Federal common law of contracts, the Federal Government Contract Law shall apply.

                                 EXHIBIT 3.10-B

                          ROBOTIC VISION SYSTEMS, INC.

                 DOMESTIC STANDARD TERMS AND CONDITIONS OF SALE

The following are the Terms and Conditions under which Robotic Vision Systems Inc. (RVSI) sells and licenses its Products in the United States. Any deviations from these conditions are listed in the "Special Provisions" section of RVSI's Proposal.

1. Definition. "Equipment" shall mean the hardware components of RVSI's Products; "Software" shall mean each software program provided by RVSI in machine readable, object, printed or interpreted form; "Product(s)" shall mean any configuration of hardware and software, including documentation, sold or licensed by RVSI.

2. Acceptance of Orders. All orders placed with RVSI by Customer for Products shall be subject to written acceptance by RVSI.

3. Prices and Taxes. Prices are exclusive of, and Customer is responsible for, all sales, use and like taxes. RVSI will invoice Customer for all applicable taxes, unless customer supplies an appropriate tax exemption certificate in a form satisfactory to RVSI.

4.    Payment. Net thirty (30) days after delivery.

5.    Delivery.

      A. Delivery will be made F.O.B. Hauppauge, New York, freight charges billed to Customer, collect on delivery. Alternatively, Customer may provide transportation.

      B. Title to the Equipment will pass to the Customer upon delivery of the Equipment by RVSI to a carrier, and upon that delivery, the Customer will be responsible for, and will bear the entire risk of loss or damage to the Products. In no event shall title pass to the Customer for any Software.

      C. The scheduled delivery date shall be 120-180 days after acceptance of the purchase order unless otherwise specified in RVSI's P.O. acknowledgment.

6. Site Preparation, Installation. When installation is required, the Customer shall make available a suitable place for installation in accordance with RVSI's installation requirements. The Customer will provide adequate ingress and egress for the Equipment and RVSI personnel. Except as otherwise agreed in writing, the Equipment shall be installed by RVSI in any location within the United States. Customer shall furnish any labor required for unpacking and placement of Equipment. Notwithstanding the foregoing, RVSI shall be under no obligation to install the

      Equipment (i) if the Equipment and installation site are not prepared in accordance with RVSI's installation requirements and made available to RVSI for installation upon delivery of the Equipment to the Customer or
      (ii) if the Equipment has been subjected to unusual physical, electrical or electromagnetic stress, accident, neglect, misuse, or other damage beyond the control of RVSI. Notwithstanding the above, RVSI does not accept any. responsibility to connect RVSI Equipment to non-RVSI Equipment; however, should RVSI, as a convenience to Customer, connect such Equipment, it does so only on the condition that it has no liability for any damage which may result.

7.    Warranty

      A.    Equipment Warranty

            1. Equipment is warranted against defects in workmanship for a period of two winters in a seasonal environment to a maximum of 18 months from date of delivery for all parts, material and labor.

            2. RVSI's sole responsibility under this warranty shall be to either repair or replace, at its option, any component which fails during the applicable warranty period because of a defect in workmanship and material, provided Customer has promptly reported same to RVSI. All replaced Equipment or parts shall become RVSI's property. RVSI may use refurbished parts for repairs. The warranty on all repairs will terminate at the same time as the warranty of the Equipment.

            3. RVSI will, at its option, honor the warranty either at the Customer's site or at an RVSI repair facility in the United States. The warranty excludes all costs of shipping, customs clearance and any other related charges. If RVSI determines that the Equipment is not defective within the terms of the warranty, the Customer shall pay RVSI all costs of repairs at RVSI's then prevailing rates.

            4. RVSI's responsibility under this warranty is void if service is performed by an unauthorized individual or if the equipment is modified by the customer or if the Equipment is not properly stored during the summer months. The Equipment must be stored in a dry sheltered area where temperatures will not exceed 80(degrees)F.

            5.    This warranty does not cover normal wear and tear.

            6.    This warranty does not cover any customer furnished equipment
                  (CFE) or modification to CFE equipment. RVSI will pass through any RVSI supplier warranties covering modifications to customer equipment.

      B.    General

            The warranties provided in Section A above are contingent upon proper use of the Product. These warranties will not apply if adjustment, repair or replacement is required because of accident, unusual physical, electrical or electromagnetic stress, neglect, misuse, failure of electric power, transportation, or causes other than use in the ordinary course.

      EXCEPT WITH RESPECT TO THE EXPRESSED WARRANTY STATED HEREIN, RVSI DISCLAIMS ALL WARRANTIES ON PRODUCTS FURNISHED HEREUNDER, INCLUDING WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE AND ALL OBLIGATIONS OR LIABILITIES ON THE PART OF RVSI FROM DAMAGES, INCLUDING BUT NOT LIMITED TO CONSEQUENTIAL AND PUNITIVE DAMAGES OR LOST PROFIT ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE PRODUCTS.

8. Limitation of Liability. RVSI's LIABILITY UNDER OR FOR BREACH OF THIS AGREEMENT WILL BE LIMITED TO REFUND OF THE PURCHASE PRICE OR LICENSE FEE. IN NO EVENT WILL RVSI BE LIABLE FOR COSTS OF PROCUREMENT OF SUBSTITUTE PRODUCTS BY CUSTOMER. IN NO EVENT WILL RVSI BE LIABLE FOR ANY SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, HOWEVER CAUSED, WHETHER FOR BREACH OF WARRANTY, NEGLIGENCE OR OTHERWISE.

9. Software License. RVSI shall retain all right, title and ownership of any Software or software documentation provided to Customer.

10.   Proprietary Rights.

      A. RVSI retains for itself all proprietary rights in and to all designs, engineering details, schematics, drawings and other similar data pertaining to the Equipment and Software and which is provided to the Customer under this Agreement. Proprietary Information which RVSI may furnish to the Customer shall be in the Customer's possession pursuant only to a restrictive, nontransferable, nonexclusive Proprietary Information Non-Disclosure Agreement (attached) under which the Customer may use such Proprietary Information solely for the purposes of operating, servicing and repairing the Equipment. The Customer shall not, without the express written consent of RVSI, provide, disclose, transfer or otherwise make available any Proprietary Information, or copies thereof, to any third party. The Customer shall take appropriate action by instructions, agreement or otherwise with those of its employees and third party agents having access to any proprietary Information, to restrict and control the use, copying, modification, disclosure, transfer, protection and security of such proprietary Information, in accordance with the provisions of these Terms and conditions. The Customer agrees to protect any

            Proprietary Information with the same standard of care which it uses to protect its own like information.

      B. The Customer agrees not to disassemble, reverse-engineer, seek to derive the programming or organization thereof, of modify any of the Equipment or Software contained therein. This provision is also applicable to any and all third parties.

11. Sale Conveys No License. The Equipment is offered for sale, and is sold by RVSI subject, in every case, to the understanding that the sale does not convey any license, expressly or by implication, under any patent or patent claim with respect to which RVSI can grant licenses. This provision is applicable to the Equipment or any assembly, circuit combination, method or process therein, except that the Customer may use the Equipment containing patented devices in the normal course of the Customer's business solely in accordance with the specifications. RVSI expressly reserves all its rights under such patent and patent claims.

12. Cancellation and Rescheduling Charges. In the event the Customer (i) cancels any order or portion thereof, or (ii) fails to meet any obligation hereunder including prompt payment of invoices, causing cancellation or rescheduling of any order or portion thereof, or (iii) requests a rescheduling of delivery or completion of Equipment and such request is accepted by RVSI, Customer agrees to pay fair and reasonable cancellation/rescheduling charges to RVSI. If reasonable cancellation/rescheduling charges are not negotiated in a timely manner or if the customer does not fulfill its payment obligation the equipment may be subject to repossession at RVSI's discretion.

      Order cancellation charges will under no circumstances be less than 20% of total order value.

13. RVSI's Property. Materials (including documentation, schematics and equipment), test equipment, copyrighted and/or licensed diagnostic software (for which Customer has not purchased or obtained a license), and associated media to be used by RVSI personnel at the installation site shall remain the exclusive property of RVSI and shall be for the sole use and under the control of RVSI. Customer shall allow RVSI personnel access to the installation site to remove all such property after installation, warranty or maintenance operations have been completed.

14. Equipment Changes. RVSI reserves the right to make changes to the Equipment (i) which do not affect physical or functional interchangeability or performance at a higher or equal level of assembly of RVSI Equipment or ((ii)) which are required for purposes of safety, or to meet Product specifications.

15. Export. Regardless of any disclosure by the Customer to RVSI of the ultimate destination of the Products, the Customer will not export, directly or indirectly, any RVSI Product without first obtaining an export license from the U.S. Department of

      Commerce and from any other agency or department of the United States Government, as required.

16. ForceMajeure. If the performance of this Agreement, or any obligation hereunder except the making of payments hereunder is prevented, restricted or interfered with by reason of fire, flood, earthquake, explosion or other casualty or accident, strikes or labor disputes, inability to procure or obtain delivery of parts, supplies or power, war or other violence, any law, order, proclamation, regulation, ordinance, demand or requirement of any governmental agency, or any other act or condition whatsoever beyond the reasonable control of RVSI, RVSI upon giving prompt notice to the Customer, shall be excused from such performance to the extent of such prevention, restriction or interference: provided, however, that RVSI shall take all reasonable steps to avoid or remove such cause of nonperformance and shall resume performance whenever such causes are removed. The delivery schedule shall be extended by a period of time equal to the time lost because of any such delay or, at RVSI's discretion, RVSI may cancel the order at no cost.

17. Assignment. This contract is not assignable without prior written approval of RVSI and any attempts to assign any rights, duties, or obligations under such contract without such approval shall be void.

18. General Provisions. Any purchase order or contract which may result from the submission of RVSI's proposal is expressly limited to the terms hereof; no additional terms or variations will be accepted. A contract will become binding only when a written acceptance of the Customer's order is sent to the Customer by RVSI. Such contract is governed by the laws of the State of New York.

      This contract constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all proposals, oral and written, all previous negotiations and all other communications between the parties with respect to the subject matter hereof. These terms and conditions shall prevail notwithstanding any different, conflicting or additional terms and conditions which may appear on any order submitted by Customer. Deviations from these terms and conditions are not valid unless confirmed in writing by an authorized official of RVSI.

      All rights and remedies, whether conferred hereby or by an other instrument or law shall be cumulative, and may be exercised singularly or concurrently. Failure by either party to enforce any contract terms shall not be deemed a waiver of future enforcement of that or any other terms. If any provision of this contract is held invalid under any applicable statute or rule of law, such invalidity shall not affect other provisions of this contract which can be given effect without the invalid provisions, and to this end the provisions of the contract are declared to be severable. Notwithstanding the above, such invalid provision or clause shall be construed, to the extent possible in accordance with the original intent of the parties.

                                  EXHIBIT 3.13

                                   Litigation

Seller has brought suit against a former employee of Seller in the case of:

         Robotic Vision Systems, Inc. vs. Carl Baranishyn ("Baranishyn")

Suffolk County, New York, Supreme Court Case No. 02651/98 (the "Suit"). Baranishyn has filed a counterclaim against Seller. Seller has alleged, among other things that Baranishyn has misappropriated proprietary information and trade secrets of Seller.

Because of the potential impact on the Assets and this Agreement, Seller shall continue, in good faith and at its expense, to vigorously prosecute its claims and defend against all crossclaims and counterclaims in the Suit. Seller shall fully apprise Buyer of all events, developments and other material matters concerning the Suit, and shall not settle or prejudice any aspect of the Suit without the prior written consent of Buyer's authorized officers. Buyer shall have the right, but not the obligation, to assume and control the prosecution and/or defense of the Suit, or any related proceeding, claim or appeal, or to require Seller to prosecute and/or defend in accordance with this Agreement.

In addition to Section 8.2, Seller will be fully responsible for and will further defend, indemnify and hold Buyer harmless from all claims, obligations, liabilities, damages, costs, losses and expense of any kind (including without limitation court costs, attorneys and investigators fees and expenses) arising from the Suit, or the employment or termination of, or other claim or action with respect to, Baranishyn, whether or not such results from Buyer's direction.

                                                                       EX-7.2(d)


                      U.S. PATENT AND INVENTION ASSIGNMENT

      THIS ASSIGNMENT is made as of this ______ day of_______________, 1998 by Robotic Vision Systems, Inc., a New York corporation, having its principal place of business at _________________________________________________, hereinafter referred to as "RVSI".

                                   WITNESSETH:

      WHEREAS, RVSI is the owner of the patents and patent applications listed on the attached Schedule A (the "Patents") and the rights to the inventions listed on the attached Schedule B (the "Inventions"); and

      WHEREAS, ROSEMOUNT AEROSPACE INC., a Delaware corporation ("Rosemount Aerospace") having its principal place of business at 14300 Judicial Road, Burnsville, Minnesota 55306, desires to acquire said Patents and Inventions;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Rosemount does hereby sell, assign, transfer, set over, convey and deliver to Rosemount Aerospace, all its right, title and interest, in, to and under (1) said Patents and the inventions covered thereby, and any continuations, substitutions, divisions, reissues, modifications and extensions thereof, and all priority rights, together with all claims for damages by reason of past infringement of said Patents, with the exclusive right to sue for and collect said damages and (2) the Inventions;

      ALL OF THE FOREGOING to be held and enjoyed by Rosemount Aerospace for its own use and for the use of its successors, assigns or other legal representatives, as fully and entirely as the same would have been held and enjoyed by RVSI if this transfer to Rosemount Aerospace had not been made.

      IN WITNESS WHEREOF, the undersigned has caused this instrument to be duly executed as of the day and year first above written.

                               ROBOTIC VISION SYSTEMS, INC.


                               By________________________
                                 Name:
                                 Title:

STATE OF            )
                    ) ss.:
COUNTY OF           )

      On this _______ day of ____________________, 1998, before me personally came _____________________ to me known, who, being by me sworn, did depose and say that he resides at _________________; that he is the _______________ of
ROBOTIC VISION SYSTEMS, INC., the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.


                                      _______________________
                                           Notary Public